Exhibit 10.1
DEED OF LEASE
BETWEEN
SOUTH OF MARKET LLC
(as Landlord)
AND
COMSCORE, INC.
(as Tenant)
11950 Democracy Drive
Reston, Virginia

TABLE OF CONTENTS
(Continued)

Page
ARTICLE XXX TENANT’S RIGHT OF FIRST OFFER	74
ARTICLE XXXI TENANT’S CONTRACTION OPTION	77
ARTICLE XXXII TENANT’S TERMINATION OPTION	78

RIDER NO. 1	Renewal

EXHIBIT A-1	Site Plan

EXHIBIT A-2	Diagram of Premises

EXHIBIT B	Work Agreement

EXHIBIT C	Rules and Regulations

EXHIBIT D	Form of Declaration

EXHIBIT E	Janitorial Specifications

EXHIBIT F	Form of Acceptable Letter of Credit

EXHIBIT G	Building’s Legal Holidays

EXHIBIT H	Potential Exterior Sign Locations

DEED OF LEASE
     THIS DEED OF LEASE (“Lease”) is made as of the 21st day of December, 2007 (“Effective Date”), by and between SOUTH OF MARKET LLC, a Delaware limited liability company (“Landlord”), and COMSCORE, INC, a Delaware corporation (“Tenant”).
RECITALS:
     A. Landlord is the developer and owner of an office building to be known as “Two South of Market”, located at 11950 Democracy Drive, Reston, Virginia, situated on certain real property owned by Landlord (all such real property referred to herein as the “Land”). Said office building shall consist of six (6) stories at and above grade and two (2) stories below grade, totaling approximately 122,955 square feet (referred to herein interchangeably as “Two South of Market” or the “Building”), a parking garage under the building (“Parking Garage”) and a parking structure across the street on an adjacent parcel of land (“Parking Structure”) and other related improvements. The Building and Parking Garage is located within a four (4) office building complex known as “South of Market” (together with the Parking Garage and the Parking Structure, “South of Market Complex”) in the Urban Core of Reston Town Center, Reston, Virginia. The site plan for the Building is attached hereto as Exhibit A-1.
     B. Tenant desires to lease space in the Building from Landlord, and Landlord is willing to lease space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.
     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below:
ARTICLE I
THE PREMISES
     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, approximately sixty two thousand two hundred three (62,203) square feet of rentable area, consisting of the entire rentable area on the fourth (4th) floor through sixth (6th) floors, inclusive, of the Building (“Premises”). The location and configuration of the Premises are outlined on Exhibit A-2 attached hereto and made a part hereof.
     1.2 The lease of the Premises includes the right, together with other tenants of the Building and each of their visitors, guests, and invitees, to use the public areas within the Building, but includes no other rights not specifically set forth herein. The lease of the Premises also is subject to any covenants, conditions and restrictions of record.
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     1.3 The rentable area in the Premises and the Building and the South of Market Complex have been calculated in accordance with the American National Standards Institute, Inc./Building Owners and Managers Association standard method of measuring floor area, ANSI/BOMA Z65.1-1996 (“BOMA”). Notwithstanding anything in this Lease to the contrary, both parties acknowledge and agree that the rentable square footage of the fitness facility referenced in Section 14.6 below has been included in calculating the “core area factor” for the Building. Furthermore, it is understood and agreed that Landlord shall have the continuing right to cause its architect to re-measure the Building provided that such re-measurement is conducted without interfering with Tenant’s use of the Premises, but neither Tenant’s Base Rent nor Tenant’s Proportionate Share (as defined, below) of Operating Expenses may be increased as a consequence of any such re-measurement until the commencement of the next renewal or extension term of the Lease, if any.
ARTICLE II
TERM
     2.1 All of the provisions of this Lease shall be in full force and effect from and after the Effective Date. The term of this Lease (“Lease Term”) shall be for One Hundred Twenty (120) full calendar months, commencing on the Lease Commencement Date, as determined pursuant to Section 2.2 hereof, and continuing for a period of One Hundred Twenty (120) full calendar months thereafter, unless such Lease Term shall be terminated earlier in accordance with the provisions hereof or shall be extended in accordance with the provisions of Rider No. 1 to this Lease. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of One Hundred Twenty (120) full calendar months thereafter. The term “Lease Term” shall include any and all renewals and extensions of the term of this Lease.
     2.2 (a) The Lease Commencement Date shall be the date that is the earlier to occur of (i) one hundred sixty (160) days after the date on which Landlord has achieved Minimum Base Building Completion (hereinafter defined) as determined by the Base Building Architect (as defined in Exhibit B) or (ii) the date on which Tenant commences beneficial use of the Premises for regular business operations which shall not be deemed to include access to, or use of, the Premises by Tenant or any contractor of Tenant for any purpose related to the installation of any tenant improvements or any furniture, fixtures or equipment; provided, however, the Lease Commencement Date will not occur prior to June 1, 2008 unless either Tenant commences beneficial use of the Premises as provided and defined above or unless Tenant notifies Landlord, in its sole and absolute discretion, as to its election to have the Lease Commencement Date occur prior to June 1, 2008. In addition, notwithstanding the foregoing, the Lease Commencement Date shall not occur prior to the time that Landlord has completed the following: (1) the streetscape elements surrounding the Building are substantially completed to the extent necessary for safe and customary ingress and egress to the Building; and (2) Tenant has access to its share of parking in the Parking Garage and/or the Parking Structure. The term “Minimum Base Building Completion” shall mean (A) Tenant
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has elevator access to each floor of the Premises, (B) the Building’s roof is constructed and the Premises and Building are both substantially weather and water tight, and (C) the toilet rooms to be constructed by Landlord on each floor of the Premises, the mechanical systems serving each floor of the Premises, and the base building systems providing HVAC, electricity, plumbing and water to the Premises are operating and in good working order. Any and all Leasehold Work (as defined in Exhibit B), installations and other related activity by Tenant or its contractors in the Premises prior to the Lease Commencement Date shall be coordinated with Landlord and its general contractor. Tenant shall endeavor to assure that, to the greatest commercially reasonable extent possible, any work which it or its contractors is performing in and to the Premises does not interfere with or delay the work being performed by Landlord and its contractors. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV hereof, shall apply to and be effective during such period of occupancy by Tenant, except for Tenant’s obligation to pay rent. Landlord agrees to give Tenant updates regarding the estimated date of achieving Minimum Base Building Completion upon the request of Tenant.
          (b) Landlord’s targeted date for achieving Minimum Base Building Completion is February 1, 2008. In the event Landlord fails to achieve Minimum Base Building Completion on or before March 1, 2008 (a “Completion Delay”), then, subject to Force Majeure Event(s) and Tenant Delay pursuant to Subsection 2.2(d) below, Tenant shall be entitled to an abatement of Base Rent (which shall be applied during the first months after the Lease Commencement Date until such abatement is fully applied) equal to the Abatement Amount (hereinafter defined). The period from March 1, 2008 (as such date may be extended pursuant to Subsection 2.2(d) below) until the earlier to occur of (i) June 30, 2008 (as such date may be extended pursuant to Subsection 2.2(d) below) or (ii) the date that Landlord delivers the Premises in Minimum Base Building Condition shall be referred to as the “Completion Belay Period”. The “Abatement Amount” shall be calculated as follows:
               (i) One hundred percent (100%) of Tenant’s Foldover Costs (as hereinafter defined) incurred during the portion of the Holdover Delay Period (hereinafter defined) that “corresponds” (as hereinafter defined) to the portion of the Completion Delay Period that occurs from March 1, 2008 until the earlier to occur of (x) Minimum Base Building Completion, or (y) March 31, 2008.
               (ii) One hundred ten percent (110%) of Tenant’s Holdover Costs incurred during the portion of the Holdover Delay Period that corresponds to the portion of the Completion Delay Period that occurs from April 1, 2008 until the earlier to occur of (x) Minimum Base Building Completion, or (y) April 30, 2008.
               (iii) One hundred twenty percent (120%) of Tenant’s Holdover Costs incurred during the portion of the Holdover Delay Period that corresponds to the portion of the
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Completion Delay Period that occurs from May 1, 2008 until the earlier to occur of (x) Minimum Base Building Completion, or (y) May 31, 2008.
               (iv) One hundred thirty percent (130%) of Tenant’s Holdover Costs incurred during the portion of the Holdover Delay Period that corresponds to the portion of the Completion Delay Period that occurs from June 1, 2008 until the earlier to occur of (x) Minimum Base Building Completion, or (y) June 30, 2008.
          (c) if Landlord has not achieved Minimum Base Building Completion on or before July 1, 2008, then, as Tenant’s sole and exclusive remedy therefor, either Landlord or Tenant (but Tenant shall have such right solely if no Event of Default has occurred under this Lease) shall have the right to terminate this Lease (which termination shall be effective as of July 1, 2008) by delivering written notice of the exercise of such right to the other party. Such right of termination may be exercised by either party only during the period commencing on July 1, 2008 and continuing through July 15, 2008, and if such right is not exercised by July 15, 2008, such right shall thereafter lapse and be of no further force or effect. If this Lease is terminated pursuant to this Section, then Landlord shall pay to Tenant by cheek in good funds the total amount of the Abatement Amount that shall have accrued pursuant to Subsection 2.2(b) to the date of termination of this Lease, and neither party shall have any further obligations or liability hereunder to the other party. In the event Minimum Base Building Completion is not achieved on or before July 1, 2008, and neither party terminates this Lease pursuant to this Subsection 2.2(e), then Landlord shall not be obligated to grant any further abatements or other remedies with respect to Holdover Costs or Completion Delay accruing from and after July 1, 2008, and this Lease shall continue in full force and effect.
          (d) Notwithstanding anything to the contrary in this Section 2.2, if Landlord is delayed in achieving Minimum Base Building Completion as a result of Tenant Delay (as defined in Exhibit B) or Force Majeure Event(s) (as defined in Section 25.19), then, for the purposes of determining the Lease Commencement Date and the Tenant’s remedies pursuant to this Section 2.2 (including, without limitation, the commencement of the Holdover Delay Period and/or the Completion Delay Period), all of the dates set forth in this Section 2.2 shall be extended one (1) day for each day of delay caused by such Tenant Delay and/or Force Majeure Event(s). Furthermore, the remedies set forth in this Section 2.2 shall be Tenant’s sole and exclusive remedies for Landlord’s delay in delivering the Premises, and except as expressly provided in this Section 2.2, Landlord shall not have any liability whatsoever to Tenant on account of any delay (including a Completion Delay) in delivering the Premises. In the event that delivery of possession of the Premises to Tenant is delayed, regardless of the reasons or causes of such delay, then except as specifically provided in this Section 2.2, this Lease shall not be rendered void or voidable as a result of such delay, and the term of this Lease shall commence on the Lease Commencement Date as determined pursuant to Section 2.2 hereof
          (e) For the purposes of this Section 2.2:
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               (i) “Holdover Costs” shall mean the difference between: (x) the monthly base rent payable by Tenant to Current Landlord (as hereinafter defined) under the Current Lease (as hereinafter defined) during the Holdover Delay Period (as hereinafter defined), exclusive of any pass-throughs or other additional rent, but inclusive of any escalations of base rent and any increased rent due under the Current Lease attributable to Tenant’s holding over under the Current Lease or otherwise (but not including any consequential damages of Tenant or Current Landlord); and (y) the monthly base rent payable by Tenant to the Current Landlord under the Current Lease, exclusive of any pass-throughs or other additional rent, for the month of June, 2008. The foregoing amounts in clauses (x) and (y) shall be pro-rated for any partial month.
               (ii) “Holdover Delay Period” shall mean the period commencing on July 1, 2008 (as such date may be adjusted for Force Majeure Event or Tenant Delay pursuant to Subsection 2.2(d)) and continuing until the earlier to occur of (A) the number of days in the Holdover Delay Period is equal to the number of days in the Completion Delay Period, or (B) the end of Tenant’s occupancy and obligation to pay rent under the Current Lease, but in no event shall the Holdover Delay Period extend beyond the date of termination of this Lease.
               (iii) Tenant hereby represents, warrants, and covenants as follows:
               Tenant is presently leasing and occupying approximately 39,150 square feet of rentable area (“Current Space”), in the office building located at 11465 Sunset Hills Road, Reston, Virginia pursuant to that certain Lease Agreement dated June 23, 2003, as amended by First Amendment to Lease Agreement dated as of February 3, 2005 and by Second Amendment to Lease Agreement dated as of April 26, 2007 (the “Current Lease”), by and between Tenant and 11465 SH I, LC, a Virginia limited liability company (formerly known as Comstock Partners, L.C.) (“Current Landlord”);
               a true, complete and correct copy of the Current Lease has been given to Landlord;
               the term of the Current Lease is scheduled to expire on June 30, 2008;
               Tenant shall not amend the Current Lease in any manner that would increase Landlord’s liability hereunder, without Landlord’s prior written consent; and
               the monthly base rent payable under the Current Lease immediately prior to the expiration of the term thereof will be $88,805.25.
     2.3 Promptly after the Lease Commencement Date has occurred, Landlord and Tenant shall execute a written declaration setting forth the Lease Commencement Date, the date upon which the initial term of this Lease will expire, and the other information set forth therein. The form of such declaration is attached hereto as Exhibit D, and is made a part hereof. Any failure of the
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parties to execute such declaration shall not affect the validity of the Lease Commencement Date as determined in accordance with this Article.
     2.4 For purposes of this Lease, the term “Lease Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of the month in which the Lease Commencement Date occurs and each successive twelve (12) month period, except that if the Lease Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month.
ARTICLE III
BASE RENT
     3.1 (a) During the Lease Term, Tenant shall pay to Landlord as annual base rent (used interchangeably as “Base Rent” or “base rent”) for the Premises, without set off, deduction or demand, an amount equal to the product of Forty-two and 50/100 Dollars ($42.50), multiplied by the total number of square feet of rentable area in the Premises as set forth in Section 1.1 (as the same may be modified in accordance with Article XXXI), which amount shall be increased as provided in Section 3.2 below. In addition, Tenant shall pay to Landlord along with each monthly installment of annual base rent an amount equal to the Additional Allowance Rent Payments, as defined in Section 3.5 below, if any. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. Concurrently with the signing of this Lease, Tenant shall pay to Landlord the sum of Two Hundred Twenty Thousand Three Hundred Two and 29/100 Dollars ($220,302.29) (“Advanced Rent”), which sum shall be credited by Landlord toward the first monthly installment of annual base rent due for the first full calendar month falling within the Lease Term, after the Scheduled Rent Abatement (as defined below), if any. In addition, if the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first Lease Year, and such prorated rent shall be payable in advance on the Lease Commencement Date.
          (b) Notwithstanding anything to the contrary contained in this Article III and provided there is no monetary default or material non-monetary Event of Default that has occurred and is continuing hereunder and Tenant (or its permitted successors and/or assigns hereunder) has commenced occupancy of the Premises, Landlord hereby grants to Tenant an abatement of one hundred percent (100%) of the annual base rent payable hereunder for the first ten (10) full calendar months of the Lease Term (the “Scheduled Rent Abatement”). Thereafter, Tenant shall pay the full amount of the equal monthly installments of annual Base Rent due in accordance with the provisions of this Article III. Notwithstanding anything to the contrary in this Section 3.1, with respect to any rent abatements, the rent escalation, as required by Section 3.2 below, shall be based on the full and unabated amount of rent payable for the first (1st) Lease Year as set forth in
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Section 3.1(a) above. In addition, notwithstanding the foregoing in this Section 3.1(b), Tenant shall have the option, which option shall be exercised by Tenant by giving notice to Landlord on or before thirty (30) days after Landlord has achieved Minimum Base Building Completion, to convert all or any portion of the Scheduled Rent Abatement into increased Improvements Allowance (as defined in Exhibit B). If Tenant timely exercises such option, (i) the dollar amount of the portion of the Schedule Rent Abatement that Tenant elects to convert (the “Converted Portion”) shall be deducted from the Schedule Rent Abatement, and (ii) the dollar amount of the Converted Portion shall be added to the Improvements Allowance.
          (c) If Tenant shall default in its obligations under this Lease and the Lease shall thereafter be terminated by Landlord, then in addition to the other remedies available and damages payable to Landlord for a Tenant default, Landlord shall be entitled to collect as damages from Tenant the unamortized portion of the abated annual base rent (including any Converted Portion) for the period of rent abatement provided for in Section 3.1(b) above.
     3.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter during the Lease Term, the annual base rent shall be increased as follows:

Date of Annual Base Rent Increase	Amount of Annual Base Rent	Monthly Base Rent
1st day of Second Lease Year	$2,709,718.19	$225,809.85
1st day of Third Lease Year	$2,777,461.14	$231,455.10
1st day of Fourth Lease Year	$2,846,897.67	$237,241.47
1st day of Fifth Lease Year	$2,918,070.11	$243,172.51
1st day of Sixth Lease Year	$2,991,021.86	$249,251.82
1st day of Seventh Lease Year	$3,065,797.41	$255,483.12
1st day of Eighth Lease Year	$3,142,442.35	$261,870.20
1st day of Ninth Lease Year	$3,221,003.41	$268,416.95
1st day of Tenth Lease Year	$3,301,528.50	$275,127.38
     3.3 All rent shall be paid to Landlord in legal tender of the United States at P.O. Box 3557, Boston, MA 02241-3557, or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become
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due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord’s administrative expenses and overhead for processing, and (ii) after the second (2nd) such occurrence during the Lease Term, to require that all future payments be remitted by wire transfer, money order, or cashier’s or certified check.
     3.4 Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.
     3.5 If Tenant elects to use all or any portion of the Additional Improvements Allowance (as defined in Section 6(c) of Exhibit B), then Tenant shall (i) give notice to Landlord on or before thirty (30) days after Landlord has achieved Minimum Base Building Completion as to the portion of the Additional Improvements Allowance that Tenant elects to use (and any portion not so designated by such date shall be deemed to be waived), and (ii) pay to Landlord as additional rent the total amount of (i) the Additional Improvements Allowance so accepted by Tenant in accordance with Article IX, and (ii) interest thereon at a fixed annual rate equal to nine percent (9%) per annum, fully amortizing (“Additional Improvements Allowance Rent Payments”). Such Additional Improvements Allowance Rent Payments shall be paid by Tenant in equal monthly installments over a one hundred twenty (120) month period commencing on the Lease Commencement Date, and continuing for one hundred twenty (120) months thereafter. Tenant shall pay to Landlord such monthly installments of Additional Improvements Allowance Rent Payments at the same time and in the same manner as base rent for the Premises is payable hereunder; provided, however, that the Additional Improvements Allowance Rent Payments shall not be subject to the annual escalations that apply to Base Rent pursuant to Section 3.2 of this Lease. The amount of the Additional Improvements Allowance Rent Payments shall be confirmed on the declaration attached to this Lease as Exhibit D. Notwithstanding anything herein to the contrary, (i) accrual of interest on the Additional Improvements Allowance shall not commence until the date the same (or any portion thereof) is disbursed in accordance with Article IX, (ii) under no circumstances shall any abatement, set off or reduction whatsoever apply to the Additional Improvements Allowance Rent Payments, and (iii) in the event this Lease is terminated prior to its scheduled expiration date on account of an Event of Default (as defined in Section 19 hereof) by Tenant, Tenant shall reimburse Landlord, not
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later than the termination date or earlier date of expiration of this Lease, the present value at nine percent (9%) of all outstanding Additional Improvements Allowance Rent Payments that would have been payable through the expiration of the Lease Term had such Lease Term not been earlier terminated.
ARTICLE IV
ADDITIONAL RENT
     4.1 Operating Expenses and Real Estate Taxes.
          (a) Commencing twelve (12) months after the Lease Commencement Date, and continuing with each calendar year thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises, Tenant’s Proportionate Share (as defined below) of the amount by which operating expenses incurred by Landlord in connection with the management, operation and ownership of the Building (“Operating Expenses”) during any calendar year or portion thereof within the Lease Term exceed a base amount (“Base Year Operating Expenses”) equal to the Operating Expenses incurred by Landlord in connection with the management, operation and ownership of the Building during the twelve month period (“Base Year”) commencing January 1, 2008, and ending December 31, 2008; provided, however, in the event that the Lease Commencement Date occurs after September 1, 2008 (except in the event the Lease Commencement Date was delayed after such date as a result of a Force Majeure Event or Tenant Delay, in which event this proviso shall not apply), then the commencement of the twelve (12) month period constituting the Base Year shall commence on January 1, 2009 and end on December 31, 2009. For calculation of Operating Expenses for the Base Year, to the extent any Operating Expense is not based upon a full year of actual billings, Landlord will reasonably, and in good faith, estimate such amount for a full year, subject also to the provisions of Section 4.2 below. The amount of Base Year Operating Expenses shall be subject to adjustment, if indicated, pursuant to the provisions of Section 4.2, below. Tenant’s proportionate share (“Tenant’s Proportionate Share”) of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises from time to time and the denominator of which is the total number of square feet of rentable area in the Building from time to time (whether or not all such rentable area is rented at any time), excluding the number of square feet devoted to storage space and parking. It is understood that the number comprising such denominator is subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Building or the deletion of space from the Building or in the amount of space leased by tenants who pay by separate meter for their electrical and/or janitorial, cleaning, or other utilities or services so that Tenant actually pays its pro rata share of increased Operating Expenses over the Base Year. Any such change in rentable area shall be determined in accordance with the standard set forth in Section 1.3 of this Lease, and, in any event, that the denominator with respect to Real Estate Taxes (as defined in Section 4.1(c) below) shall be calculated based on the total number of square feet of rentable area in the Building (whether or not all such rentable area is rented at any time), including portions of the Building occupied by retail
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tenants but exclusive of the garage and storage areas. Space leased by retail tenants is excluded from the denominator with respect to rubbish removal and with respect to water, electricity and janitorial service to their premises (and expenses for such services to their premises arc excluded from Operating Expenses), but is included in the denominator with respect to common area water, electricity and janitorial, and all other categories of expenses included in Operating Expenses. Tenant acknowledges and understands that with respect to certain of the Operating Expenses set forth herein (e.g., insurance) and Real Estate Taxes, Tenant will be paying its proportionate share of increases in Operating Expenses (or Real Estate Taxes) which are attributable to the Building’s proportionate share of such expenses or taxes relative to the South of Market Complex, with appropriate adjustments to the extent such increases are not attributable to circumstances or conditions present in the Building or otherwise applicable to the South of Market Complex as a whole. The specific obligations of Tenant with respect to such increases shall be governed by the remaining sections of this Article IV. Tenant’s Proportionate Share shall increase or decrease from time to time in the event Tenant expands or contracts the Premises during the Lease Term.
          (b) Operating Expenses shall include, without limitation, the costs and expenses described in Subsection (1) below to the extent incurred in connection with the Building or the South of Market Complex (with respect to Complex Common Expenses), but shall not include the costs and expenses described in Subsection (2) below.
          (1) Included costs and expenses (which shall in all cases be net of any discounts, credits, reimbursements (other than for Operating Expenses) and rebates received by Landlord):
               (i) Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.
               (ii) Insurance premiums paid by Landlord.
               (iii) Personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters, property accountants and any other personnel related to the management, maintenance, repair and operation of the Building (“Personnel”).
               (iv) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, windows, access control service, landscaping, snow and ice removal, management fees, and air and water quality testing.
               (v) All other maintenance and repair expenses and supplies (to the extent such supplies are used solely for the maintenance and repair of the Building and the South of Market Complex) which are deducted by Landlord in computing its Federal income tax liability.
               (vi) Amortization over the Approved Period (as defined below), with interest at Landlord’s direct cost of financing with no mark-up or additional fee being added, or, if
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the improvement is not financed, at the prime rate reported by the Bank of America on the date of such expenditure, for capital expenditures made by Landlord (A) to reduce operating expenses limited to the extent the actual annual reduction in Operating Expenses is shown to be equal to or greater than the annual amortization and financing costs therefor, or (B) to comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations and orders of the Reston Town Center, the County of Fairfax, the Commonwealth of Virginia, the United States of America and any other public or quasi-public authority having jurisdiction over the Premises (collectively, “Legal Requirements”), which Legal Requirements are first applicable to the Building after the Lease Commencement Date; the “Approved Period” shall mean the time period equal to the longest allowable useful life of the improvement permitted under generally accepted accounting principles, except that with respect to an improvement made for the purpose of reducing Operating Expenses, Landlord may reduce such time period to the number of years that it will take to fully amortize the cost of the capital expenditure if the yearly amortization amount (including interest as aforesaid) is equal to the projected annual savings as reasonably estimated by Landlord.
               (vii) Any other costs and expenses reasonably incurred by Landlord in maintaining or operating the Building, except as provided in (2) below.
               (viii) Real Estate Taxes (as hereinafter defined).
               (ix) The costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building.
               (x) Charges for concierge, access control, janitorial, char and cleaning services and supplies and for operation and maintenance of the Building and/or loading dock serving the Building and the fitness facility described below.
               (xi) Personnel costs of the Building’s property manager and the regional building property manager, even if such persons work off-site, so long as the Building’s property manager and the regional building property manager are not part of the corporate office and only if and to the extent the Building’s property manager’s and the regional building property manager’s time is reasonably allocable to the Building.
               (xii) Costs of maintaining a management or engineering offices for the Building, including, without limitation, the costs of telephone services, office equipment, including upgrades and replacements thereof, and office supplies, but excluding any cost for imputed rent or the initial furnishing of such offices.
               (xiii) Accounting expenses reasonably incurred by Landlord in calculating Operating Expenses and legal fees and expenses reasonably incurred by Landlord in connection with proceedings undertaken to reduce Operating Expenses.
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               (xiv) Capital expenditures due to breakage, casualty (except to the extent any such breakage or casualty is reimbursed by insurance) or normal wear and tear, to the extent the capital expenditure is less than the cost of repair would have been.
               (xv) Notwithstanding anything set forth in Subsection (2) below, the Building’s share of all costs, expenses, charges or other assessments incurred after the Lease Commencement Date under any covenants, conditions, restrictions, easements or zoning conditions affecting the Landlord or the South of Market Complex from the Reston Town Center Joint Committee or other authority or entity or any successor thereto, including, without limitation, the Urban Core assessment.
               (xvi) Costs and expenses attributable to any testing, investigation, management, maintenance, remediation, or removal of Hazardous Materials, other than any testing or monitoring customarily conducted by owners of buildings comparable to the Building in the ordinary course of operating and managing the same and any testing required by the holder of any mortgage encumbering the Building or the Land (except to the extent any such testing or monitoring is required as a result of (i) Landlord’s failure to comply with its obligations under Section 6.4 hereof, (ii) any action of another tenant who is obligated to reimburse Landlord therefor, or (iii) any refinancing of Landlord’s mortgage encumbering the Building).
               (xvii) Complex Common Expenses, hereinafter defined.
          (2) Excluded costs and expenses:
               (i) Principal or interest payments on and any other charges (including, but not limited to, points, fees, and reserves) paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances.
               (ii) Rental payments (including percentage rent and any increases in base rent) made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes (as hereinafter defined) or Operating Expenses.
               (iii) Leasing commissions and other marketing costs payable by Landlord.
               (iv) Deductions for depreciation for the Building, except to the extent included in subsection (1) above.
               (v) Depreciation and amortization of capital improvements that are not deducted by Landlord in computing its federal income tax liability, except to the extent included in subsection (1) above.
               (vi) The costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for,
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individual tenants of the Building, including, without limitation, the cost of preparing any space in the Building for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building (including permit, license and inspection fees).
               (vii) Attorneys’ fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closer’s gratuity and other similar costs, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease; loan prepayment penalties, premiums, fees or charges.
               (viii) Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of regional property manager or regional engineer of Landlord or the managing agent.
               (ix) The costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source; it being understood that any rent payments or other payments by tenants in the nature of additional rent as provided in this Section 4.1 shall not be deemed sources of reimbursement to Landlord for such costs.
               (x) Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation of leases with tenants or prospective tenants, including, without limitation, legal fees and disbursements.
               (xi) Capital expenditures due to breakage, casualty or normal wear and tear, except to the extent includable pursuant to Subsection (1) above.
               (xii) Costs incurred by Landlord for the original construction and development of the Building and for the completion of any work relating to a zoning condition or requirement of any governmental, quasi-governmental, or any other agency or body that has jurisdiction over the Building in connection with the original approval of the construction and development of the Building.
               (xiii) Any costs and expenses incurred by Landlord in connection with causing the common and public areas of the Building which are within Landlord’s sole and exclusive control to comply with applicable Legal Requirements, except to the extent included in Subsection (1) above.
               (xiv) Costs and expenses incurred by Landlord for services which are duplicative of any management fees paid by Landlord.
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               (xv) That portion of any Operating Expenses which is paid to Landlord or any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid to an entity which is not affiliated with Landlord for the provision of the same service.
               (xvi) Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the Building, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses and except as otherwise provided in Subsection (1) above.
               (xvii) Costs attributable to any “tap fees” or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building.
               (xviii) Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building; provided, however, that with respect to the cost to repair damage, Landlord may include in Operating Expenses (1) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord determines, in its reasonable judgment, that the effect of making a claim under Landlord’s insurance policy or policies would be to increase, in the aggregate, the future cost of insurance premiums and repair and maintenance expenses relating to the Building, Landlord may include in Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the deductible amount applicable under Landlord’s insurance policy or policies to such occurrence in any calendar year; provided, however, that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith.
               (xix) Rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be fully includable in Operating Expenses in the year of purchase.
               (xx) Any costs actually reimbursed under the warranty of any general contractor, subcontractor or supplier and realized by Landlord.
               (xxi) Attorneys’ fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer’s fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building or the recording of any leases.
               (xxii) Costs and expenses of administration and management of partnership and/or limited liability company activities of Landlord.
               (xxiii) Nonrecurring costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Building made necessary as a result of defects in
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design, workmanship or materials or any costs and expenses of repairs necessitated by Landlord’s gross negligence or willful misconduct.
               (xxiv) General corporate overhead and administrative expenses of Landlord or its managing agent that are unrelated to the operation, management, or maintenance of the Building.
               (xxv) Costs incurred as a result of Landlord’s breach of its obligations under this Lease.
               (xxvi) [Intentionally Deleted]
               (xxvii) The purchase price of sculptures, paintings, and other works of art (but not the costs of maintaining the same).
               (xxviii) Costs actually reimbursed by insurers or by governmental authorities in eminent domain proceedings and realized by Landlord.
               (xxix) Costs incurred for any items to the extent Landlord recovers under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty.
               (xxx) Charitable or political contributions.
               (xxxi) Costs (including costs, such as, but not limited to, attorneys’ fees and disbursements, associated with any court judgment or arbitration award obtained against Landlord) directly resulting from the breach of any other lease or agreement by Landlord, the negligence or willful misconduct of Landlord and its employees, or the gross negligence or willful misconduct of Landlord’s agents or contractors (including the costs of increased insurance premiums as a result thereof).
               (xxxii) Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or by the operator thereof (i.e., newsstands).
               (xxxiii) “Takeover expenses” (i.e., expenses of another tenant or prospective tenant incurred by Landlord with respect to space located in the Building or another building of any kind or nature in connection with the leasing of space in the Building).
               (xxxiv) Accounting and legal expenses, except if and to the extent that the same are directly related to operating the Building.
               (xxxv) Expenses for any item or service which Tenant pays directly to a third party (if Landlord consents to such third party service) or separately reimburses Landlord, and
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expenses incurred by Landlord to the extent the same are directly reimbursed from any other tenants, occupants of the property, or third parties.
               (xxxvi) Expenses for any item or service not provided to Tenant but provided to any other tenants in the Building, including but not limited to, overtime HVAC or electricity costs charged to other tenants of the Building.
               (xxxvii) Expenses incurred by Landlord exclusively for retail or hotel space or any specialty service.
               (xxxviii) Any charge for Landlord’s income tax, excess profit tax, franchise tax, or like tax on Landlord’s business, and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due.
               (xxxix) Cost of signs on the exterior of the Building or South of Market Complex identifying Landlord as the owner of Building or South of Market Complex or the cost of signs on the exterior of the Building or South of Market Complex identifying other tenants.
               (xl) Expenses incurred for the repair, maintenance, or operation of any pay parking garage, including but not limited to salaries and benefits of any attendants, electricity, insurance and taxes.
               (xli) Business interruption insurance or rental value insurance.
               (xlii) Any additional operating expenses incurred by Landlord relative to any declaration of covenants or restrictions to which the Building may be subject after Effective Date.
               (xliii) Costs or payments associated with Landlord’s obtaining air rights or development rights.
               (xliv) Any costs and expenses incurred by Landlord in connection with its duty to indemnify Tenant under Section 6.3 and 15.2(b).
               (xlv) Property management fees for the Building included in Operating Expenses shall be limited to three percent (3%) of the Building’s gross revenues during the first four (4) years of the Lease Term. Thereafter, the Landlord shall be entitled to increase the management fee included in Operating Expenses so long as such management fee is no greater than prevailing market terms for Class A buildings in comparable market areas within Arlington and Fairfax Counties, and provided that such management fee shall not exceed three and a half percent (3.5%) of gross revenues in the fifth (5th) Lease Year, and shall not exceed four percent (4.0%) of gross revenues in the sixth (6th) Lease Year, and (ii) after the sixth (6th) Lease Year, the property
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management fee shall not exceed four and 25/100ths percent (4.25%) of gross revenues at any time during the Lease Term.
          (c) “Real Estate Taxes” shall mean (i) all real estate taxes and other impositions, including general and special assessments, Business, Professional and Occupational license and other similar taxes and assessments if any, which are imposed upon Landlord, in its capacity as owner of the Building, or assessed against the Building or the Land upon which the Building is situated; (ii) any other present or future taxes or governmental charges that are imposed upon Landlord, in its capacity as owner of the Building, or assessed against the Building or the Land upon which the Building (or the South of Market Complex as provided below) is situated, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building, which are in lieu of or in substitution for, real estate taxes; (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein; (iv) expenses (including reasonable attorneys’ fees) incurred in reviewing, protesting, negotiating or seeking (whether formally or informally) a reduction or abatement of Real Estate Taxes; and (v) all taxes, or similar charges, imposed upon Landlord or the Building as the result of any transportation district created by Fairfax County or any other governmental or quasi-governmental entity. If any of the buildings (or the Land) that may comprise the South of Market Complex are assessed together, then Real Estate Taxes for the Building shall be a fraction thereof the numerator of which is the number of square feet of rentable area in the Building and the denominator of which is the number of square feet of rentable area in the South of Market Complex. Notwithstanding anything to the contrary herein, Real Estate Taxes shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, succession taxes and transfer taxes, except to the extent any of such taxes are in the nature of or are in substitution for or recharacterization or replacement of Real Estate Taxes. If Landlord contests the Real Estate Taxes for any calendar year, and such contest results in an increase in Real Estate Taxes for such calendar year, then Landlord shall have the right to bill Tenant for Tenant’s Proportionate Share of underpayments of Real Estate Taxes thereby resulting. If Landlord receives a refund of any portion of Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord shall credit against the next estimated payment or payments due under this Article IV an amount equal to Tenant’s pro rata share of the refunded taxes, less any expenses that Landlord incurred to obtain the refund or if the Lease Term has expired, Landlord shall refund such amount to Tenant.
          (d) “Complex Common Expenses” shall mean those Operating Expenses incurred in owning, operating and/or managing the South of Market Complex (as opposed to those Operating Expenses related exclusively to the Building or related exclusively to another Building in the South of Market Complex), but only a portion of such expenses which are allocable to the Building as reasonably determined by Landlord.
     4.2 In the event the average occupancy rate for the entire Building shall be less than one hundred percent (100%) or if any tenant is paying separately for electricity or other utilities or
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services for any calendar year, including the Base Year, for purposes of calculating the additional rent payable by Tenant pursuant to this Article IV for each calendar year, the Operating Expenses for such calendar year shall be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Building had been one hundred percent (100%) and as if no tenants had separately paid for electricity or other utilities and services for such calendar year, including the Base Year. It is the intent of this provision to permit Landlord to recover from Tenant its proportionate share of variable Operating Expenses attributable to occupied space in the Building even though the aggregate of such expenses shall have been reduced as a result of vacancies in the Building. Notwithstanding the foregoing, it is not the intent of this provision to permit Landlord to recover from Tenant more than Tenant would have been required to pay if the Building was fully occupied.
     4.3 Commencing on January 1, 2009, and at the beginning of each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord’s good-faith reasonable estimate of (a) the Operating Expenses that are expected to be incurred during such calendar year, and (b) the computation of Tenant’s Proportionate Share of such anticipated Operating Expenses. Except as otherwise provided herein, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year (provided, however, that Tenant’s first such payment shall be made one (1) year after the conclusion of the Base Year an amount equal to Tenant’s Proportionate Share of the Operating Expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall entirely or partly within the Lease Term and follow the date of the foregoing statement. Within approximately one hundred twenty (120) days, but in no event later than two hundred seventy (270) days, after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing (i) the amount of Base Year Operating Expenses, (ii) the actual Operating Expenses paid or incurred by Landlord during the immediately preceding calendar year, (iii) a computation of Tenant’s Proportionate Share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Year Operating Expenses, and (iv) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant’s actual liability for such increases, then Tenant shall deduct the net overpayment from its next estimated payment or payments due under this Article IV for the then current year, or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord) within thirty (30) days. If Tenant’s actual liability for such amounts exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord within thirty (30) days the total amount of such deficiency as additional rent due hereunder.
          Notwithstanding anything to the contrary in this Article IV, Tenant shall not be obligated to pay to Landlord any portion of additional rent that would otherwise be due for any calendar year that is attributable to an increase, during each successive three (3) year period of the
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Lease Term, in Controllable Operating Expenses (as defined below) in excess of six percent (6%) per year, in the aggregate. “Controllable Operating Expenses” are all Operating Expenses other than Operating Expenses incurred by Landlord which are attributable to (i) Real Estate Taxes, (ii) utilities, (iii) snow removal, (iv) insurance, (v) janitorial services, (vi) security and access control services, (vii) labor and/or personnel costs, and (viii) any other costs and expenses that are outside Landlord’s reasonable control.
     4.4 In the event the Lease Term begins or expires on a day other than the first and last day of a calendar year, respectively, the Operating Expenses for such calendar year shall be apportioned by multiplying the amount of Tenant’s Proportionate Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.
     4.5 All payments required to be made by Tenant pursuant to this Article IV shall be paid to Landlord, without setoff or deduction, in the same manner as annual base rent is payable pursuant to Article III hereof.
     4.6 Tenant’s liability for its proportionate share of Operating Expenses described in Section 4.1 hereof (as adjusted in accordance with Section 4.4 above) for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s estimated payments on account of such Operating Expenses for such last calendar year over Tenant’s actual liability therefor shall survive the expiration of the Lease Term.
     4.7 In the event that Tenant believes that the amounts paid by Tenant to Landlord relating to Operating Expenses during any calendar year falling within the Lease Term exceeded the amounts to which Landlord was entitled to hereunder and Tenant generally describes the alleged discrepancy in writing to Landlord, or for any or no reason with respect to the Base Year, then (a) a regular employee of Tenant or (b) an independent, certified public accountant designated by Tenant (which independent, certified public accountant shall be employed by one of the nationally recognized full-service accounting firms or one of their successors or affiliates, which shall not be hired by Tenant on a contingency basis) shall have the right, during regular business hours and after giving ten (10) business days’ advance written notice to Landlord, to inspect and complete an audit of Landlord’s books and records relating to such Operating Expenses for a period of two (2) years following the receipt by Tenant of the statement required of Landlord pursuant to Section 4.3 hereof for such calendar year. If such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of such charges exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such charges, Landlord shall promptly refund to Tenant the amount of such excess or the amount of such credit, as the case may be. Similarly, if it is determined that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of such deficiency
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ComScore, Inc. Lease

less the costs incurred by Tenant in conducting such audit. Tenant shall (and shall cause its agents to) keep the results of such audit or audited statement strictly confidential, except as otherwise required by law or court order. All costs and expenses of any such audit shall be paid by Tenant, except that if such audit shows that the aggregate amount of operating charges was overstated by Landlord by more than four percent (4%), Landlord shall reimburse Tenant for the reasonable out of pocket costs and expenses incurred by Tenant in such audit, up to a maximum of the lesser of (a) four thousand dollars ($4,000) and (b) the amount of the overstatement of Tenant’s Proportionate Share of Operating Expenses.
ARTICLE V
SECURITY DEPOSIT
     5.1 (a) Simultaneously with Tenant’s execution of this Lease, Tenant shall post a Letter of Credit (as defined below) in an amount equal to Eight Hundred Eighty-One Thousand Two Hundred Nine and 16/100th Dollars ($881,209.16), as a security deposit (hereinafter referred to as “security deposit” or “Security Deposit”), which sum shall be in addition to the Advanced Rent paid by Tenant to Landlord pursuant to Section 3.1 hereof If Tenant elects to accept any Additional Allowance pursuant to (and as defined in) Exhibit B hereof, then, prior to any disbursement of the Additional Allowance, the Security Deposit shall be increased by adding thereto a Letter of Credit in an amount (“Additional Allowance Deposit”) equal to one hundred percent (100%) of the Additional Allowance so elected. Among other things, Landlord has assigned (or intends to assign) to the holder of the mortgage now or hereafter encumbering the Building, all of Landlord’s interest in this Lease, including, without limitation, the Security Deposit. If the Security Deposit is increased as set forth above pertaining to the Additional Improvement Allowance, then Tenant shall immediately deposit with Landlord an amount equal to the portion of the increased amount that would have been paid to Landlord as of such time if the increased amount had been part of the Security Deposit as of the date of this Lease, and any subsequent installments of the Security Deposit shall be adjusted accordingly.
          (b) The Security Deposit shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Within ninety (90) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and an Event of Default has not occurred and is continuing hereunder, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have reasonably appropriated to satisfy any Event of Default by Tenant hereunder and such portion as Landlord reasonably believes in good faith will be payable by Tenant in connection with the reconciliation of Operating Expenses for the calendar year in which the Lease Term expires. In the event of any Event of Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any annual base rent or additional rent or any other sum as to which Tenant is in default, or (ii) other than the payment of annual base rent or additional rent or any other sum pursuant to clause (i) herein, the payment of any amount Landlord reasonably may spend or become obligated to spend or for the compensation of Landlord
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for any losses incurred, by reason of Tenant’s Event of Default hereunder, including, but not limited to, Tenant’s failure to satisfy its obligations under Section 8.2 hereof, or any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the Security Deposit is so used or applied, within ten (10) business days after written notice delivered to Tenant of such use or application, which notice expressly instructs Tenant to replenish the amount of the Security Deposit so appropriated by Landlord, Tenant shall restore the Security Deposit by providing a replacement or additional Letter of Credit such that Landlord is holding one or more Letters of Credit in the aggregate amount of the Security Deposit required hereunder, and Tenant’s failure to do so shall constitute an Event of Default under this Lease. Tenant hereby authorizes Landlord to deposit the Security Deposit with the holder of any mortgage (as defined in Section 21.1) if and to the extent required by said holder; provided, however, that such holder shall hold the Security Deposit subject to Tenant’s rights with respect to the Security Deposit set forth herein including the conditional obligation to return all or a portion of such Security Deposit from time to time during and after the Lease Term as provided herein.
          (c) The Security Deposit shall be in the form of one or more unconditional, irrevocable letters of credit (each, a “Letter of Credit”), subject to the following terms and conditions. Such Letter of Credit shall be (i) in the form attached hereto as Exhibit F or otherwise in form and substance satisfactory to Landlord in its sole discretion; (ii) at all times in the amount of the Security Deposit, and shall permit multiple draws; (iii) issued by a commercial bank reasonably acceptable to Landlord from time to time and located in the Washington, D.C. metropolitan area; (iv) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building or, at Landlord’s option, the holder of any mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith; provided, however, that in the event the issuing bank of the Letter of Credit charges a fee for a transfer and/or assignment, any and all such fees, for not more than one (1) transfer/assignment every two (2) years, shall be payable by Tenant and any and all such fees for any additional transfers shall be paid by Landlord or such transferee/assignee, from their own funds); (v) payable at sight or by facsimile upon presentation of a simple sight draft at any Washington, D.C. metropolitan area branch office of the issuing bank of the Letter of Credit; (vi) of a term not less than one year; and (vii) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of Subsection (iv) and/or (vii) above, then Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and apply the proceeds to the Security Deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation, and the Letter of Credit shall be otherwise acceptable to Landlord in its sole reasonable discretion. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investors Service, Inc. or
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below A-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute letter of credit within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) business days thereof, Tenant shall replace such Letter of Credit with another Letter of Credit that meets the requirements of this Article V (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement Letter of Credit (including without limitation Landlord’s reasonable attorneys’ fees) not to exceed $500.00, which replacement is required pursuant to this Section or is otherwise requested by Tenant. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit.
          (d) Provided that, as of the Reduction Date (as defined below) no monetary default or material non-monetary Event of Default has occurred and then continuing under this Lease, Tenant shall have the right to reduce the security deposit by the amount set forth below with respect to each Reduction Date:

Security Deposit
Reduction Date	Reduction Amount
First day of Second (2nd) Lease Year	$220,302.29
First day of Third (3rd) Lease Year	$220,302.29
First day of Fourth (4th) Lease Year	$220,302.29
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In the event Tenant is not entitled to a reduction of the Security Deposit because an Event of Default had occurred and was continuing as of the applicable Reduction Date, then Tenant shall be entitled to the applicable reduction in the Security Deposit at such time as (i) the applicable Event of Default has been cured, and (ii) there has been no monetary or material non-monetary Event of Default under this Lease for a period of twelve (12) consecutive months. In addition, in the event Tenant is required to provide an Additional Allowance Deposit, then, as of the Reduction Dates set forth above, and upon each anniversary of the Lease Commencement Date thereafter, the Additional Allowance Deposit shall be reduced to an amount equal to the present value of the remaining Additional Allowance Rent Payments, discounted at nine percent (9%) per annum. If all of the aforesaid conditions are met, upon Tenant’s written request, Landlord shall notify the issuer of the Letter of Credit that the Letter of Credit may be reduced in the amount of the reduction so authorized, and the security deposit shall be so reduced in accordance with this Section 5.1(d). Such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which latter event, the original Letter of Credit will be returned to Tenant. Notwithstanding anything contained herein to the contrary, in no event shall the Letter of Credit be reduced unless the issuing bank receives prior written notice from Landlord, authorizing a reduction by a certain amount (it being understood that in no event shall the reduction exceed the amount so authorized by Landlord); provided that Landlord shall in good faith provide the applicable authorization if Tenant is entitled to a reduction in the Security Deposit pursuant to the terms hereof. In addition, in no event shall the Security Deposit be reduced to an amount less than $220,302.29 plus the then required amount of the Additional Allowance Deposit.
     5.2 In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or assignee. If Landlord transfers the Security Deposit to a purchaser or assignee, Tenant shall look only to such purchaser or assignee for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit to the extent Landlord has transferred the Security Deposit to such purchaser or assignee. Tenant shall, at Tenant’s sole expense except as set forth in Section 5.1(b) hereof, within ten (10) business days after Landlord’s request therefor, have the Letter of Credit amended or reissued by the issuing bank to indicate the new beneficiary.
     5.3 Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 21.1) encumbering the Building for return of the Security Deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof; except if and to the extent the Security Deposit is actually transferred to such holder; provided, however, Landlord shall be released from liability therefor only to the extent the Security Deposit is actually transferred to such holder or successor-in-interest.
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ARTICLE VI
USE OF PREMISES
     6.1 Tenant shall use and occupy the Premises solely for general office use and other uses that are ancillary to general office use, including but not limited to a network operations center, data center, and point of presence, and for no other use or purpose. Tenant shall not knowingly use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste or nuisance to the Landlord or other tenants of the Building. Tenant shall comply with the Legal Requirements concerning the use, occupancy or condition of the Premises and all machinery, equipment and furnishings therein, including, but not limited to the Americans with Disabilities Act and regulations promulgated from time to time thereunder. If any Legal Requirement requires an occupancy or use permit or license for the Premises because of the operation of the Tenant’s specific business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense and shall promptly deliver a copy thereof to Landlord upon written request by Landlord. It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building and/or the Premises, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense. Further, Tenant shall comply with all applicable Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises. Tenant shall pay all fines, penalties and damages that are not being or are no longer subject to being contested that are be imposed on Landlord or Tenant because of Tenant’s failure to comply with the provisions of this Section 6.1.
     6.2 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures or personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord in substitution for or in addition to them being levied directly against Tenant, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.
     6.3 Tenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the South of Market Complex, provided that Tenant may use and store in accordance with all Environmental Laws reasonable quantities of standard cleaning and office materials and may generate and arrange for the proper disposal of waste materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. “Hazardous Materials” means any of the following and any substance or material that contains any of the following: (a) asbestos, asbestos containing materials, and presumed asbestos containing materials; (b) oils, petroleum, petroleum products and by-products, drilling fluids, produced waters,
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ComScore, Inc. Lease

and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive materials (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbons, lead or lead-based products, and any other substance whose presence could be detrimental to the Premises, Building, or the Land or to health or the environment and (d) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Legal Requirements as a “hazardous substance,” “hazardous material,” “hazardous waste,” infectious waste,” “toxic substance,” “toxic pollutant,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, and reproductive toxicity. “Environmental Law” means any present and future law and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, directives, and other requirements of governmental authorities applicable to the Premises, the Building or the South of Market Complex and relating to the environment, environmental conditions (or the health and safety effects thereof), or to any Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., any so-called “Super Fund” or “Super Lien” law, any Legal Requirements requiring the filing of reports or notices relating to Hazardous Materials, and any similar state and local laws, all amendments thereto, and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, Industrial hygiene or public health or safety. Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee (as defined in Section 8.2 below) in or about the South of Market Complex, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord prompt verbal and follow-up written notice following Tenant’s becoming aware of any actual or threatened Environmental Default (as defined below), which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any termination of this Lease, Landlord shall indemnify and hold Tenant, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, hazardous Materials other than those generated, used, released, stored or disposed of by Tenant or any Invitee in or about the South of Market Complex, whether before of after the Lease Commencement Date. An “Environmental Default” means any of the following caused by Tenant or any Invitee: a
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ComScore, Inc. Lease

violation of an Environmental Law; a release, spill or accidental discharge of a Hazardous Material on or from the Premises, the Land or the South of Market Complex; an environmental condition requiring responsive action; or an imminent and substantial endangerment. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to promptly address same to Landlord’s reasonable satisfaction, to perform, at Tenant’s sole cost and expense, any Lawful action necessary to address same. If any lender or duly authorized governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon Landlord’s reasonable request, Tenant shall execute from time to time affidavits, representations or similar documents concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials at or in the Premises.
     6.4 Landlord represents that, except as specified in that certain Phase I Environmental Site Assessment prepared by ECS Mid-Atlantic, LLC, dated January 12, 1998 (“Environmental Report”), to its actual knowledge as of the date of this Lease, based solely and exclusively on the Environmental Report and no further or additional inspection or inquiry having been made, neither the Premises, nor the Land (collectively, “Property”) contain any Hazardous Materials nor have any Hazardous Materials been used in the construction or development of the Property, nor will the use of any such materials knowingly be permitted by Landlord. In the event Landlord is advised, or it shall come to Landlord’s attention, that Hazardous Materials exist in the Property (i.e., in the Building or in, on, or about the Land), if mandated by any Legal Requirement, Landlord shall take all reasonable steps necessary to promptly remove, at Landlord’s expense, all such Hazardous Materials, and in doing so, Landlord shall use its reasonable efforts not to materially interfere with the conduct of Tenant’s business; provided, however, that Landlord shall remove, at Tenant’s expense, any Hazardous Materials from the Premises which Tenant, its employees, agents, subcontractors or subtenants shall have introduced or otherwise brought in, on or about the Premises.
ARTICLE VII
ASSIGNMENT AND SUBLETTING
     7.1 (a) Tenant shall not have the right to assign this Lease without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that it shall not be unreasonable for Landlord to withhold its consent if a monetary or material non-monetary Event of Default shall have occurred hereunder which is not fully cured on or before the effective date of such assignment, or if the nature of the activities to be conducted by such proposed assignee would materially and adversely affect the other tenants of the Building or would impair the reputation of the Building as a first-class office building, or that the financial history or credit rating of the proposed assignee is such that such assignee cannot reasonably be expected to meet the financial obligations of the assignment and this Lease with appropriate financial margins (taking into account the financial condition of Tenant and the fact that
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ComScore, Inc. Lease

Tenant is not released from liability hereunder) or that the character of the business to be conducted or the proposed use of the Premises by the proposed assignee (i) is likely to materially increase Operating Expenses for the Building beyond that which Landlord incurs prior to such proposed assignment unless Tenant agrees to pay the net present value of the total increase in the Operating Expenses over the remaining Lease Term up front and Landlord agrees to accept such payment; (ii) is likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed assignment; (iii) violates any provisions or restrictions contained herein relating to the use or occupancy of the Premises; or (iv) is likely to violate any use or occupancy restrictions contained in the Lease. Tenant shall give Landlord advance written notice of the party to whom it proposes to assign, along with sufficient information about the proposed assignee to enable Landlord to make its determination. Within twenty (20) days after receipt of the same, Landlord shall notify Tenant in writing whether or not Landlord is granting its consent with respect to the proposed assignee. In the event Landlord does not respond within such twenty (20) day period, then Tenant shall have the right to give Landlord a second notice requesting approval with bold print indicating that a failure to respond may result in a deemed approval, and if Landlord fails to respond within five (5) business days after receiving such second notice, then such assignment proposal (including the proposed assignee in the context of such proposal) shall be deemed to be approved by Landlord.
          (b) In the event of any assignment of the Lease, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations and responsibilities under the Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under the Lease.
     7.2 (a) Tenant shall have the right to sublease all or any portion of the Premises with Landlord’s approval, which shall not be unreasonably withheld, delayed, or conditioned; provided, however, it shall not be unreasonable for Landlord to withhold its consent if it determines that (1) the character of the proposed subtenant or the nature of the activities to be conducted by the proposed subtenant would adversely affect the other tenants of the Building or would impair the reputation of the Building as a first-class office building, (2) the financial history or credit rating of the proposed subtenant is unacceptable to Landlord in the exercise of Landlord’s reasonable discretion taking into account the terms of this Lease, (3) the character of the subtenant’s business to be conducted in the Premises or the proposed use of the Premises (i) is likely to materially increase Operating Expenses (unless Tenant and subtenant agree to be responsible for any such increase in Operating Expenses); (ii) is likely to materially increase the burden on elevators or other Building systems (unless Tenant and subtenant agree to be responsible for this increase, whether financial or otherwise, and such terms are agreeable to Landlord, in its sole but reasonable discretion); (iii) is likely to violate any use or occupancy restriction contained in the Lease. Tenant shall give Landlord at least thirty (30) business days advance written notice of the party it intends to sublet to, along with sufficient information about the proposed subtenant to enable Landlord to make a determination. In such ease, within twenty (20) days after receipt of such notice and sufficient information about the proposed subtenant to enable Landlord to make a determination, Landlord shall notify Tenant in writing
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ComScore, Inc. Lease

whether or not Landlord is granting its approval of the proposed sublessee. In the event Landlord does not respond within such twenty (20) day period, then Tenant shall have the right to give Landlord a second notice requesting approval with bold print indicating that a failure to respond may result in a deemed approval, and if Landlord fails to respond within five (5) business days after receiving such second notice, then such sublease proposal (including the proposed sublessee in the context of such proposal) shall be deemed to be approved by Landlord.
          (b) Tenant shall give Landlord written notice of its intent to market for sublease to any entity which is not an Affiliate of Tenant or a Parent of Tenant either (i) any portion of the Premises such that, when aggregated with all other space previously sublet, would constitute more than fifty percent (50%) of the initial configuration of the Premises on the Lease Commencement Date, or (ii) any sublease for seventy-five percent (75%) or more of the remainder of the Lease Term. Such notice shall specify the portion of the Premises proposed to be sublet and the date such portion is to be made available for subleasing and the targeted duration of such sublease(s). In such event, Landlord shall have the right to retake possession of the portion of the Premises proposed to be sublet (the “Proposed Sublet Space”). Within thirty (30) days after receipt of such notice, Landlord shall notify Tenant in writing whether or not Landlord will retake possession of the Proposed Sublet Space and thereby delete such portion from the Premises being leased to Tenant hereunder. Failure by Landlord to provide notice to Tenant within said thirty (30) day period of its election to retake the Proposed Sublet Space shall be deemed Landlord’s election not to retake such space. Tenant shall have the right to withdraw its request to sublease the Proposed Sublet Space, by providing notice to Landlord within five (5) business days of its receipt of Landlord’s election to retake the Proposed Sublet Space, in which ease Tenant’s request shall be of no force and effect as if it had never been made and the Proposed Sublet Space shall remain a part of the Premises and subject to the terms of this Lease. If Landlord elects to retake possession of the Proposed Sublet Space and Tenant does not elect to withdraw its request to sublease the Proposed Sublet Space, then (i) Landlord shall retake possession of such portion of the Proposed Sublet Space, (ii) Tenant’s obligation to pay rent for such portion shall cease on such date, and (iii) Landlord and Tenant shall promptly execute an amendment to the Lease setting forth the new square footage of the reduced premises to be occupied by Tenant. Thereafter, Tenant shall not have any further rights of any kind, including any rights of renewal, in or to the portion of the Premises so retaken. If Landlord elects to recapture said space, Landlord shall be solely responsible for the demising of the Proposed Sublet Space. If Landlord elects not to retake the Proposed Sublet Space, Tenant shall comply with the provisions of Subsections (c) and (d) below with respect to any proposed sublease of such portion of the Premises.
          (c) Tenant’s right to sublease the Proposed Sublet Space shall expire twelve (12) months after the date Landlord gave notice of its election not to recapture the Proposed Sublet Space (or failed timely to make such election) pursuant to subsection (b) above. Thereafter, Tenant shall have no right to sublease the portion of the Premises described in the notice furnished pursuant to subsection (b), unless Tenant shall have again complied with the procedures set forth in Section 7.2(b).
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ComScore, Inc. Lease

          (d) Provided no monetary or material non-monetary Event of Default exists under this Lease, Tenant shall be entitled to retain fifty percent (50%) of any net profit derived from subletting the Premises or any part thereof, after first deducting (i) reasonable advertising costs, brokerage commissions, improvement allowances and other reasonable costs associated with the subletting of the Premises, and (ii) Tenant’s Vacancy Cost (as defined below). For any period during which a monetary or material non-monetary Event of Default exists under this Lease, Landlord shall be entitled to 100% of the rent due from any subtenant of Tenant and Tenant shall provide written notice to each subtenant to pay said rent directly to Landlord. Landlord shall have the right, at its sole cost and expense, and upon reasonable notice, to inspect and audit Tenant’s books and records relating to any sublease and expenses incurred by Tenant in connection therewith. Upon Landlord advising Tenant of any potential adverse effect of any proposed sublease or assignment on the real estate investment trust qualification tests applicable to Landlord and its affiliates or unrelated business taxable income concerns of its lender, and proposing one or more solutions to such effect, Tenant will exercise reasonable efforts to structure any such proposed sublease or assignment so that the portion of the excess rents that become payable to Landlord will not have such adverse effect, and if Tenant is unable so to structure any proposed sublease or assignment, then Landlord shall have the right in its sole and absolute discretion to withhold its consent to the proposed sublease or assignment or to terminate this Lease with respect to the Proposed Sublet Space as provided in this Section. “Tenant’s Vacancy Cost” shall mean the Base Rent payable by Tenant under this Lease commencing on the date that Tenant vacates and offers to the market for sublease that portion of the Premises intended to be sublet (and provided that Landlord has not been precluded from inspecting the vacated portion of the Premises) and continuing through the date on which Tenant is entitled to receive base rent from a subtenant for that portion of the Premises intended to be sublet. Tenant shall provide Landlord with prior written notice of its intent to vacate and sublet a portion of the Premises, and Landlord shall be entitled to inspect the vacated portion of the Premises to verify that Tenant has vacated such portion.
     7.3 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease, except for the payment of rent to the extent actually received by Landlord from such parties. Landlord’s consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord’s prior written approval as to form and substance, which approval shall not be unreasonably withheld, conditioned or delayed, but which instruments shall provide, as an express condition precedent to Landlord’s prior approval, that any sublessee or assignee agree to remain jointly and severally liable to Landlord for all obligations imposed by any such agreement of
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ComScore, Inc. Lease

assignment or sublease. If Landlord is required to review more than three (3) subleases or assignments in any Lease Year, then commencing with the fourth (4th) such sublease or assignment, Tenant shall reimburse Landlord for all reasonable, out-of-pocket third-party costs incurred by Landlord in connection with any request by Tenant to sublease all or any portion of the Premises or to assign this Lease.
     7.4 (a) Notwithstanding the above restrictions on subletting and assignments, Landlord’s consent shall not be required with respect to any assignment or subletting to an “Affiliate of Tenant” (as hereinafter defined) or a “Parent of Tenant” (as hereinafter defined), or resulting from the merger, consolidation or other corporate reorganization of Tenant, or the sale or transfer of substantially all of the capital stock, partnership interests, membership interests or other ownership interests of Tenant or substantially all of the assets of Tenant, provided (i) that such assignee or sublessee or Tenant shall have a total creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) greater than or equal to Tenant as of the Effective Date, in Landlord’s reasonable judgment, (ii) that such assignee or sublessee agrees in writing to be bound by the terms and conditions of the Lease and to assume all of the obligations and liabilities of Tenant under the Lease, (iii) that such assignee or sublessee shall conduct a business which is a permitted use under the terms of the Lease, (iv) that Tenant provides Landlord with prior written notice of its intent to assign or sublease all or a portion of the Premises not less than thirty (30) days prior to the date of such assignment or sublet, (v) that the character of such person or entity and the nature of its activities on the Premises and in the Building will not adversely affect other tenants in the Building or impair the reputation of the Building as a first-class office building, and (vi) that the assignment or sublease with such person or entity is not a so-called “sham” transaction intended by Tenant to circumvent the provisions of this Article VII.
          (b) For purposes of this Section 7.4 an “Affiliate of Tenant” shall mean any corporation, limited liability company, association, trust or partnership (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock, membership, or partnership interest ownership or otherwise or (iii) which is under common Control with Tenant. For the purposes hereof, a “Parent of Tenant” shall mean any corporation, limited liability company, association, trust or partnership (i) which Controls Tenant or (ii) which owns more than fifty percent (50%) of the issued and outstanding voting interests of Tenant. The terms “Control” or “Controls” shall mean the power directly or indirectly to influence the direction, management or policies of Tenant or such other entity.
          (c) In the event of any such assignment or subletting pursuant to this Section 7.4, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.
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ComScore, Inc. Lease

     7.5 No part of the rent payable under this Lease shall be based in whole or in part on the income or profits derived from the Premises. If the holder of any Mortgage or any lender providing financing in connection with all or any portion of the Premises, the Land and/or the Building succeeds to Landlord’s interests under this Lease and such holder and/or lender’s counsel advises Landlord that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, such holder and/or lender may elect to amend unilaterally the calculation of rent so that none of the rent payable to such holder and/or lender under this Lease will constitute unrelated business income provided that the amendment shall not increase Tenant’s payment obligations or other liability under this Lease, reduce Landlord’s obligations under this Lease, or diminish or negatively impact Tenant’s right to use the Premises in accordance with the provisions hereof. At such holder’s or lender’s request, Tenant shall execute any document such holder and/or lender reasonably deems necessary to effect such amendment of this Lease. Any sublease of all or any portion of the Premises shall include the foregoing provisions of this Section 7.5.
ARTICLE VIII
TENANT’S MAINTENANCE AND REPAIRS
     8.1 Subject to Landlord’s obligations set forth in Section 8.3 below, Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto all in a manner consistent with a Class A office Building. At the expiration or other termination of the Lease, Tenant shall surrender the Premises, broom clean, in substantially the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Landlord shall provide and install (subject to reimbursement in accordance with Article IV) replacement tubes and bulbs for Building standard light fixtures in the Premises, if any; all other bulbs and tubes for the Premises shall be Tenant’s responsibility, however, at Tenant’s request, Landlord shall stock and install such other bulbs and tubes and Tenant shall reimburse Landlord for its actual costs and reasonable expenses incurred in connection with said stocking and installation.
     8.2 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises and to any other part of the Building or South of Market Complex (other than reasonable wear and tear) caused primarily by any act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer, client, licensee, family member, guest or other invitee of Tenant (each, an “Invitee” or, collectively, “Invitees”), shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, five (5) days after written notice to Tenant (except in the case of an emergency), to make such repairs and to charge Tenant for all reasonable and customary costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.
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     8.3 Landlord shall keep and maintain the exterior and demising walls, foundations, all structural elements, roof and common areas that form a part of the Building, and the Building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, the Premises in clean, safe, sanitary and operating condition in accordance with standards customarily maintained by Class A office buildings in the Urban Core of Reston Town Center, Reston, Virginia (the “Market Area”), and will make all required repairs thereto at its sole cost and expense, subject to the provisions of Section 4 hereof. All common or public areas of the South of Market Complex and the land upon which it is situated (including without limitation the Parking Garage and the Parking Structure, the first floor lobby area and the exterior landscaping) shall be maintained by Landlord in accordance with standards customarily maintained by Class A office buildings in the Market Area. Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord’s obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, or internal staircase(s) which may be installed by or at the request of Tenant, supplemental HVAC equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building structure and systems; and (b) Landlord shall have no obligation to make any repairs brought about solely by any act or neglect of Tenant or any Invitee.
     8.4 In the event that Landlord fails to perform any maintenance or repair obligations of Landlord under this Lease with respect to the Premises (such failure, a “Delayed Repair”), and, except in the case of an emergency, (a) such failure shall continue for a period of thirty (30) days after receipt of written notice from Tenant to Landlord and any lender of Landlord (“First Repair Self Help Notice”) or, if such failure cannot reasonably be cured within thirty (30) days, then such longer period as may be required for such cure provided that Landlord commences such cure within such thirty (30) day period and diligently pursues such cure to completion, and (b) such failure shall continue for three (3) business days after receipt of an additional written notice from Tenant to Landlord and any lender of Landlord following the expiration of the period described in clause (a) above (“Second Repair Self Help Notice”), and (e) Landlord has not disputed in writing that it has failed to perform any maintenance or repair obligation of Landlord under this Lease, then Landlord shall reimburse Tenant for either (x) a portion of the reasonable costs and expenses actually incurred by Tenant in curing such Delayed Repair, in an amount equal to the difference between such total costs and expenses actually incurred by Tenant less Tenant’s Proportionate Share of such costs and expenses, if and to the extent such expenses are includable as Operating Expenses pursuant to Article IV hereof or (y) the reasonable costs and expenses actually incurred by Tenant in curing such Delayed Repair, if such expenses are not so includable as Operating Expenses (as applicable, the “Excess Repair Costs”) within thirty (30) days after Landlord has received from Tenant an invoice therefor. If Landlord disputes that it has failed to perform any maintenance or repair obligation,
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Landlord shall deliver written notice to Tenant of such dispute within twenty (20) days of receipt of the First Repair Self Help Notice. Any Excess Repair Costs so reimbursed to Tenant by Landlord shall not be includable in the Operating Expenses payable by Tenant pursuant to Article 0 above. The First Repair Self Help Notice and the Second Repair Self Help Notice each shall include a statement that Tenant intends to exercise this right to self help and shall identify in reasonable detail the basis for the self help and the actions Tenant intends to undertake to perform the Delayed Repair. Further notwithstanding anything to the contrary contained in this Lease, Tenant’s right to perform any such self help pursuant to this Section 8.4 is conditioned upon strict compliance by Tenant with the following requirements: Tenant shall ensure that (i) all such work shall be performed solely by contractors, subcontractors and design consultants, as applicable, who are bonded, licensed in the Commonwealth of Virginia, qualified and recognized as reputable within their field, (ii) each entity performing such work shall have obtained public liability and worker’s compensation insurance policies covering all persons who will perform such work in amounts customary for comparable work in buildings comparable to the Building, and (iii) all such work shall be performed in a good, workmanlike, first-class and prompt manner, in accordance with any reasonable rules for contractors that may be established by Landlord from time to time, and in accordance with all Legal Requirements (including obtaining any required permit) and the requirements of any insurance company insuring the Building or any portion thereof. Further notwithstanding anything to the contrary contained in this Lease, the self help right provided to Tenant under this Section 8.4 shall not be applicable to any repair or maintenance obligations that affect the Building structure or systems or common areas.
ARTICLE IX
TENANT ALTERATIONS
     9.1 It shall be Landlord’s responsibility to deliver the Premises in Base Building Shell Condition pursuant to Exhibit B attached hereto and made a part hereof. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises, except as otherwise specifically stated herein or in Exhibit B, unless necessitated as a result of a Base Building deficiency, or a deficiency of the Base Building plans. Prior to full completion of the Base Building Shell Condition, the Premises shall be delivered to and accepted by Tenant in Minimum Base Building Completion condition as defined in Subsection 2.2(b) above for purposes of conducting the Leasehold Work (as defined in Exhibit B). Tenant shall not be responsible for any of the foregoing work if it is determined in good faith that said work was made necessary by an act or omission of Landlord or its agents.
     9.2 Prior to the Lease Commencement Date, Tenant intends to cause certain alterations, renovations and modifications to be made to the Premises (“Leasehold Work”) pursuant to the terms and conditions of Exhibit B attached hereto.
Reston South of Market
ComScore, Inc. Lease

     9.3 (a) After the Lease Commencement Date, Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "Improvements” or “Alterations”) in or to the Premises or the Building, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may grant or withhold its consent in its sole discretion for any Alteration which is deemed to be a Structural Alteration. “Structural Alterations” shall be any alterations that (i) will necessitate any changes, replacements or additions to walls, ceilings, partitions (other than non-structural or free-standing partitions or standard drop ceiling components), columns or floors or other structural elements of the Building or to the water, electrical, mechanical plumbing, fire and life safety or HVAC or other systems of the Building; (ii) are readily visible to the exterior of the Building, or the common or public areas thereof; or the main lobby of the Building, (iii) affect the roof of the Building; or (iv) would have a negative impact on any building warranty.
          (b) Any Alterations made by Tenant shall be made: (i) in a good, workmanlike, first-class and prompt manner and otherwise in accordance with Landlord’s reasonable rules, including any rules for contractors, that may be established by Landlord from time to time, provided Tenant has been notified in writing by Landlord of said changes; (ii) using new materials only; (iii) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; (iv) after coordinating the work schedule and scope with the Building’s property manager to avoid undue interference with the normal operations and use of the Building; (v) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord and for which Tenant will reimburse Landlord for any reasonable out-of-pocket third party costs and expenses; (vi) in accordance with all Legal Requirements, Insurance Requirements (as defined below) and the requirements of the Underwriters’ Association of the Commonwealth of Virginia; (vii) after obtaining public liability and worker’s compensation insurance policies reasonably approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration; (viii) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations; and (ix) after Tenant has obtained any permits required by the Legal Requirements for the Alterations.
          (c) If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) business days after Tenant receives knowledge of the filing of such lien or petition, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond reasonably acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. If Tenant shall fail to discharge any such mechanic’s or
Reston South of Market
ComScore, Inc. Lease

materialmen’s lien within the ten (10) business day period set forth above, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as additional rent payable with the next monthly installment of annual base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed the “owner” of such improvements (and not the agent of Landlord) for purposes of the application of Commonwealth of Virginia lien laws.
          (d) All Alterations involving tie-ins to the Building’s fire and life safety systems, changes and modifications to the Building’s envelop (roof, glass, glazing, etc.), or any warranty shall, at Landlord’s election, be performed by Landlord’s designated contractor or subcontractor at market rates (except for items under warranty) at Tenant’s expense.
          (e) Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord two (2) sets of accurate as-built drawings and one (1) AutoCAD computer disc showing such Alteration in place.
          (f) When granting its consent, Landlord may impose any commercially reasonable conditions it reasonably deems necessary, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance. Portions of the Premises visible to the public shall maintain a relatively uniform appearance with the rest of the Building. Landlord’s review and approval of any such plans and specifications and its consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Building (“Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to all applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with all applicable Legal Requirements or Insurance Requirements of such plans, specifications and work.
          (g) Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord without reimbursement by Tenant.
     9.4 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant, or its contractors, agents or employees. If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all actual and reasonable expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Building
Reston South of Market
ComScore, Inc. Lease

made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that if Tenant is not then in an Event of Default under this Lease, Tenant shall have the right to remove, at Tenant’s sole expense, prior to the expiration of the Lease Term, all movable furniture, furnishings, trade fixtures, and equipment installed in the Premises at the expense of Tenant. All damages and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant’s sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof Notwithstanding the foregoing, upon the expiration of the Lease Term, Tenant shall be required to remove and restore all Leasehold Work, Alterations, equipment and/or fixtures that this Lease expressly requires Tenant to remove pursuant to other provisions of this Lease, and all Leasehold Work, Alterations, equipment and/or fixtures of which Landlord gave written notice to Tenant at the time of approval of the plans and specifications therefor that such improvements would have to be removed upon the expiration of the Lease Term. All damages and injury to the Premises or the Building caused by any such removal shall be repaired by Tenant, at Tenant’s sole expense. Notwithstanding the foregoing in this Section 9.4, Landlord shall not require Tenant to remove any portion of the Leasehold Work upon the expiration of the Lease Term unless such portion constitutes improvements, alterations, equipment and/or fixtures that (i) are Non-standard Improvements (hereinafter defined); and (ii) Landlord gave notice to Tenant at the time of approval of the plans and specifications therefor that such improvements would have to be removed upon the expiration of the Lease Term. “Non-standard Improvements” shall not include standard leasehold improvements for general office use, including but not limited to, drywall partitions, carpets, lighting fixtures, doors, hardware, ceilings, drop ceilings, raised access floors, typical general office computer server rooms, kitchens that are standard office pantries (i.e. commercial kitchens shall be Non-standard Improvements); millwork, electrical (except that emergency generators and UPS systems shall be Non-standard Improvements), plumbing systems and fixtures (except that private bathrooms shall be Non-Standard Improvements). In addition, interior stairwells (and other improvements that involve a penetration of the floor slab) installed in the Premises shall be Non-standard Improvements.
ARTICLE X
SIGNS AND FURNISHINGS
     10.1 No sign, advertisement or notice referring to Tenant shall be inscribed., painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building or the South of Market Complex except on the directories and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord and the Reston Town Center Design Review Board and are in accordance with any applicable state or local building code or zoning regulations. All of Tenant’s signs that are approved by Landlord shall be installed by Tenant at Tenant’s cost and expense and shall be removed by Tenant at Tenant’s sole cost and expense at the end of the Lease Term (and Tenant shall repair any damage to the Building or the Premises caused by such removal). If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall
Reston South of Market
ComScore, Inc. Lease

have the right to remove the same at Tenant’s expense. Notwithstanding the foregoing, Landlord shall, at Landlord’s cost, provide building standard suite entry signage on any multi-tenanted floor that Tenant occupies identifying Tenant in a location mutually agreeable to Landlord and Tenant and in such place, number, size, color and style as are approved by Landlord and Tenant. Tenant shall be entitled, at Landlord’s cost and expense, to one (1) listing on the Building lobby directory for each 1,000 square feet of rentable area in the Premises; provided, however, any additional listings shall be at Tenant’s sole cost and expense. Landlord’s acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its reasonable opinion tends to impair the reputation of the Building or its desirability as a Class A office building, and upon notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices (so long as each of the same are consistent with the Class A nature of the Building) on any part of the exterior or interior of the Building but not in the Premises except as may be required by law or in emergency situations.
     10.2 (a) So long as ComScore, Inc. or any Affiliate of Tenant or Parent of Tenant with respect to ComScore, Inc. is (i) leasing at least three (3) full floors in the Building, and (ii) occupying at least two (2) full floors in the Building for their own account, then Tenant shall have the right to nonexclusive exterior signage (the “Non-Exclusive Exterior Sign”) identifying Tenant on the top level of the Building’s facade on one side of the Building or on the exterior of a floor that Tenant fully leases, subject to mutual reasonable approval of Landlord and Tenant as to the location of such Non-Exclusive Exterior Sign (however, potential locations that have been pre-approved by Landlord for such Non-Exclusive Exterior Sign are noted on Exhibit H attached hereto), and subject to the following: (A) applicable Legal Requirements, and (B) the approval of any other association having jurisdiction over such matter such as the Reston Design Review Board. The signage rights set forth in this Section 10.2(a) shall be personal to ComScore, Inc. if and so long as ComScore, inc., or its Affiliates or Parents, is leasing at least three (3) floors of the Building, and fully occupying at least two (2) of those floors, for their own account. Tenant shall notify Landlord within ninety (90) days of the lease execution of the location for its Non-Exclusive Exterior Sign. So long as Tenant notifies Landlord within ninety (90) days of the lease execution of the location for its Non-Exclusive Exterior Sign, (i) Tenant’s choice of location for its Non-Exclusive Exterior Sign shall be superior to any other tenant’s choice of location for an exterior sign, and (ii) the other major tenant’s exterior sign shall he on another side of the Building. Tenant’s Non-Exclusive Exterior Sign may not interfere with any retail tenant’s sign, nor with the view of another Building tenant from its premises and shall otherwise be subject to the provisions of Section 10.2(d).
          (b) So long as ComScore, Inc. or any Affiliate of Tenant or Parent of Tenant with respect to ComScore, Inc. is (i) leasing greater than four (4) full floors in the Building, and (ii) occupying greater than four (4) fill floors in the Building for their own account, then Tenant shall have the right to exclusive exterior signage (the “Exclusive Exterior Sign”) identifying Tenant on the top level of the Building’s façade on one side of the Building or on the exterior of a floor that
Reston South of Market
ComScore, Inc. Lease

Tenant fully leases, subject to mutual reasonable approval of Landlord and Tenant as to the location of such Exclusive Exterior Sign (however, potential locations that have been pre-approved by Landlord for such Exclusive Exterior Sign are noted on Exhibit H attached hereto), and subject to applicable Legal Requirements and any other association having jurisdiction over such matter. The signage rights set forth in this Section 10.2(b) shall be personal to ComScore, Inc. or its Affiliates or Parents. Tenant’s Non-Exclusive Exterior Sign may not interfere with any retail tenant’s sign, nor with the view of another Building tenant from its premises and shall otherwise be subject to the provisions of Section 10.2(d). Tenant shall notify Landlord within ninety (90) days of the lease execution of the location for its Exclusive Exterior Sign. Landlord shall bear the sole responsibility, liability, cost and expense, in such case, to ensure the exclusive nature of Tenant’s Exclusive Exterior Sign, whether by the termination of the signage rights of other tenants and/or the removal of other signage or otherwise.
          (c) Tenant shall have the right to place interior signage on any full floor that it occupies, subject to the terms and conditions set forth in Subsection 10.1(d) below. So long as ComScore, Inc. or an Affiliate of Tenant or Parent of Tenant with respect to ComScore, Inc., is leasing at least (3) floors of the Building, and fully occupying at least two (2) of those floors, for their own account, Tenant (or an Affiliate of Tenant or Parent of Tenant with respect to ComScore, Inc.) shall have the right to a non-exclusive street level monument sign identifying such Tenant as a tenant of the Building (along with other Building tenants; provided ComScore, Inc. shall have the top location on the monument sign) and shall pay as additional rent its pro rata share of the cost of installation of such monument sign, and Tenant’s portion of the monument sign shall be representative of the ratio of the square footage leased and occupied by Tenant to the total rentable square footage in the Building and consistent with other tenants’ monument or plaque signage in the South of Market Complex. Such monument sign shall be mutually agreeable to Landlord and Tenant in their reasonable discretion. The signage rights set forth in this Section 10.2(c) shall be exclusive and personal to ComScore, Inc. or an Affiliate of Tenant or Parent of Tenant with respect to ComScore, Inc.
          (d) All signage set forth in Article 10.2(a), (b) and(c) above shall be subject to the following terms and conditions: (1) Tenant shall, at Tenant’s sole cost, install such signage (except with regard to the monument sign which Landlord shall install and Tenant shall pay its pro rata share of the actual cost thereof); (2) Tenant shall, at Tenant’s sole cost, maintain and repair such signage in a first class condition (except with regard to the monument sign which shall be maintained by Landlord and passed through as an Operating Expense); (3) Tenant shall, at Tenant’s sole cost, obtain all necessary permits prior to commencing to install the signage (except with regard to the monument sign); (4) the size (including the sign’s dimensions and lettering), location, materials, color, style and manner of installation of such signage shall be subject to Landlord’s prior reasonable written approval; (5) the size, location, materials, color, style and manner of installation of such signage shall be subject to the approval of the Reston Town Center Design Review Board and any other private or governmental authority having jurisdiction over the Building; (6) such signage shall be in accordance with the Legal Requirements; and (7) at the end of the Lease Term or at any earlier
Reston South of Market
ComScore, Inc. Lease

time that ComScore, Inc. no longer has a right to such sign, Tenant shall, at Tenant’s sole cost, remove such sign (except with regard to the monument sign) and repair any damage to the Building or otherwise caused by said removal to the condition that existed prior to the installation of such sign.
ARTICLE XI
TENANT’S EQUIPMENT
     11.1 Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110/208 volt power or exceeds normal electrical usage without first obtaining the prior written consent of Landlord, which shall not, in any event, be unreasonably withheld, conditioned, or delayed so long as there is sufficient power for other tenants in the Building in Landlord’s reasonable discretion. Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any separate metering or sub-metering of any such equipment that is required and the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord, and Landlord may require that any such additional equipment (including supplemental HVAC systems) shall be sub-metered at Tenant’s cost. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord. It is understood and agreed that the “normal electrical usage” includes the use, for normal general office purposes, of copying machines, servers and similar equipment, personal and/or desk-top computers and other standard office equipment, but excludes the use of any machine that uses electrical capacity in excess of that provided to the Premises. Landlord may install checkmeters to electrical circuits serving Tenant’s equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant’s electricity consumption is excessive, then Landlord may install at Tenant’s expense submeters to ascertain Tenant’s actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant’s electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical, similarly situated tenants in the Building, as reasonably calculated by Landlord.
     11.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in
Reston South of Market
ComScore, Inc. Lease

such manner as Landlord directs in order to distribute their weight adequately. Any additional structural support or upgrading of the floor supports that are necessary to accommodate any of Tenant’s equipment that exceeds the floor loading specifications for the Building shall be installed at Tenant’s sole cost and expense and shall be subject to the prior written approval of Landlord, which approval shall be granted or withheld in Landlord’s sole and absolute discretion. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises shall be repaired at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant’s furniture, equipment or other material there delivered or deposited.
ARTICLE XII
INSPECTION BY LANDLORD
     12.1 Upon reasonable notice from Landlord to Tenant, except in the case of an emergency, Tenant shall permit Landlord, its agents or representatives, to enter the Premises at reasonable times, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations or repairs as in the sole judgment of Landlord may be deemed necessary, and to exhibit the same to prospective tenants during the Lease Term. In connection with any such entry, Landlord shall (i) endeavor to minimize the disruption to Tenant’s use of the Premises and (ii) provide twenty-four (24) hours’ prior verbal notice to Tenant (except in cases of emergency).
ARTICLE XIII
INSURANCE
     13.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building which will in any way increase the rate of fire insurance or other insurance on the Building in more than a de minimis manner. If any increase in the rate of fire insurance or other insurance is stated, in writing, by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the South of Market Complex, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder. Landlord shall inform Tenant of the likelihood that its Leasehold Work or Alterations will increase
Reston South of Market
ComScore, Inc. Lease

the insurance to the Building prior to Landlord approving any work or the placement of any equipment by Tenant in the Building.
     13.2 Landlord shall insure the South of Market Complex against loss due to fire and other casualties included in standard extended coverage insurance policies in an amount equal to at least 100% of the replacement cost thereof, exclusive of architectural and engineering fees, excavations, footings and foundations.
     13.3 (a) Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance, (4) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant, if any), (5) worker’s compensation insurance, (6) employer’s liability insurance, and (7) excess/umbrella liability insurance (written on an occurrence basis). Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than One Million Dollars ($1,000,000) combined single limit per occurrence with a Two Million Dollars ($2,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the tenant improvements installed in the Premises, including without limitation any such improvements installed pursuant to Article IX of this Lease, all Alterations and all other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and Five Hundred Thousand Dollars ($500,000) disease-each employee. Such excess/umbrella liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Five Million Dollars ($5,000,000.00) annual aggregate (which may be satisfied by the general liability coverage).
             (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has a rating equal to or exceeding A:XI from Best’s Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any mortgage (as defined in Section 21.1) and any other person or entity designated by Landlord from time to time as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss; (4) provide
Reston South of Market
ComScore, Inc. Lease

that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, representatives and mortgage holders and all trustees and beneficiaries with respect thereto, in connection with any loss or damage covered by such policy; (5) [intentionally deleted]; and (6) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance. Tenant shall deliver a certificate of all such insurance and receipts evidencing payment there for (and, upon request, but not more often than once in any twelve (12) month period unless either (i) an Event of Default has occurred, or (ii) there is a claim or potential claim under such policies), copies of all required insurance policies, including endorsements and declarations) to Landlord not less than thirty (30) days prior to the Lease Commencement Date and at least annually thereafter.
     13.4 Tenant hereby waives and releases Landlord and the holder of any mortgage from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Tenant either is required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses for which Tenant is or may be held liable to the extent Landlord is required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party.
ARTICLE XIV
SERVICES AND UTILITIES
     14.1 Landlord shall furnish to the Premises year-round ventilation and air conditioning and heat during normal hours of operation of the Building, as hereinafter provided, during the seasons when such utilities are required, as consistent with Class A office buildings in the Market Area. Landlord shall also provide reasonably adequate electricity, water, exterior window cleaning service, wastewater collection/sanitation, and char and janitorial service (after 6:00 p.m.) seven (7) days per week, fifty-two (52) weeks per year, however, char, janitorial and window cleaning service only on Monday through Friday, excluding legal holidays, in accordance with the janitorial specifications outlined in Exhibit E attached hereto. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators or the Building. At least one elevator cab shall be available for use by Tenant at all times (except in the event of an emergency). The normal hours of operation of the Building HVAC Services will be 7:00 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays as set forth in Exhibit G) and, upon request by Tenant provided to Landlord prior to 5:00 p.m. on the preceding Friday (or 5:00 p.m. on the preceding
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business day in the ease of desired service on a legal holiday) in writing, via telephone, or via email, 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays (as set forth in Exhibit G). There will be no normal hours of operation of the Building on Sundays or legal holidays as set forth in Exhibit G, and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. In the event Tenant requires after-hours HVAC service on regular business days (i.e. service after 7:00 p.m. in the evening), Tenant shall give notice to Landlord on or before 5:00 p.m. of such business day. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Building, except as otherwise specified herein. It is agreed that if Tenant requires HVAC beyond the normal hours of operation set forth herein, Landlord will furnish such HVAC, provided Tenant gives Landlord’s agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such overtime HVAC in accordance with Landlord’s then current schedule of costs and assessments for such HVAC. Landlord agrees to provide an access-control system in the Building comparable to the system in Class A office and retail buildings in the Market Area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis (except in the event of emergency). Landlord shall, at its cost, provide an initial set of access cards to the Building in an amount equal to an aggregate number not to exceed four (4) access cards for each one thousand (1,000) square feet of above grade rentable area in the Premises (excluding any storage space leased by Tenant); provided, however, that any replacement or additional cards requested by Tenant after the Lease Commencement Date shall be provided by Landlord and Tenant shall reimburse Landlord for Landlord’s reasonable cost therefor.
     14.2 Subject to the terms of Section 14.3 below, it is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, or any other cause whatsoever. It is further agreed that, subject to the terms of Section 14.3 below, any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.
     14.3 (a) Notwithstanding the provisions of Section 14.2 to the contrary, (i) if any interruption of utilities or services that is caused by Landlord’s (or its agent’s or employee’s) negligence or willful misconduct shall continue for more than five (5) consecutive business days, or (ii) if any interruption of utilities or services that does not result from Landlord’s (or its agent’s or employee’s) negligence or willful misconduct nor from Tenant’s (or its agents’ or employees’) negligence or willful misconduct shall continue for more than ten (10) consecutive business days, and in either of the foregoing instances such interruption shall render greater than twenty-five percent (25%) of the Premises untenantable by Tenant, and if Tenant does not in fact use or occupy such portion of the Premises, then as Tenants sole and exclusive remedy therefor all base rent and additional rent payable hereunder with respect to such untenantable portion of the Premises shall be
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ComScore, Inc. Lease

abated for the period beginning as of the sixth (6th) consecutive business day or the eleventh (11th) consecutive business day, respectively, of such interruption and continuing until the Premises or such portion thereof is rendered tenantable. Notwithstanding the foregoing, Tenant’s temporary entry into and use of the Premises in a manner limited by the interrupted utilities or services shall not be deemed use or occupancy of the Premises. Further, notwithstanding anything to the contrary in this Lease, if any interruption of utilities or services that renders all or substantially all of the Premises substantially untenantable, is not fully corrected or restored within two hundred forty-four (244) consecutive days, or in the event that such utilities or services cannot reasonably be restored within such period of time, such additional time as reasonably necessary, then Tenant shall have the right to terminate this Lease upon written notice to Landlord.
          (b) Landlord will use its commercially reasonable efforts (including, in Landlord’s sole discretion, reasonable expenditures of money) to cause the prompt restoration of any interrupted utility services; further, should any equipment or machinery in the Building break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials, or other matters beyond Landlord’s reasonable control).
     14.4 The parties hereto agree to comply with all mandatory energy conservation controls and requirements applicable to office buildings that arc imposed or instituted by the Federal, state or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.
     14.5 To the extent water usage is not separately metered, Tenant shall reimburse Landlord for its actual out of pocket cost for any Excess Water Usage (as defined below) in the Premises. “Excess Water Usage” shall mean the excess of Tenant’s water usage during any billing period for water services over the estimated average water usage during the same period for all office tenants of the Building (excluding Tenant), as adjusted for the square footage occupied for each such tenant, and as reasonably computed by Landlord. If Tenant connects into Landlord’s supplemental cooling system currently located (or to be located) on the roof of the Building, then Tenant shall reimburse Landlord for all costs incurred by Landlord therefor, as reasonably determined by Landlord. Similarly, Tenant shall reimburse Landlord for any excess usage of supplemental condenser water, which excess usage shall be paid for by Tenant in the same manner and subject to similar conditions as apply to excess water usage and electricity usage pursuant to this Section 14.5.
     14.6 For so long as Tenant (or its permitted successors, assigns, and sublessees under this Lease) is a tenant in the Building, the fitness facility in the South of Market Complex shall be
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ComScore, Inc. Lease

continuously operated as a fitness facility and shall remain open to all office tenants of the South of Market Complex, Tenant’s (or its permitted successors, assigns, and sublessees under this Lease) employees who work in the Building shall have the nonexclusive right (subject to reasonable rules and regulations, and at no separate charge) to use the fitness facility, provided however Landlord may relocate the fitness facility within the South of Market Complex so long as the relocated fitness facility is substantially the same size and quality. The fitness facility shall be available to Tenant’s (or its permitted successors, assigns, and sublessees under this Lease) employees who work in the Building on a regular basis on a non-exclusive first-come, first-served basis. Landlord may specifically condition the use of the fitness facility by any person upon such person’s execution of a written waiver and release holding Landlord harmless from any and all liability, damage, expense, cause of action, suit, claim, judgment and cost of defense arising from injury to such employee or guest occurring in the fitness facility or resulting from the use thereof Neither Landlord nor Landlord’s agents or partners, shall have any liability to Tenant or its employees, agents, invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, expense, compensation or claim whatsoever arising out of the use of the fitness facility.
     14.7 Unless otherwise expressly provided in this Lease, costs for the services and utilities required to be furnished and/or performed by Landlord that are described in this Article XIV shall be passed through to Tenant as an Operating Expense to the extent permitted pursuant to Article IV hereof.
ARTICLE XV
LIABILITY OF LANDLORD
     15.1 Landlord shall not be liable to Tenant or to its Invitees for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises or the South of Market Complex; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the South of Market Complex; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the South of Market Complex or of any other person or persons; and any leakage in any part or portion of the Premises or the South of Market Complex, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the South of Market Complex, or from drains, pipes or plumbing fixtures in the South of Market Complex. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or the South of Market Complex shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing
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provisions of this Section 15.1 to the contrary, Landlord shall not be released from liability to Tenant for damage or injury caused by the gross negligence or willful misconduct of Landlord or its employees; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential damages or punitive damages or other special damages whatsoever.
     15.2 (a) Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant’s use or occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring during the Lease Term in the Premises, except to the extent resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors, or employees, (iii) any act or omission to act by Tenant or its Invitees, (iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease, (v) the towing of any car or other vehicle as provided in Section 24.3 hereof, or (vi) Tenant’s or its employees’ or agent’s use of the fitness facility in the Building or the Risers (as defined in Section 26.1) provided, however, (A) Tenant’s obligation to indemnify Landlord pursuant to this Section 15.2(a) shall be applicable and shall be enforceable only to the extent that Landlord has suffered an actual and demonstrable loss caused by the breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; (B) in no event shall Tenant have any liability to Landlord for claims based on the interruption of or loss to Landlord’s business or for any indirect losses or consequential, punitive or other special damages whatsoever or for claims for which Landlord is insured or required under this Lease to be insured; and (C) in no event shall Tenant have any liability to Landlord for claims made by Tenant’s employees against Landlord (or Landlord’s property management agent) relating to such employees’ use of the fitness facility in the Building.
          (b) Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and costs of litigation) suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) any accident, injury or damage whatsoever caused to any person, or the property of any person, on or about the common or public areas of the Building or the South of Market Complex, to the extent within Landlord’s exclusive control during the Lease Term, and (ii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except, if and to the extent such accident, injury, damage, failure, breach or default is a result of or in any way caused by Tenant’s or any of its agents, contractors, employees’ or subtenant’s negligence, misconduct or wrongful act or omission to act, and except, further that Landlord’s obligation to indemnify Tenant pursuant to this Section 15.2 shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss directly caused by the breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; and provided, however, that in no event
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ComScore, Inc. Lease

shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential, punitive or other special damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured. Notwithstanding anything to the contrary in this Section 15.2(b) or elsewhere in this Lease, this Section 15.2(b) shall not apply to the holder of any mortgage or deed of trust secured by the Building unless and until such holder acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure.
     15.3 In the event that at any time Landlord shall sell or transfer title to the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder arising from and after the date of the transfer, Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease; provided that such purchaser or transferee enters into a commercially reasonable market form of Subordination, Nondisburbance and Attornment Agreement (“SNDA”) with Tenant. For all purposes under this Lease, the phrase “commercially reasonable market form” with respect to an SNDA means that such agreement, at a minimum, provides that so long as no Event of Default with respect to Tenant is then ongoing, Tenant’s rights under this Lease, including without limitation Tenant’s use and occupancy of the Premises, shall not be disturbed by the other party to the SNDA.
     15.4 In the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.
     15.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building. In no event shall any other assets of Landlord, any partner of Landlord, the holder of any mortgage (or anyone claiming by through or under such holder) or any other person or entity be available to satisfy, or be subject to, such judgment, nor shall any partner of Landlord or any such other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any partner of Landlord in such partner’s capacity as a partner of Landlord.
     15.6 Landlord agrees that (a) no officer, director, employee, shareholder or partner of ComScore, Inc. (each a “Partner of Tenant”) shall have any personal liability for the performance of any obligation under this Lease or any covenant or agreement contained herein or unpaid amount due hereunder, nor shall any judgment be sought or obtained against any Partner of Tenant and Landlord will not seek to obtain or impose any lien or charging order or claim against any assets of any Partner of Tenant, (b) in the event that Landlord is awarded a money judgment against ComScore, Inc., Landlord’s sole recourse for satisfaction of such judgment shall be limited to the
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assets of ComScore, Inc. and (c) in no event shall the personal assets of any Partner of Tenant be available to satisfy any judgment which Landlord may have against ComScore, Inc.
ARTICLE XVI
RULES AND REGULATIONS
     16.1 Tenant and its Invitees shall at all times abide by and observe the Rules and Regulations attached hereto as Exhibit C. In addition, Tenant and its Invitees shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the South of Market Complex, Parking Garage and/or the Parking Structure, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease nor materially interfere with the Tenant’s right to use the Premises in accordance with the permitted uses set forth in this Lease. Landlord shall consistently enforce and administer the Rules and Regulations. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant or its Invitees for the violation of such rules or regulations by any other tenant or such other tenant’s employees, agents, invitees, licensees, customers, subtenants, contractors, clients, family members or guests. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.
ARTICLE XVII
DAMAGE OR DESTRUCTION
     17.1 If the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the sole judgment of Landlord, based on commercially accepted construction practices, the repairs and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage.
     17.2 If Landlord determines, in its sole judgment, based on commercially accepted construction practices, that the repairs and restoration cannot be substantially completed within two hundred seventy (270) days after the date of such damage or destruction, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if
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the grossly negligent act or omission of Tenant, or any of its Invitees, shall have caused the damage or destruction.
     17.3 If this Lease is terminated pursuant to this Article, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated as a result of such damage, and provided that such damage was not caused by the grossly negligent act or omission to act of Tenant, or any of its Invitees, until the repair and restoration of the Premises is completed, Tenant shall be required to pay annual base rent and additional rent only for that part of the Premises that Tenant is able to use (for the permitted uses contemplated by this Lease) while repairs are being made, based on the ratio that the amount of rentable area in the usable portion of the Premises bears to the total rentable area of the Premises. If this Lease is not terminated pursuant to this Article, Landlord shall repair and restore the Building and Premises using the proceeds of the insurance required to be maintained by Tenant and Landlord under this Lease, except that if such damage or destruction was caused by the grossly negligent act or omission to act of Tenant or any of its Invitees, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction. Provided, however, that Landlord shall not be obligated to restore the Premises or the Building if (i) the destruction was not caused by an insurable event, or (ii) the estimated cost of such restoration, as determined by Landlord’s architect, exceeds the amount of insurance proceeds available to Landlord for such restoration.
     17.4 If Landlord repairs and restores the Premises as provided in this Article XVII, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant nor any of the trade fixtures, furnishings, equipment or personal property belonging to Tenant. If this Lease is not terminated pursuant to this Article, Tenant shall be required to repair and restore at its sole expense all such decorations, alterations, or improvements to the Premises previously made by or at the expense of Tenant and all such trade fixtures, furnishings, equipment and personal property belonging to Tenant.
     17.5 Notwithstanding anything to the contrary contained herein, if fifty percent (50%) or more of the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises arc damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant. In exercising this right, Landlord agrees not to act in an arbitrary or capricious manner. This right of termination shall be in addition to any other right of termination provided in this Lease. Provided, however, if Landlord exercises this right and intends to relet the Premises in substantially the condition and configuration the Premises were in at the time of termination for the remainder of the then current Lease Term prior to such reletting, Landlord shall offer the Premises to Tenant pursuant to the terms and conditions of Article XXIX.
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     17.6 Further notwithstanding anything to the contrary contained herein, Tenant shall have the option, but not the obligation, to terminate this Lease (exercisable as set forth below) at no cost or fee in the event any casualty occurs which results in the non-tenability of greater than fifty percent (50%) of the Premises for a period of longer than two hundred and seventy (270) days from the date of casualty and, as a result, the date that the repairs and restoration are completed is less than one (1) year before the scheduled expiration date for the then current Lease Term, unless Tenant shall have exercised any applicable option to renew the Term of this Lease (collectively, the “Termination Standard”). In each such ease, Landlord and Tenant agree that Tenant’s termination rights shall not be subject to delay, suspension, termination or in any way affected or modified by any Force Majeure Event as provided in Section 25.18 in the Lease whether or not Landlord has attempted to timely reconstruct the Premises. Tenant’s right to terminate pursuant to this Section 17.6 shall be exercised by written notice to Landlord given within thirty (30) days after Tenant receives notice from Landlord with Landlord’s determination that the Termination Standard will be applicable, after which period such right (if not exercised) shall thereafter lapse and be of no further force or effect.
ARTICLE XVIII
CONDEMNATION
     18.1 If the whole or a substantial part (as hereinafter defined) of the Building or the Premises, or the use or occupancy of a substantial part of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall be terminable by either Landlord or Tenant upon written notice to the other, which termination shall be effective on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the annual base rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area of the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 18.1, a “substantial part” of the Building or the Premises shall be considered to have been taken if more than one-third (1/3) of the Building or the Premises is rendered unusable as a result of such taking.
     18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damage to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a
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ComScore, Inc. Lease

separate claim against the condemning authority for the value of Tenant’s buildout that was above what would normally be considered “standard furnishings,” as well as all equipment, personalty, and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.
ARTICLE XIX
DEFAULT BY TENANT
     19.1 In addition to those events or occurrences described in this Lease as Events of Default, the occurrence of any of the following shall constitute an Event of Default by Tenant under this Lease:
          (a) If Tenant shall fail to pay any installment of annual base rent or additional rent or any other sums required by this Lease when due and such failure shall remain uncured for a period of five (5) days after Landlord notifies Tenant in writing of such failure; provided however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) month period or five (5) such written notices during the Lease Term (after which time nonpayment on the date due shall constitute an Event of Default).
          (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant of such violation or failure, or, if such violation or failure is not capable of being cured within such thirty (30) day period, then provided Tenant commences curative action within such thirty (30) day period and proceeds diligently and in good faith thereafter to cure such violation or failure, such cure period shall be extended for a reasonable time not to exceed ninety (90) days.
          (c) If Tenant shall abandon the Premises and not be paying rent.
          (d) If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.
          (e) If an Environmental Default, as defined in Section 6.4 of this Lease, shall occur.
  19.2 (a) If there shall be an Event of Default existing beyond any applicable cure periods, then the provisions of this Section 19.2 shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, but in accordance with all legal rights that Tenant shall possess under applicable law, Landlord may reenter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to reenter the Premises or terminate this Lease. If necessary, Landlord
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ComScore, Inc. Lease

may proceed to recover possession of the Premises under the applicable Legal Requirements, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease, without prejudice, however, to Tenant’s liability for all base rent additional rent and other sums specified herein. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting; provided, however, Landlord shall use commercially reasonable efforts to relet the Premises in a timely manner and provided further that it shall not be unreasonable for Landlord to lease other space in its inventory first.
          (b) Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any base rent, additional rent, damages or other sum which may be due or sustained prior to such Event of Default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under this Lease or in placing the Premises in Class A rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) reasonably incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other damages suffered or incurred by Landlord on account of such Event of Default (including, but not limited to late fees or other charges incurred by Landlord under any mortgage). Tenant also shall be liable for additional damages which at Landlord’s election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of such Event of Default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following such Event of Default and continuing until the date on which the Lease Term would have expired but for such Event of Default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being
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further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; provided that Landlord has diligently and in good faith pursued the actions necessary to relet the Premises as quickly as reasonably possible; or (b) an amount equal to the sum of (i) all base rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of such Event of Default through the end of the scheduled Lease Term, plus (ii) all expenses (including broker and reasonable attorneys’ fees) and value of all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any base rent, additional rent and other sums which would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred.
          (c) In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, “Extra Rent”) against Landlord’s damages. Similarly in calculating the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.
   19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.
          (b) All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord hereunder or at law or in equity. All rights and remedies
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available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy; provided, however, that Landlord shall in all instances be entitled to only one recovery for any one cause of action. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord’s rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.
     19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of annual base rent, additional rent or of any sums due hereunder nor any endorsement or statement on a check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.
     19.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, after the expiration of any applicable cure period, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum (“Default Rate”) which is two percent (2%) higher than the publicly announced “prime rate” then being reported by the Bank of America, from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.
     19.6 If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the Default Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of annual base rent due hereunder.
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     19.7 In the event that any action shall be instituted by either of the parties to this Lease (or their successors) to interpret any provision of this Lease, or for the enforcement of any of their rights in and under this Lease, the party in whose favor judgment shall be rendered in such action shall be entitled to recover from the other party all reasonable attorneys’ fees reasonably incurred by the prevailing party in such action.
ARTICLE XX
BANKRUPTCY
     20.1 Each of the following shall be an “Event of Bankruptcy” under this Lease:
          (a) Tenant’s (i) becoming insolvent, as that term is defined in Title 11 of the United States Code (“Bankruptcy Code”) or under the insolvency laws of any state, district, commonwealth or territory of the United States (“Insolvency Laws”); (ii) generally not paying its debts as they become due unless such debts are the subject of a bona fide dispute, or (iii) inability to pay its debts as they become due;
          (b) The appointment of a receiver, trustee, custodian or any similar responsible party or representative for any or all of Tenant’s property or assets, or the institution of a foreclosure, replevin, forfeiture, seizure, attachment, garnishment, or any similar action, proceeding or process upon or against any of Tenant’s real, personal or other property;
          (c) The filing by Tenant of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;
          (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within ninety (90) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or
          (e) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors, or otherwise consenting to the default rights or remedies of Tenant’s or any guarantor’s other creditors.
ARTICLE XXI
SUBORDINATION
     21.1 This Lease is subject to and subordinate to the lien of any and all mortgages (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building, and to any and all renewals, extensions, modifications, recastings or refinancing thereof This Lease shall also be subject and subordinate to the lien of (i) any new first mortgage that hereafter may encumber the Building, and (ii) any second or junior mortgages that may hereafter encumber the Building, provided the holder of the first mortgage consents to such subordination. At any time after the
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execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof. Notwithstanding anything to the contrary set forth herein, as a condition precedent to the subordination of this Lease to any mortgage or deed of trust, Landlord shall he required to provide Tenant with a subordination, non-disturbance and attornment agreement in favor of Tenant from any mortgagee on such mortgagee’s customary market form; provided, however, such form must be a commercially reasonable market form and shall, at a minimum, provide that so long as no Event of Default with respect to Tenant is then ongoing, Tenant’s rights under this Lease, including without limitation, Tenant’s use and occupancy of the Premises, shall not be disturbed by such mortgagee.
     21.2 In confirmation of the foregoing conditional subordination, Tenant shall, at Landlord’s request, execute upon not less than fifteen (15) business days’ prior written notice by Landlord any reasonably appropriate certificate or other document. If Tenant fails to execute and deliver such certificate or other document within the aforesaid fifteen (15) business day period, then Landlord shall provide Tenant with an additional written notice and if such failure continues for five (5) days thereafter, then such failure to execute and deliver after such second written notice shall constitute an immediate Event of Default without any other notice and cure period. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building, provided that such purchaser delivers to Tenant a commercially reasonable market form of attornment agreement; Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or any deed in lieu obtained. Tenant agrees that upon such attornment, such purchaser shall not (i) be bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such purchaser; (ii) bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Building; (iii) be liable for damages for any act or omission of any prior landlord; (iv) be subject to any offsets or defenses which Tenant might have against any prior landlord; (v) be obligated for construction of any improvements otherwise to be constructed by Landlord under this Lease; or (vi) be obligated under any provision of this Lease setting forth terms of indemnification by Landlord of Tenant; provided that such purchaser expressly assumes all of the obligations of Landlord under the Lease and that such purchaser honors the terms of this Lease from and after the date of such purchase and does not disturb Tenant in its possession of the Premises. Notwithstanding the foregoing, after succeeding to Landlord’s interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, but conditioned upon Tenant receiving written confirmation from such purchaser of its
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honoring and assumption of, and such purchaser’s non-disturbance of Tenant under all provisions of, this Lease, Tenant shall execute and deliver an instrument or instruments confirming its attornment.
     21.3 (a) After receiving written notice from any person, firm or other entity that it holds a mortgage, deed of trust or ground lease on the Building, or the land on which the Building is situated, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor. The curing of any of Landlord’s defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord.
             (b) In addition to the time afforded Landlord for the curing of any default, any such holder, trustee, or ground lessor (of which Tenant has been given written notice) shall have an additional thirty (30) days to cure any such default, provided that if such default cannot reasonably cured within thirty (30) days, then such holder, trustee or ground lessor shall have such additional time as may be necessary given the nature and extent of the default after the expiration of the period allowed to Landlord for the cure of any such default within which to cure such default so long as any such holder, trustee or ground lessor acts with reasonable diligence, but in no event longer than ninety (90) days; and provided, further, that (i) such cure period shall commence at such time as Tenant gives written notice of such default to such holder, trustee or ground lessor, except that (ii) in the event such holder, trustee or ground lessor gives notice to Tenant (within thirty (30) days after Tenant’s notice of default) that it is pursuing a foreclosure, deed in lieu or foreclosure or similar proceedings to gain possession of the Building, then the foregoing cure periods shall not commence until such holder, trustee or ground lessor obtains possession of the Building through completion of such foreclosure, deed-in-lieu of foreclosure or similar proceeding.
             (c) In the event that any lender providing construction or permanent financing or any refinancing for the Building or the South of Market Complex requires, as a condition of such financing, that minor modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant’s use and occupancy of the Premises as herein permitted, (iii) do not increase the rent and other sums to be paid by Tenant hereunder, (iv) do not reduce the services provided to Tenant under this Lease, (v) do not decrease Landlord’s obligations under this Lease, (vi) do not affect the rights and obligations of Tenant under this Lease, (vii) do not impose additional obligations or liability on Tenant, monetary or otherwise, (viii) do not discriminate against Tenant vis-à-vis any other tenant in the Building of the South of Market Complex, (ix) do not affect the rentable area of the Premises, including Tenant’s expansion rights hereunder or the method of calculating the rentable area of the Premises and (x) do not affect the Lease Term, including the right of renewal set forth in Rider No. 1 and the right of extension set forth in Rider No. 2 to this Lease, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within ten (10) business days of Tenant’s receipt thereof.
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ARTICLE XXII
HOLDING OVER
     22.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at a base rent equal to one hundred fifty percent (150%) of the amount of the annual base rent in effect during the last month of the Lease Term. Provided, however, if Landlord consents to Tenant holding over, the amount of the annual base rent payable by Tenant shall be equal to one hundred twenty-five percent (125%) of the amount of the annual base rent in effect during the last month of the Lease Term for the first three (3) months of such holdover and thereafter the amount of the annual base rent payable by Tenant shall be equal to one hundred fifty percent (150%) of the amount of the annual base rent in effect during the last month of the Lease Term prior to the initial holding over period. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days’ written notice of any intention to quit the Premises. Tenant shall be entitled to at least thirty (30) days’ written notice to quit the Premises, which notice shall not be given until the expiration of the Lease Term, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being hereby expressly waived. Landlord hereby acknowledges that Tenant shall have no liability to Landlord or any other party on account of alleged or real consequential or other special damages incurred as a result of any such holdover by Tenant. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.
ARTICLE XXIII
COVENANTS OF LANDLORD
     23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, including, without limitation, Section 23.2 hereof Landlord and Tenant each acknowledges and agrees that the leasehold estate in and to the Premises created by this Lease vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.
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     23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address or name of the Building, or the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building (provided same does not materially, adversely affect Tenant’s use of or access to the Premises); (ii) to erect, use and maintain pipes and conduits in and through the Premises; (iii) to the extent the same does not interfere with Tenant’s right to use the Premises as set forth herein and to conduct its business therein, to grant to anyone the exclusive right to conduct any particular legal business or undertaking in the Building; and (iv) to grant anyone the exclusive right from time to time on a temporary basis to use any portion of the common public areas of the Building (provided it does not materially, adversely affect Tenant’s use of or access to the Premises). Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Premises. If, as a result of Landlord’s change of street address or name of the Building, Tenant must replace its professional stationery, Landlord agrees to reimburse Tenant based on invoices presented to Landlord, for the reasonable cost of replacing stock on hand at the time of such change with stationery of equal amount and quality.
ARTICLE XXIV
PARKING
     24.1 As part of, and included in Base Rent, and at no additional cost during the Lease Term (as the same may be extended, provided that the inclusion of paid parking in the Base Rent shall be a factor in determining prevailing market rent for purposes of any applicable Renewal Term), Landlord hereby grants to Tenant, its employees and approved subtenants monthly parking permits in an amount equal to (i) one (1) monthly parking permit for the Parking Garage for each one thousand (1,000) square feet of rentable area from time to time contained in all above-grade portions of the Premises, and (ii) two (2) monthly parking permits for the Parking Structure for each one thousand (1,000) square feet of above grade rentable area in the Premises (excluding any storage space leased by Tenant), for the parking of standard-sized passenger vehicles, including standard-sized sport utility vehicles) on a non-exclusive, unassigned, first-come, first-served basis, provided that there will be sufficient space to park (which may be on a stacked parking basis) for Tenant’s employees with the guaranteed monthly parking permits set forth above. If Landlord uses stacked parking in the Parking Garage or Parking Structure, then (i) such stacked parking policies will be applied on a reasonable and customary basis, (ii) an attendant will be available on a reasonable and customary basis during normal Building hours to move cars for parkers, (iii) for the first three (3) Lease Years, no costs or expenses pertaining to providing stacked parking will be included in Operating Expenses hereunder, and (iv) after the first three (3) Lease Years, any costs or expenses pertaining to providing stacked parking will be reduced by any revenues received by Landlord that are generated by the Parking Garage or Parking Structure. If during the Lease Term, Landlord grants reserved parking spaces in the Parking Garage to any other office tenant in the Building, then Tenant shall be entitled to the same pro rata share of reserved parking spaces (based
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on relative size of each tenant’s premises in the Building) in the Parking Garage at a charge equal to the market rate for reserved parking. The choice of location of such reserved parking shall be allocated on an equitable basis among the applicable tenants as reasonably determined by Landlord. Landlord reserves the right to charge for visitor parking and/or monthly employee parking above the three (3) parking permits for each one thousand (1,000) square feet of rentable area ratio.
     24.2 It is understood and agreed that the Parking Garage and Parking Structure will be operated on a self-parking basis and that no specific parking spaces will be allocated for use by Tenant. Landlord reserves the right to establish other parking controls, rules or regulations, at any time and in its reasonable discretion. Each user of the Parking Garage and Parking Structure will have the right to park in any available unreserved parking space in accordance with regulations of uniform applicability promulgated by Landlord. Notwithstanding anything herein to the contrary, Landlord hereby reserves the right from time to time to designate any portion of the Parking Garage and Parking Structure to be used exclusively by visitors, retail patrons to the South of Market Complex, other tenants of the South of Market Complex.
     24.3 Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Parking Garage and Parking Structure and shall at all times abide by all rules and regulations promulgated by Landlord. Tenant’s employees having the use of monthly parking permits shall be required to display identification or parking sticker at all times in all vehicles parked in the Parking Garage and Parking Structure. Any ear not displaying such a sticker may be towed away at the vehicle owner’s expense in accordance with the Parking Garage and Parking Structure rules and regulations. In addition, Landlord’s and Tenant’s use of the Parking Garage and Parking Structure shall be subject to all Legal Requirements. If an employee of Tenant or other person who has been issued a permit for standard unreserved parking in the Parking Garage or Parking Structure parks in a reserved parking space or in areas of the Parking Garage or Parking Structure that are designated as reserved for the exclusive use of tenants other than Tenant, such employee shall be subject to enforcement measures, which may include payment of Landlord’s third-party costs, including the cost of towing the vehicle.
     24.4 The Parking Garage and Parking Structure will remain open on Monday through Sunday twenty-four (24) hours a day except in the event of an emergency. Landlord reserves the right to close all or any portion of the Parking Garage and Parking Structure during periods of unusually inclement weather or for cleaning, maintenance and repairs; provided, however, Landlord shall use commercially reasonable efforts to make available, at no cost to Tenant, sufficient alternate parking as proximate to the South of Market Complex as practicable during such full or partial closures of the Parking Garage or Parking Structure.
     24.5 It is understood and agreed that Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any vehicles parked in the Parking Garage and Parking Structure or to any personal property located therein, or for any injury sustained by any person in or about the Parking Garage or Parking Structure.
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ARTICLE XXV
GENERAL PROVISIONS
     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, casements or licenses are being acquired by Tenant except as herein expressly set forth.
     25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.
     25.3 Landlord recognizes The Staubach Company – Northeast, Inc. and Prospective, Inc. (the “Brokers”) as the sole brokers procuring this Lease and shall pay said Brokers a commission pursuant to a separate agreement between said Brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold the other party harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the other party or with whom the other party has dealt in connection with this Lease, other than the Brokers.
     25.4 (a) Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in fill force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating such other information as Landlord, Lender or any other holder of a mortgage secured by the Building may request on such form as Landlord, Lender or such holder may reasonably request. If Tenant fails to execute, acknowledge and deliver any such written statement within the aforesaid fifteen (15) day period, then Landlord shall provide Tenant with an additional written notice and if such failure continues for five (5) days thereafter, then Tenant shall be deemed to have approved the statements set forth in such statement. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or such Land or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.
             (b) On each anniversary of the Lease Commencement Date during the Lease Term, unless Tenant is a publicly traded company on a national stock exchange, Tenant shall deliver
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to Landlord Tenant’s financial statements, audited by a certified independent public accountant, for the fiscal year ending in the previous calendar year stating, among other things, Tenant’s revenues and net income. Tenant shall make a senior financial officer available to answer any questions Landlord may have concerning such financial statements and shall deliver any additional information reasonably requested by Landlord to clarify or verify the data shown on the statements provided pursuant to the preceding sentence, provided Landlord agrees to hold the financial statements and other such additional information subject to customary confidentiality conditions.
     25.5 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.
     25.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given or received if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to the following addresses: (i) if to Landlord at do Boston Properties, 505 Ninth Street, N.W., Suite 00, Washington, D.C. 20004, Attn: Regional General Counsel, with a copy to Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103, Attn: General Counsel; (ii) if to Tenant, at the Premises, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia, 23219, Attn: Michael E. Sievers except that prior to the Lease Commencement Date, notices to Tenant shall be sent to such address as Tenant shall designate and inform Landlord in accordance with this Section 25.6. Either party may change its address for the giving of notices by notice given in accordance with this Section.
     25.7 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     25.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.
     25.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.
     25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force
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or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.
     25.11 This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of laws principles.
     25.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.
     25.13 The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.
     25.14 Time is of the essence of each provision of this Lease.
     25.15 Neither this Lease nor a memorandum thereof shall be recorded.
     25.16 Except as otherwise provided in this Lease, any amounts (whether referenced herein as “Additional Rent” or “additional rent”) owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord no later than the later of (i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of annual base rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty (20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.
     25.17 All of Tenant’s duties and obligations hereunder, including but not limited to Tenant’s duties and obligations to pay annual base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or earlier termination of this Lease for any reason whatsoever. Landlord’s obligation to refund to Tenant any Security Deposit or overpayment made by Tenant pursuant to Article IV or Article V shall likewise survive the expiration or earlier termination of this Lease.
     25.18 In the event Landlord is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, non-customary government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith), act(s) of war, terror or terrorism, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord’s reasonable control (whether similar or dissimilar) (each a “Force Majeure Event”), then Landlord shall be excused from performing the affected obligations for the period of
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such delay, interruption or prevention; provided, that, Landlord shall take all commercially reasonable actions to resolve performance as soon as practicable.
     25.19 Landlord and Tenant hereby represent and warrant to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.
     25.20 Landlord and Tenant agree to use commercially reasonable efforts to keep the terms and conditions of this Lease confidential and to protect the same from disclosure, directly or indirectly, to any individual or entity, without the express written consent of the other, with the exception of consultants, employees, agents, lawyers, accountants and other professionals employed or retained directly by either or both of the parties to negotiate or work on this Lease who have a legitimate need to know such information and any other disclosures as may be required to comply with applicable Legal Requirements or otherwise required by a court of law or in connection with any other legal arbitration or dispute resolution proceeding. In the event Landlord or Tenant is required by law to provide this Lease or disclose any of its terms, such party shall endeavor to give the other party prompt notice of such requirement prior to making disclosure so that such other party may seek an appropriate protective order. If failing the entry of a protective order first party is compelled to make disclosure, said patty shall only disclose portions of this Lease which it is required to disclose and will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Any and all public announcements regarding this Lease and any public announcement using either party’s name must be approved in writing by such party prior to publication or other dissemination. Notwithstanding the foregoing provisions of this Section 25.20, a disclosure of the terms and conditions of this Lease by Landlord or Tenant shall not constitute a default under this Lease.
     25.21 Subject to the conditions set forth herein, if any, Landlord agrees to waive all lien and security interests (express, implied, or statutory) to which Landlord might otherwise be entitled on any property, chattels, or merchandise now or hereafter owned by Tenant and situated in the Premises.
     25.22 Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually negotiated and authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.
     25.23 The term “days,” as used herein, shall mean actual days occurring, including, Saturdays, Sundays and holidays. The term “business days” shall mean days other than Saturdays, Sundays and holidays. If any item must be accomplished or delivered hereunder on a day that it is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.
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ComScore, Inc. Lease

     25.24 This Lease includes and incorporates Rider No. 1 and Exhibits A-1, A-2, B, C, D, E, F, G, and H to the Lease.
     25.25 (a) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Article XIX of this Lease and shall be covered by the indemnity provisions of Section 15.2 above, (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
             (b) As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by OFAC pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of finds, good or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this Subsection (b) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all
Reston South of Market
ComScore, Inc. Lease

similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.
     25.26 For purposes of Section 55 218.1, Code of Virginia (1950), as amended, Landlord’s resident agent is Peter Johnston, 3100 Harrison Hollow Way, Oak Hill, Virginia 22071. For purposes of Section 55.2, Code of Virginia (1950), as amended, this Lease is and shall be deemed a deed of lease.
ARTICLE XXVI
COMMUNICATIONS AND ACCESS; BUILDING RISERS
     26.1 Landlord agrees that Tenant and its contractor shall be permitted non-exclusive access equal to its proportionate share (as determined from time to time based upon the number of rentable square feet of office space Tenant is leasing in the Building from Landlord) of the available space in the Building risers and telecommunications closets, including without limitation the space above the ceilings and below the floors of the Premises, except such risers or closets being utilized exclusively by Landlord or other tenants in the Building (and excluding, in any event, such Building risers and/or telecommunications closets located in mechanical rooms, basement space or other common and/or public areas of the Building) (collectively, the “Risers”), at no additional charge therefor, for the sole purpose of installing cabling and telecommunications equipment therein; provided, however, that:
          (a) Tenant shall submit to Landlord for Landlord’s prior written approval (which approval shall not be unreasonably withheld or delayed) reasonably detailed plans and specifications showing the locations within the Risers where such cabling and equipment will be installed. Tenant shall appropriately mark and/or tag all such cabling and equipment as reasonably required by Landlord to identify the owner and/or user thereof If any such cabling and/or equipment are installed without Landlord’s prior written approval or without such appropriate identification, and Tenant fails to remove same within thirty (30) days after written notice from Landlord to do so, then Landlord shall have the right to remove and correct such improvements and restore the Risers to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. Tenant shall not be entitled to use or occupy a disproportionate amount of the available space in the Risers, based upon the proportion of the rentable area then being leased by Tenant to the aggregate rentable office area in the Building. Landlord makes no representation or warranty that the Risers will be adequate to satisfy Tenant’s needs. Tenant has previously inspected the Riser space and has satisfied itself as to the adequacy of such space.
Reston South of Market
ComScore, Inc. Lease

          (b) Tenant and its contractor shall coordinate any access to the Risers with Landlord’s property manager for the Building, who shall reasonably cooperate with Tenant at no cost to Landlord.
          (c) Tenant shall pay, as additional rent, all actual, out of pocket costs and expenses reasonably incurred by Landlord to non-related/third-party contractors or consultants in connection with performance of such work by or on behalf of Tenant or its contractors, agents or employees.
          (d) Tenant and its contractor shall conduct their work in a manner that shall minimize disruption and inconvenience to other tenants and occupants of the Building.
          (e) During the installation, maintenance, repair, replacement, and removal of such cabling and equipment, Tenant shall keep all public areas of the Building where such work is being performed neat and clean at all times and Tenant shall remove or cause all debris to be removed from the Building at the end of each work day.
          (f) Tenant shall promptly repair, at its sole cost and expense, any damage done to the Building or to the premises of any other tenant in the Building and to any electrical, mechanical, HVAC, sprinkler, life safety and other operating system serving the Building or other common areas appurtenant to the Building that are caused by or arise out of any work performed by Tenant or its contractor pursuant to this Section.
          (g) Any contractor performing such work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
          (h) In performing such work, Tenant and its contractor shall observe Landlord’s rules and regulations regarding the construction, installation, and removal of Tenant improvements in the Building, which rules and regulations, together with any modifications thereto, shall be provided to Tenant, in writing, prior to enforcement.
          (i) Tenant shall be solely responsible at its sole cost and expense to correct and to repair any work or materials installed by Tenant or Tenant’s contractor. Landlord shall have no liability to Tenant whatsoever on account of any work performed or material provided by Tenant or its contractor.
          (j) Tenant shall remove, at Tenant’s sole cost and expense, all cabling and equipment installed by or on behalf of Tenant or other occupants of the Premises from the Risers, by no later than the expiration or earlier termination of this Lease. All damages and injury to the Risers, the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant’s sole expense and in a manner approved by Landlord.
Reston South of Market
ComScore, Inc. Lease

          (k) Landlord’s representative shall have the right to inspect any work performed by Tenant or its contractor during the normal hours of operation of the Building or such other reasonable hours as Landlord may request.
          (l) All work done and materials furnished by Tenant and/or its contractor shall be of good quality, shall be performed in a good and workmanlike manner and in accordance and compliance with all applicable Legal Requirements and the other applicable provisions of this Lease.
          (m) Any casualty or other damage to all or any portion of the Risers shall not affect Tenant’s obligations, duties, or responsibilities under this Lease.
ARTICLE XXVII
ROOF RIGHTS
     27.1 (a) Subject to the satisfaction, in Landlord’s reasonable judgment, of all of the conditions set forth in this Article, Tenant, at Tenant’s sole cost and expense, but for no separate rent or charge, may install and maintain two (2) satellite dishes or antennae in the aggregate and all supporting equipment (collectively, the “Communications Equipment”) on the roof or penthouse of the Building (or, if necessary for proper line of sight, the Complex) for use in connection with Tenant’s business in the Premises. Landlord and Tenant agree to cooperate with the other on the placement of the equipment so as to afford Tenant proper “line of sight” for the Communications Equipment to the extent such location is available. Landlord shall use commercially reasonable efforts to have DirectTV satellite dishes installed on the Building for general use by tenants. Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install the Communications Equipment unless (I) Landlord, at Tenant’s expense, determines that there is room on the roof or penthouse of the Building for the Communications Equipment (provided however, if Tenant requests in writing prior to February 1, 2008 the right to install the Communications Equipment, Tenant will be guaranteed space on the roof or penthouse) and that Tenant’s Communications Equipment shall not interfere with any other satellite dish or antenna of any other tenant in the Building, (II) such Communications Equipment conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (“Communications Equipment Drawings”), which Communications Equipment Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, (III) Landlord approves, which approval shall not be unreasonably withheld or delayed, the size, capacity, power, location and proposed placement and method of installation of such Communications Equipment, and (IV) Tenant obtains, at its sole cost and expense, and provides copies to Landlord of all necessary governmental permits and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Communications Equipment upon the Building. Tenant, at Landlord’s direction, shall cause the Communications Equipment to be painted in a nonmetallic paint to match the materials on the penthouse. In addition, if the installation of the Communications Equipment on the roof of the Building would penetrate the roof of the Building, then Tenant shall not be permitted to install the Communications Equipment
Reston South of Market
ComScore, Inc. Lease

unless Tenant (i) contracts with Landlord’s roofing contractor at no more than current market rates to retain the warranties and guaranties with respect to the roof, (ii) obtains the approval of Landlord, in writing, which approval may be granted or withheld by Landlord in its sole discretion, and (iii) pays the cost of any structural support or alterations necessary to secure the Communications Equipment to the Building. The Communications Equipment shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, all at Tenant’s sole expense. At the expiration or earlier termination of the Lease Term, the Communications Equipment shall be removed from the Building at Tenant’s sole cost and expense and that portion of the Building that has been affected by the Communications Equipment shall be returned to the condition it was in prior to the installation of the Communications Equipment. Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant’s use of the Communications Equipment and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant’s installation, operation, maintenance and removal of the Communications Equipment.
          (b) Except as shown on the Communications Equipment Drawings, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Communications Equipment without Landlord’s prior written approval of such modification and the plans therefor, which approval may be granted, conditioned or withheld by Landlord in its sole but reasonable discretion. Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Boston Properties Limited Partnership, Boston Properties, Inc., Landlord’s managing agent, and their employees, shareholders, partners, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys’ fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on , arising out of or resulting from Tenant’s use of the Communications Equipment and/or the conduits to connect the Premises to the Communications Equipment. In addition, Tenant shall be liable to Landlord for any actual damages suffered by Landlord or any other tenant or occupant of the Building for any cessation or shortages of electrical power or any other systems failure arising from Tenant’s use of the conduits to connect the Premises to the Communications Equipment.
          (c) Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Communications Equipment. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Communications Equipment, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.
Reston South of Market
ComScore, Inc. Lease

          (d) Landlord makes no representations or warranties concerning the suitability of the Building for the installation operation, maintenance and repair of the Communications Equipment, Tenant having satisfied itself concerning such matters.
          (e) Tenant shall not have access to the Communications Equipment without Landlord’s prior written consent (except in the case of an emergency), which consent shall be granted only to the extent necessary for Tenant to perform its maintenance obligations hereunder only and only if Tenant is accompanied by Landlord’s representative (if Landlord so requests). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including without limitation rules and regulations prohibiting such access unless Tenant is accompanied by Landlord’s representative and Tenant’s agreement to reimburse Landlord for costs incurred by Landlord to make Landlord’s representative available to accompany Tenant if after normal business hours.
          (f) Upon at least ten (10) days’ prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Communications Equipment, if in Landlord’s reasonable opinion such relocation is necessary or desirable. Any such relocation shall be performed by Tenant at Landlord’s expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such Communications Equipment; provided, however, that if Landlord requires that such antenna be relocated in accordance with the preceding two (2) sentences, then Landlord shall use reasonable efforts to provide either (a) the same line of sight for such Communications Equipment as was available prior to such relocation, or (b) a line of sight for such Communications Equipment which is functionally equivalent to that available prior to such relocation.
          (g) It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such Communications Equipment or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Communications Equipment, Tenant shall remove or relocate such antenna at Tenant’s sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.
          (h) The Communications Equipment may be used by Tenant and its affiliates, Parent, or permitted assignees or sublessees, only in the conduct of such party’s customary business in the Premises.
          (i) Except as otherwise expressly provided for in this Article XXVII, Tenant’s right to use the roof or penthouse of the Building for the Communications Equipment shall be at no additional rental charge to Tenant during the initial Lease Term.
     27.2 Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment. Landlord shall have no liability on
Reston South of Market
ComScore, Inc. Lease

account of any damage to or interference with the operation of the Communications Equipment except for physical damage caused by Landlord’s gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for Communications Equipment placed on the roof or penthouse of the Building to receive or transmit signals. The operation of the Communications Equipment shall be at Tenant’s sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment located on the roof or penthouse of the Building and Landlord shall not intentionally suffer or permit any other tenant of the Building to interfere with the Tenant’s use and operation of the Communications Equipment.
ARTICLE XXVIII
FIRST OPTION SPACE
     28.1 Tenant shall have the option, exercisable as set forth in this Article XXVIII, to lease the First Option Space (as defined below). In the event Tenant is interested in exercising its option to lease the First Option Space, Tenant shall give notice (the “First Option Space Request Notice”) to Landlord on or before the last day of the thirtieth (30th) month of the Lease Term requesting identification of the First Option Space. If Tenant timely gives the First Option Space Request Notice to Landlord, Landlord shall, on or before ninety (90) days after the date of the First Option Space Request Notice, give notice (“Landlord’s First Option Space Notice”) to Tenant of the exact size and location of the First Option Space (and the space so identified in Landlord’s First Option Space Notice shall be the “First Option Space”), as well as the date that the First Option Space is anticipated to be delivered to Tenant in the condition required pursuant to Subsection 28.1(c) below (the “Anticipated First Option Space Delivery Date”). The First Option Space shall be not less than 6,000 square feet of rentable area and not more than 12,000 square feet of rentable area located entirely on the third (3rd) floor of the Building, as determined by Landlord in its sole discretion. The Anticipated First Option Space Delivery Date shall be no earlier than the 42nd month and no later than the 60th month of the Lease Term. If Tenant so elects, Tenant shall exercise its right to lease the First Option Space by giving Landlord an irrevocable written notice of the exercise thereof (the “First Option Space Exercise Notice”) no later than the later to occur of (x) thirty (30) days after the date of the Landlord’s First Option Space Notice, or (y) fifteen (15) months prior to the Anticipated First Option Space Delivery Date. In the event that either the First Option Space Request Notice or the First Option Space Exercise Notice is not given in a timely manner, Tenant’s right to lease the First Option Space shall be null and void and of no further force or effect and Landlord shall have the right to lease the First Option Space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion.
          (a) If a monetary or material non-monetary default has occurred and is continuing under this Lease on the date the First Option Space Notice is given or any time thereafter on or before the First Option Space Lease Commencement Date (as hereinafter defined), then, at Landlord’s option, the First Option Space Notice shall be null and void and Tenant’s right to lease the First Option Space shall lapse and be of no further force or effect.
Reston South of Market
ComScore, Inc. Lease

          (b) The lease commencement date for the First Option Space (the “First Option Space Lease Commencement Date”) shall be the earlier to occur of (i) one hundred twenty (120) days after the date on which Landlord delivers the First Option Space with (at a minimum) the Base Building Shell requirements substantially completed as determined by the Base Building Architect (the “First Option Space Delivery Date”); or (ii) the date on which Tenant commences occupancy of the First Option Space.
          (c) In the event Tenant timely exercises its option to lease the First Option Space, Landlord shall deliver such space to Tenant either (i) in Base Building Shell (as defined in Exhibit B) condition, or (ii) in “as is” condition as improved by the preceding tenant, if applicable. In the event delivery of the First Option Space to Tenant is delayed, regardless of the reasons or causes of such delay, this Lease and Tenant’s obligation to lease the First Option Space shall not be rendered void or voidable as a result of such delay. Landlord shall use commercially reasonable efforts (including, if commercially reasonable, bringing legal action), to obtain possession of the First Option Space from any holdover tenant. On and after the First Option Space Lease Commencement Date, the term “Premises” as used in this Lease shall include the First Option Space for all purposes, except as specifically provided in this Article XVIII.
          (d) The term of the lease for the First Option Space shall expire at the same time as the Lease Term for the initial Premises. In no event shall Tenant have the right to lease less than all of the First Option Space.
          (e) Tenant’s leasing of the First Option Space shall be on the same terms and conditions set forth in this Lease, including the then current base rent, escalations, additional rent, and including the Leasehold Work, on a per rentable square foot basis. In the event the First Option Space is in Base Building Shell condition, Landlord shall provide an improvements allowance (the “First Option Allowance”) in the amount of Fifty Dollars ($50.00) per rentable square foot of the First Option Space. In the event the First Option Space is delivered in a condition as improved by the preceding tenant, then Landlord shall provide a pro rated portion of the foregoing First Option Allowance. Such pro rated portion (on a per rentable square foot basis) shall be determined by multiplying Fifty Dollars ($50.00) by the quotient of (x) the number of months remaining in the original Lease Term hereunder, divided by (y) one hundred twenty (120). Notwithstanding the foregoing, in the event the “as improved” condition includes any (i) data center, (ii) supplemental HVAC floor unit or UPS unit; (iii) governmental contractor SCIF (Secured Compartmentalized Information Facility) space; or (iv) preaction fire suppression system, then the First Option Allowance for the First Option Space shall be Fifty Dollars ($50.00) per rentable square foot. If Landlord has the right (pursuant to the previous tenant’s lease) to cause the previous tenant to remove any of the foregoing improvements or equipment, then Landlord agrees to use commercially reasonable efforts to cause such tenant to remove (or pay for the removal) of such improvements or equipment. All Leasehold Work conducted by Tenant shall be in accordance with the applicable provisions of Exhibit B and Article IX hereof
Reston South of Market
ComScore, Inc. Lease

          (f) Tenant shall be obligated to pay additional rent with respect to the First Option Space in accordance with the provisions of Article IV of this Lease.
          (g) Tenant’s right under this Article XX VIII is personal to ComScore, Inc. and may be exercised only by ComScore, Inc., and not by any assignee or other subtenant of ComScore, Inc. other than an Affiliate of Tenant or a Parent of Tenant with respect to ComScore, Inc.
          (h) ComScore, Inc. shall only be entitled to exercise its right under this Article XXVIII to lease the First Option Space if, on the First Option Space Lease Commencement Date, Tenant occupies and intends to continue to occupy, the First Option Space for its own account and does not intend to sublease the First Option Space.
          (i) In the event Tenant elects to lease the First Option Space, Landlord and Tenant shall promptly execute an amendment to this Lease indicating the location and configuration of the First Option Space. The number of square feet of rentable area of the First Option Space shall be measured and calculated pursuant to Section 1.3 and shall be set forth in the amendment to this Lease.
ARTICLE XXIX
SECOND OPTION SPACE
     29.1 Tenant shall have the option, exercisable as set forth in this Article XXIX, to lease the Second Option Space (as defined below). In the event Tenant is interested in exercising its option to lease the Second Option Space, Tenant shall give notice (the “Second Option Space Request Notice”) to Landlord on or before the last day of the sixtieth (60th) month of the Lease Term requesting identification of the Second Option Space. If Tenant timely gives the Second Option Request Notice to Landlord, Landlord shall, on or before ninety (90) days after the date of the Second Option Request Notice, give notice (“Landlord’s Second Option Space Notice”) to Tenant of the exact size and location of the Second Option Space (and the space so identified in Landlord’s Second Option Space Notice shall be the “Second Option Space”), as well as the date that the Second Option Space is anticipated to be delivered to Tenant in the condition required pursuant to Subsection 29.1(d) below (the “Anticipated Second Option Space Delivery Date”). The Second Option Space shall be not less than 9,000 square feet of rentable area and not more than 15,600 square feet of rentable area located entirely on either the third (3rd) floor of the Building, any other single floor in the Building or another building in the South of Market Complex, as determined by Landlord in its sole discretion. The Anticipated Second Option Space Delivery Date shall be no earlier than the 72nd month and no later than the 84th month after the Lease Commencement Date for the initial Premises. If Tenant so elects, Tenant shall exercise its right to lease the Second Option Space by giving Landlord an irrevocable written notice of the exercise thereof (the “Second Option Space Exercise Notice”) no later than the later to occur of (x) thirty (30) days after the date of the Landlord’s Second Option Space Notice, or (y) fifteen (15) months prior to the Anticipated Second Option Space Delivery Date. In the event that either the Second Option Space Request Notice or the
Reston South of Market
ComScore, Inc. Lease

Second Option Space Exercise Notice is not given in a timely manner, Tenant’s right to lease the Second Option Space shall be null and void and of no further force or effect and Landlord shall have the right to lease the Second Option Space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion. Notwithstanding the foregoing, in the event Tenant exercises its Contraction Option pursuant to Article XXXI hereof, then Tenant’s right to lease the Second Option Space shall lapse and be of no further force or effect.
          (a) If a monetary or material non-monetary default has occurred and is continuing under this Lease on the date the Second Option Space Exercise Notice is given or any time thereafter on or before the Second Option Space Lease Commencement Date (as hereinafter defined), then, at Landlord’s option, the Second Option Space Exercise Notice shall be null and void and Tenant’s right to lease the Second Option Space shall lapse and be of no further force or effect.
          (b) The lease commencement date for the Second Option Space (the “Second Option Space Lease Commencement Date”) shall be the earlier to occur of (i) one hundred twenty (120) days after the date on which Landlord delivers the Second Option Space with (at a minimum) the Base Building Shell requirements substantially completed as determined by the Base Building Architect (the “Second Option Space Delivery Date”); or (ii) the date on which Tenant commences occupancy of the Second Option Space.
          (c) In the event Tenant timely exercises its option to lease the Second Option Space, Landlord shall deliver such space to Tenant either (i) in Base Building Shell (as defined in Exhibit B) condition, or (ii) in “as is” condition as improved by the preceding tenant. On and after the Second Option Space Lease Commencement Date, the term “Premises” as used in this Lease shall include the Second Option Space for all purposes except as specifically provided in this Article XXIX. in the event delivery of the Second Option Space to Tenant is delayed, regardless of the reasons or causes of such delay, this Lease and Tenant’s obligation to lease the Second Option Space shall not be rendered void or voidable as a result of such delay. Landlord shall use commercially reasonable efforts (including, if commercially reasonable, bringing legal action), to obtain possession of the Second Option Space from any holdover tenant. in addition, in the event Landlord is unable to deliver the Second Option Space as provided in this Article XXIX, then Landlord shall have no liability therefore and this Lease shall continue in full force and effect, except that Tenant shall have the termination rights set forth in Article XXXII hereof.
          (d) The term of the lease for the Second Option Space shall expire at the same time as the Lease Term for the initial Premises. In no event shall Tenant have the right to lease less than all of the Second Option Space.
          (e) Tenant’s leasing of the Second Option Space shall be on the same terms and conditions set forth in this Lease, including escalations, and additional rent, on a per rentable square foot basis, except that the base rent for the Second Option Space shall be the then prevailing fair market rent for the Second Option Space determined as set forth in Section 29.1(h) below and
Reston South of Market
ComScore, Inc. Lease

prevailing market allowances or other concessions shall be determined pursuant to Section 29.1(h) below. All Leasehold Work conducted by Tenant shall be in accordance with the applicable provisions of Exhibit B and Article IX hereof.
          (f) Landlord’s Second Option Space Notice shall include the annual base rent for the Second Option Space, which shall be one hundred percent (100%) of the prevailing fair market rent for the Second Option Space.
          (g) In the event Tenant does not agree that the base rent set forth in the Landlord’s Second Option Space Notice reflects one hundred percent (100%) of the prevailing fair market rent for the Second Option Space, then Tenant may indicate such disagreement in the Second Option Space Exercise Notice and the prevailing fair market rent for the Second Option Space will be determined in accordance with the procedure set forth in Paragraphs 1(b) and 1(c) of Rider No. 1 to this Lease. Prevailing market abatements, allowances or other concessions shall apply with respect to the Second Option Space as mutually agreed to by the parties in calculating fair market rent.
          (h) Tenant shall be obligated to pay additional rent with respect to the Second Option Space in accordance with the provisions of Article IV of this Lease.
          (i) Tenant’s right under this Article XXIX is personal to ComScore, Inc. and may be exercised only by ComScore, Inc., and not by any assignee or other subtenant of ComScore, Inc. other than an Affiliate of Tenant or a Parent of Tenant with respect to ComScore, Inc.
          (j) In the event Tenant elects to lease the Second Option Space, Landlord and Tenant shall promptly execute an amendment to this Lease indicating the location and configuration of the Second Option Space. The number of square feet of rentable area of the Second Option Space shall be measured and calculated pursuant to Section 1.3 and shall be set forth in the amendment to this Lease.
ARTICLE XXX
TENANT’S RIGHT OF FIRST OFFER
     30.1 Landlord agrees that Tenant shall have the right, pursuant to this Section 30.1, to lease additional space on the second (2nd) and third (3rd) floors of the Building (“Additional Space”) as it becomes available following the vacation of such leased space by the then current tenant of such space. Such right shall be exercisable at any time and from time to time prior to the last thirty-six (36) months of the then current Lease Term (as renewed or extended by Rider No. 1) and such right shall be exercisable during the period that is between eighteen (18) and thirty-six (36) months prior to the expiration of the then current Lease Term (the “Interim Period”), provided that (a) Tenant shall only be entitled to exercise such right during the Interim Period if Tenant still has an option to renew the Lease Term pursuant to Rider No. 1, and (b) Tenant’s exercise of such right during the Interim Period shall be deemed to be an irrevocable exercise of Tenant’s renewal right
Reston South of Market
ComScore, Inc. Lease

pursuant to the terms and conditions of Rider No. 1. In addition, Tenant’s exercise of such right shall be subject to and in accordance with the following terms and conditions:
          (a) Landlord shall notify Tenant of the availability of the Additional Space as it has knowledge of the availability.
          (b) The annual base rent with respect to the Additional Space shall be at the then prevailing fair market rent for the Additional Space. For purposes of this Section 30.1(b), the term “prevailing fair market rent” shall be determined as set forth in Rider No. 1 to this Lease.
          (c) The Lease Commencement Date for the Additional Space shall be the earlier of (i) one hundred twenty (120) days after the Additional Space is made available to Tenant in Minimum Base Building Condition, or (ii) the date Tenant commences beneficial use of the Additional Space.
          (d) For a period of fifteen (15) business days after receipt of any such notice from Landlord, Tenant shall have the right to lease the Additional Space from Landlord upon the terms and conditions set forth in this Lease (but without any obligation on the part of Landlord to construct, alter, renovate, repaint, recarpet or provide any construction allowance for tenant improvements in the Premises, but with such absence being factored into the calculation of the “prevailing fair market rent” for the Additional Space) commencing on the date provided for in Section 30.1(c) above. In the event Tenant agrees to lease the Additional Space within such fifteen (15) business day period, Landlord and Tenant shall promptly execute an amendment to the Lease indicating the location and configuration of the Additional Space. The number of square feet of rentable area of the Premises shall be measured and calculated by Landlord’s architect and shall be set forth in the amendment to the Lease.
          (e) In no event shall Tenant have the right to lease less than all of the Additional Space designated by Landlord, except if it is larger than one full floor, in which case Tenant shall have the right to only lease one, full floor.
          (f) Tenant shall accept the Additional Space in “as is” condition as of the date the same is made available to Tenant (except for application of any tenant improvement allowance that may be agreed to by the parties in calculating the prevailing fair market rent). All work performed in the Additional Space shall be performed in accordance with the terms and provisions of this Lease.
          (g) Tenant shall be obligated to pay additional rent with respect to the Additional Space in accordance with the provisions of Article IV of this Lease.
          (h) In the event Tenant does not agree to lease the Additional Space within the fifteen (15) business day period provided in Section 30.1(d) above or if Tenant fails to timely notify Landlord of its election to lease the Additional Space, then Tenant’s rights under this Article shall be
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ComScore, Inc. Lease

null and void and of no further force or effect with respect only to that particular instance of offering of the Additional Space and Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion. Nothing in this subparagraph (h) shall operate to terminate Tenant’s continuing right of first offer with respect to Landlord’s future offerings for lease of any portions of the second (2nd) and third (3rd) floors of the Building in accordance with the provisions of this Article XXX.
          (i) The term of the lease for such Additional Space shall be coterminous with the Lease Term, or the applicable Renewal Term.
          (j) Upon the timely exercise by Tenant of its right to lease the Additional Space, the Additional Space shall be considered to be part of the “Premises” for all purposes under this Lease, except as otherwise specifically set forth in this Section 30.1.
          (k) Notwithstanding anything herein to the contrary, in the event Tenant exercises its Contraction Option pursuant to Article XXXI, then Tenant’s right to Lease any Additional Space pursuant to this Article XXX shall lapse and be of no further force or effect.
     30.2 Notwithstanding anything to the contrary contained herein, if Tenant is in monetary default or a material non-monetary Event of Default under the Lease on the date Landlord’s notice is given to Tenant by Landlord, or at any time thereafter but prior to the commencement of the term for such Additional Space, and if such monetary default or material non-monetary Event of Default is not cured within the applicable notice and cure period, if any, provided in this Lease, then, at Landlord’s option, Tenant’s right to lease the Additional Space shall lapse and be of no further force or effect.
     30.3 Tenant’s right under this Article XXX is subject to any expansion rights of any other tenant formally granted and executed, prior to the Effective Date with respect to such tenant’s right to lease the Additional Space.
     30.4 Tenant’s right under this Article XXX is personal to ComScore, Inc. and may be exercised only by ComScore, Inc., and not by any assignee or other subtenant of ComScore, Inc. other than an Affiliate of Tenant or a Parent of Tenant with respect to ComScore, Inc.
     30.5 ComScore, Inc. shall not be entitled to exercise its rights under this Article XXX to lease any Additional Space if at the time Tenant would otherwise be entitled to exercise its rights, ComScore, Inc. or any Parent of Tenant or Affiliate of Tenant with respect to ComScore, Inc. is occupying less than fifty percent (50%) of the then-current Premises.
     30.6 No abatements, allowances or other concessions shall apply with respect to the Additional Space, except as otherwise may be agreed by the parties in calculating the prevailing fair market rent (including a tenant improvement allowance as may be agreed to by the parties, if any).
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ComScore, Inc. Lease

ARTICLE XXXI
TENANT’S CONTRACTION OPTION
     31.1 (a) Tenant shall have a one-time option (the “Contraction Option”), exercisable as set forth in this Article XXXI, to reduce the size of the Premises by the rentable square feet in one (1) full floor of the Building, which space shall be located on the lowest floor occupied by Tenant, and if such space located on the lowest floor does not constitute the rentable square feet in one (1) hill floor of the Building, then such space shall include space on the next Lowest floor occupied by Tenant (collectively, the “Contraction Space”), provided that such space shall be configured in a manner reasonably acceptable to Landlord and Tenant. Tenant shall exercise its Contraction Option by (i) giving Landlord an irrevocable written notice of the exercise thereof (“Contraction Notice”), and at anytime after the Effective Date but in no event later than the last day of the 57th month of the Term following the Lease Commencement Date, and (ii) paying the Contraction Fee (as hereinafter defined) no later than sixty (60) days prior to the Contraction Effective Date (as hereinafter defined). In the event that (i) the Contraction Notice and the Contraction Fee are not given to Landlord in a timely manner, (ii) a monetary or material non-monetary default has occurred and is continuing on the date Tenant gives its Contraction Notice or on the Contraction Effective Date, or (iii) Tenant exercises its option to lease the First Option Space, then, in either of such events, Tenant’s Contraction Option shall be null and void and of no further force or effect and this Lease shall continue with respect to the entire Premises, including the Contraction Space. If the Contraction Notice is given timely and the Contraction Fee is made timely (and Tenant has not exercised its option to lease the First Option Space), this Lease shall terminate solely with respect to the Contraction Space on the Contraction Effective Date.
          (b) The “Contraction Fee” shall mean an amount equal to (A) the then unamortized portion of the Improvement Allowance, any free rent (or Converted Portion) granted under this Lease, and all brokerage commissions, as allocated to the Contraction Space, as if such costs were amortized over a ten (10) year period with interest at the rate of nine percent (9%) per annum, plus (B) the present value at nine percent (9%) of all outstanding Additional Improvements Allowance Rent Payments allocated to the Contraction Space that would have been payable through the expiration of the Lease Term had Tenant not exercised the Contraction Option.
          (c) The effective date (the “Contraction Effective Date”) of the reduction in the Premises pursuant to the Contraction Option shall be on the last day of the 69th month following the Lease Commencement Date for the initial Premises.
          (d) In the event Tenant timely exercises its Contraction Option, then (i) as of the Contraction Effective Date, the Premises shall be reduced by the Contraction Space, and Tenant shall not have any further right to lease the Contraction Space, (ii) Tenant’s right to lease the Second Option Space pursuant to Article XXVIII, and any Additional Space pursuant to Article XXX shall lapse and be of no further force or effect.
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ComScore, Inc. Lease

          (e) Notwithstanding anything to the contrary in this Article XXXI, Tenant shall remain liable for any payments which may become due under the Lease with respect to the Contraction Space which relate to base rent or additional rent payable under this Lease prior to the Contraction Effective Date.
          (f) Tenant’s right under this Article XXXI is personal to ComScore, Inc. and may be exercised only by ComScore, Inc., and not by any assignee or other subtenant of ComScore, Inc. other than an Affiliate of Tenant or a Parent of Tenant with respect to ComScore, Inc.
          (g) In the event Tenant elects to exercise the Contraction Option, Landlord and Tenant shall promptly execute an amendment to this Lease indicating the location and configuration of the remaining Premises.
ARTICLE XXXII
TENANT’S TERMINATION OPTION
     32.1 Subject to the provisions of this Article XXXII, Tenant shall have two (2) onetime rights, exercisable at its option, to terminate this Lease upon the following terms and conditions:
          (a) Solely in the event Landlord is unable to deliver the Second Option Space in a location in the Building pursuant to Article XXIX, then Tenant shall have the right to terminate this Lease (the “Option Space Lease Termination Option”) effective on the last day of the 84th month of the term of the Lease following the Lease Commencement Date (the “Option Space Lease Termination Effective Date”). Tenant shall exercise its Option Space Lease Termination Option by (i) giving Landlord an irrevocable written notice of the exercise thereof (“Option Space Lease Termination Notice”), no event later than the last day of the 72nd month of the Term following the Lease Commencement Date, and (ii) paying the Termination Payment (as hereinafter defined) no later than sixty (60) days prior to the Option Space Lease Termination Effective Date. In the event that (i) the Option Space Lease Termination Notice and the Termination Payment are not given to Landlord in a timely manner, or (ii) if a monetary or material non-monetary default has occurred and is continuing on the date Tenant gives its Option Space Lease Termination Notice or on the Option Space Lease Termination Effective Date, then Tenant’s Option Space Lease Termination Option shall be null and void and of no further force or effect and this Lease shall continue in full force and effect. If the Option Space Lease Termination Notice is given timely and the Termination Payment is given timely, this Lease shall terminate on the Option Space Lease Termination Effective Date. Notwithstanding the foregoing, in the event Tenant exercises its Contraction Option pursuant to Article XXXI, then Tenant’s Option Space Lease Termination Option pursuant to this Section 32.1(a) shall lapse and be of no further force or effect.
          (b) Tenant also shall have the right to terminate this Lease (the “Year 8 Termination Option”) effective on the last day of the 93rd month of the term of the Lease following the Lease Commencement Date (the “Year 8 Termination Effective Date”). Tenant
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ComScore, Inc. Lease

shall exercise its Year 8 Termination Option by (i) giving Landlord an irrevocable written notice of the exercise thereof (“Year 8 Termination Notice”), no event later than the last day of the 81st month of the Term following the Lease Commencement Date, and (ii) paying the Termination Payment (as hereinafter defined) no later than sixty (60) days prior to the Year 8 Termination Effective Date. In the event that (i) the Year 8 Termination Notice and the Termination Payment are not given to Landlord in a timely manner, or (ii) if a monetary or material non-monetary default has occurred and is continuing on the date Tenant gives its Year 8 Termination Notice or on the Year 8 Termination Effective Date, then Tenant’s Year 8 Termination Option shall be null and void and of no further force or effect and this Lease shall continue in full force and effect. If the Year 8 Termination Notice is given timely and the Termination Payment is given timely, this Lease shall terminate on the Year 8 Termination Effective Date.
          (c) The “Termination Payment” shall be an amount equal to (A) the then unamortized portion of the Improvement Allowance, any free rent (and Converted Portion) granted hereunder, and all brokerage commissions, as if such costs were amortized over a ten (10) year period with interest at the rate of nine percent (9%) per annum, plus (B) six (6) months of the then current annual base rent applicable to the Premises (as such rent would be escalated for the six months period starting with the applicable effective date of the termination of this Lease), plus (C) the present value at nine percent (9%) of all outstanding Additional Improvements Allowance Rent Payments that would have been payable through the expiration of the Lease Term had Tenant not exercised the applicable Termination Option.
     32.2 Notwithstanding anything to the contrary in this Article XXXII, Tenant shall remain liable for any payments which may become due under the Lease which relate to base rent or additional rent payable under this Lease prior to the effective date of termination of this Lease.
     32.3 The provisions of this Article XXXII are personal to ComScore, Inc. and may be exercised only by ComScore Inc. and not by any assignee or other subtenant of ComScore, Inc. other than an Affiliate of Tenant or a Parent of Tenant with respect to ComScore, Inc.
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SIGNATURE PAGE FOLLOWS.]
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease under seal on or as of the day and year first above written.

LANDLORD:

SOUTH OF MARKET, LLC,
a Delaware limited liability company

By:	Boston Properties, Inc.,
a Delaware corporation,
its general partner

	By:	/s/ Raymond A. Ritchey

Name: Raymond A. Ritchey
Title: Executive Vice President

TENANT:

COMSCORE, INC.,
a Delaware corporation

	By:	/s/ Thomas S. Cushing, III

Name: Thomas S. Cushing, III
Title: Deputy General Counsel

RIDER NO. 1
RENEWAL
     THIS RIDER NO. 1 — RENEWAL (“Rider No. 1”) is attached to and made a part of that certain Deed of Lease dated as of the 21st day of December, 2007 (“Lease”), by and between SOUTH OF MARKET, LLC, a Delaware limited liability company (“Landlord”) and ComScore, Inc., a Delaware corporation (“Tenant”). The terms used in this Rider No. 1 which are defined in the Lease have the same meanings as provided in the Lease.
     WITNESSETH, that for and in consideration of Tenant’s entering into the Lease described above, and other good and valuable consideration, and intending to be legally bound hereby, Landlord hereby grants to Tenant the right to renew the initial term of the Lease upon the following tents and conditions:
     1. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to renew the term of the Lease for two (2) additional terms of five (5) years each, each a “Renewal Term” and collectively, the “Renewal Terms.” If timely exercised and if the conditions applicable thereto have been satisfied, the applicable Renewal Term shall commence immediately following the end of the initial tent provided in Section 2.1 of the Lease, or the end of the prior Renewal Term, as the ease may be. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following tents and conditions:
          (a) Tenant shall exercise its right with respect to the Renewal Term by giving Landlord an irrevocable written notice of the exercise thereof (“Renewal Option Notice”) not less than twelve (12) months and not more than eighteen (18) months prior to the expiration of the initial term of the Lease or the prior Renewal Term, as the case may be. In the event that a Renewal Option Notice is not given in a timely manner, Tenant’s right of renewal with respect to that Renewal Term and any subsequent potential Renewal Tents shall lapse and be of no further force or effect. If a monetary or material non-monetary default under the Lease has occurred and is continuing on the date the Renewal Option Notice is given or any time thereafter, on or before the commencement date of the Renewal Term, then, at Landlord’s option, the Renewal Option Notice shall be totally ineffective and Tenant’s right of renewal as to the Renewal Term in question and any subsequent potential Renewal Terms shall lapse and be of no further force or effect.
          (b) Promptly following Landlord’s timely receipt of the Renewal Option Notice for the first or second Renewal Term, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during each year of the applicable Renewal Term and the Lease security that may be required, it being intended that such annual base rent shall be equal to (i) ninety-five percent (95%) of the then prevailing fair market rent for the Premises for the first Renewal Tent, and (ii) one hundred percent (100%) of the then prevailing fair market rent for the Premises for the second Renewal Tent. The parties shall have thirty (30) days after Landlord’s receipt of the relevant Renewal Option Notice in which to mutually agree on the annual base rent which shall be payable during each year of the applicable Renewal Tent and the Lease security that may be required.
          (c) The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market for Class A office buildings in the Market Area, (ii) rental rates then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building, (iii) the rental rates then being obtained by Landlord for comparable office space in “as is” condition in the Building during the immediately preceding nine (9) months from the date of Tenant’s notice as evidenced by completed lease transactions, (iv) escalations and pass throughs of Operating Expenses as provided in the Lease, (v) concession packages then being obtained (or offered if comparables are not readily available) by other building owners for office buildings in the Market Area of comparable size, location and quality to the Building, (vi) concession packages then being obtained by Landlord for comparable office space in “as-is” condition in the Building, (vii) consideration of what would constitute an appropriate security deposit securing the performance of Tenant’s obligations with respect to the Renewal Term, given Tenant’s creditworthiness at the time, any out-of-pocket expenditures by Landlord in connection with such renewal, and (viii) paid parking, and prevailing market conditions at the time, and Tenant shall be required to post any such security as a condition to the Renewal Term. If the parties agree on the base rent payable during each year of the Renewal Term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.
          (d) If, during such thirty (30) day period referred to in subparagraph (b) above, the parties are unable to agree on the base rent payable during the Renewal Term, then the (i) fair market rent and Lease security and (ii) the related fair market concessions, abatements and allowances, if any, that will be applicable thereto shall be determined in accordance with the procedure set forth in this subparagraph (c). Within ten (10) days after expiration of such thirty (30) day period, the parties shall appoint an independent, unaffiliated real estate broker (“Broker”) who shall be mutually agreeable to both Landlord and Tenant, shall be a member of the National Association of Realtors or the Greater Washington, D.C. Association of Realtors, and shall have at least ten (10) years relevant experience in office rentals in the Market Area. If the parties are unable to agree on a Broker within such ten (10) day period, then each party, within five (5) days after the expiration of the aforesaid ten (10) day period, shall appoint a Broker (with the same qualifications) and the two (2) Brokers shall jointly appoint a third Broker with the same qualifications. The Broker or Brokers so appointed then shall determine, within sixty (60) days after the appointment of such Broker or Brokers, the then fair market base rent for the Premises. Among the factors to be considered by the Broker(s) in determining the fair market base rent for the Premises (and related fair market concessions, abatements and allowances, if any, that will be applicable thereto) shall be those factors out in subparagraph (b) above. The figure arrived at by the Broker (or the average of the figures arrived at by the three Brokers, if applicable) shall be used as the fair market base rent for the Renewal Term. If the three broker method is chosen, then if any Broker’s estimate of fair market base rent (taking into account any concessions, abatements or allowances applicable thereto) is either (x) less than ninety percent (90%) of the average figure or (y) more than one hundred ten percent (110%) of such average, then the fair market rent will be either (1) the average of the remaining two

(2) Brokers’ figures falling within such a range of percentages, (2) the remaining Broker’s figure which is within such range of percentages or (3) if none of the figures are within such range, the average of the three (3) Brokers’ figures. Landlord and Tenant shall each bear the cost of the Broker selected by it and shall share equally the cost of the third Broker. In the event Landlord and Tenant mutually agree on a sole Broker as set forth above (i.e., Landlord and Tenant do not use the three broker method also set forth in this subparagraph (d)), Landlord and Tenant shall share equally in the cost of such sole Broker.
          (e) During the Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the annual base rent payable during each year of the Renewal Term shall be the amount agreed upon by Landlord and Tenant in the manner provided in Paragraphs 1(e) or (d) above, and (ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the second Renewal Term, and (iii) no abatements, allowances or other concessions shall apply during the Renewal Term, except to the extent otherwise agreed to by the parties in accordance with this Rider, and (iv) Landlord shall be redefined for each Renewal Term, based on a new and current calendar year.
     2. Tenant’s rights under this Rider No. 1 are personal to ComScore, Inc. and may be exercised only by ComScore, Inc. and shall not be exercisable by any assignee or subtenant of ComScore, Inc. except a Parent of Tenant or Affiliate of Tenant, and shall not be exercisable by any other assignee or subtenant of ComScore, Inc.
     3. Tenant shall be entitled to renew the Lease Term for less than the entire Premises, provided, however, that (i) Tenant shall not be entitled to renew the Lease Term for less than two (2) full floors in the Building; and (ii) any space that is not renewed by Tenant shall be either (x) all of Tenant’s Premises on any floor in the Building or (y) in a configuration approved by Landlord in its sole discretion.

EXHIBIT A-1
SITE PLAN
[Attached]
[GRAPHIC OMITTED]
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A-1-1

EXHIBIT A-2
DIAGRAM OF PREMISES
[Attached]
[GRAPHIC OMITTED]
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A-2-1

EXHIBIT B
WORK AGREEMENT
     This Exhibit B is attached to and made a part of that certain Deed of Lease dated as of December 21, 2007 (“Lease”), between SOUTH OF MARKET, LLC, a Delaware limited liability company (“Landlord”) and COMSCORE, INC., a Delaware corporation (“Tenant”).
     1. Authorized Representatives. Tenant designates Ric Elert and/or Greg Dale (“Tenant’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit B (and the act of either of the aforenamed persons shall be sufficient to bind Tenant). Landlord designates Kenneth Simmons, Senior Vice President and/or Peter V. Otteni, Vice President (“Landlord’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit, subject to any applicable partnership restrictions (and the act of either of the aforenamed persons shall be sufficient to bind Landlord). Either party may designate a substitute Authorized Representative by written notice to the other party. Neither party shall be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on the other party’s behalf other than their Authorized Representative. All references in this Exhibit to actions taken, approvals granted, or submissions made by either party shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by such party’s Authorized Representative acting for such party.
     2. Base Building Work. Landlord shall construct the base-building core and shell (“Base Building Work”), the parking area and site work associated with the Building (the “Site Work”) (such Base Building Work and Site Work being collectively referred to herein as “Landlord’s Work”) in substantial conformity with the Base Building Plans and the Site Work Plans. Schedule I attached hereto, for clarity, conceptually outlines the Base Building Work and outlines the performance specifications.
     3. Architect and Engineers.
          (a) Landlord has employed Smith Group (“Base Building Architect”) to prepare plans for the Base Building Work, a description of which plans is attached hereto as Schedule II (“Base Building Plans”). The Base Building Architect has employed Tolk Inc. (“Base Building Engineers”), among others, to prepare engineering drawings relating to the Base Building Work.
          (b) Tenant has employed IA (“Leasehold Architect”) to prepare all plans for the Leasehold Work. Tenant shall employ a [[to be determined engineer]] (“Leasehold Engineer”) to prepare the engineering drawings relating to the Leasehold Work. If Tenant is unable to employ the Base Building Engineer on acceptable terms, Tenant shall retain another qualified engineer and
Reston South of Market
ComScore, Inc. Lease

Tenant shall cause the Leasehold Engineer to coordinate its drawings for the Premises with the Base Building Engineer and the final construction documents for the Base Building Work. The Tenant’s selection of the Leasehold Engineer shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
     4. Plans for Base Building Work. The Base Building Architect has prepared the Base Building Plans, a list of which is attached hereto as Schedule II. Landlord agrees that the design and construction of the Base Building Work shall be substantially in accordance with the final construction drawings for the Base Building Work (subject to the modifications required by the requirements of any applicable building code, insurance requirement or government rule or regulation or other reasonable, lawful, modifications made by Landlord).
     5. Plans for Leasehold Work.
          (a) Tenant shall cause the Leasehold Architect to prepare programming and space plans for the Leasehold Work (“Space Plans”), in form approved by Tenant, for submission to Landlord for approval. If Landlord has any comments with respect to the Space Plan, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the Space Plan to Landlord.
          (b) Tenant shall cause the Leasehold Architect to prepare design development drawings for the Leasehold Work (“Design Drawings”), in form approved by Tenant, for submission to Landlord for approval. If Landlord has any comments with respect to the Design Drawings, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the Design Drawings to Landlord.
          (c) Tenant shall cause the Leasehold Architect and the Leasehold Engineer to prepare final construction documents (“Construction Documents”) for the Leasehold Work, in form approved by Tenant, for submission to Landlord for approval. If Landlord has any comments with respect to the Construction Documents, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the Construction Documents to Landlord, All of the construction documents for the Leasehold Work that have been submitted by Tenant and approved by Landlord shall be referred to herein collectively as the “Leasehold Plans.”
          (d) All plans, drawings and documents related to the Leasehold Work (and any change orders related thereto) shall be submitted to Landlord prior to submitting them for contract bidding or permitting for Landlord’s approval in accordance with this Exhibit> which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural Alterations (as described in Article IX of the Lease), but which approval with respect to Structural Alterations (as defined in Article IX of the Lease) and with respect to any portion of such Leasehold Work that affects or is visible from the exterior of the Building> may be granted or withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, Tenant may, at its option, submit bid and/or permit plans for contract bidding and/or
Reston South of Market
ComScore, Inc. Lease

permitting prior to receiving Landlord’s approval so long as Tenant assumes the risk and expense of any changes that are necessary as a result of Landlord’s comments, if any. Tenant shall incorporate into the Leasehold Work the standard building requirements and materials as identified by Landlord to the extent these standards are consistent with Tenant’s overall design objectives, allowing that these standard building requirements have been established in order to maintain a certain level of quality and consistency of materials. Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs incurred by Landlord in reviewing the Leasehold Plans and such costs may be paid out of the Improvement Allowance to the extent there is sufficient Improvement Allowance to cover such cost.
          (e) If Landlord requires that any submission from Tenant be modified in order to obtain Landlord’s approval; then Tenant shall incorporate such modifications in its next draft of the Leasehold Plans; provided however if such modifications are required to the Construction Drawings, Tenant shall resubmit revised Construction Documents, incorporating Landlord’s requested changes and responding to any other issues or questions raised by Landlord in its prior submission. Such submission and approval shall continue until approval is granted as submitted.
          (f) Tenant shall be solely responsible to ensure that the Leasehold Plans (and each component thereof) comply with all Legal Requirements and Landlord’s approval thereof shall not constitute Landlord’s representation or approval that such plans so comply with Legal Requirements.
     6. Improvements Allowance and Additional Improvements Allowance.
          (a) Provided no Event of Default exists on the part of Tenant under the Lease, Landlord shall grant Tenant an allowance (“Improvements Allowance”) in an amount equal to the product of (a) Fifty and No/100 Dollars ($50.00), multiplied by (b) the number of square feet of above-grade rentable area in the Premises (excluding any storage space leased by Tenant). The Improvements Allowance shall be applied by Tenant toward the “hard construction costs” of the Leasehold Work, which shall include, but not be limited to, walls, ceilings, lights, doors, hardware, HVAC systems, carpet, wall coverings, kitchens, pantries and other improvements; provided, however, that any Converted Portion of the Scheduled Rent Abatement shall not be subject to the aforesaid limitation nor to any limitation at all as to the application thereof.
          (b) Any portion of the Improvements Allowance that remains unreserved and unapplied after the expiration of the first Lease Year, after application as set forth in this Exhibit B, shall be deemed waived and forfeited.
          (c) At Tenant’s written request submitted to Landlord prior to February 1, 2008, and provided no Event of Default exists on the part of Tenant under the Lease, Landlord shall grant Tenant an additional allowance (“Additional Improvements Allowance”) up to an amount equal to the product of (a) Twenty-Five and No/100 Dollars ($25.00), multiplied by (b) the number of square
Reston South of Market
ComScore, Inc. Lease

feet of above-grade rentable area in the Premises (excluding any storage space leased by Tenant), to be applied toward any Leasehold Costs (as defined below) or other costs related to the Leasehold Work, except for furniture and artwork. Tenant shall reimburse Landlord for the Additional Improvements Allowance pursuant to Article III of this Lease; provided however, Section 3.2 of this Lease shall not apply to the reimbursement by Tenant to Landlord of the Additional Improvements Allowance. Tenant’s right to the Additional Improvements Allowance shall be deemed waived and forfeited if Landlord does not receive written notice from Tenant of its intent to use the Additional Improvements Allowance prior to February 1, 2008.
          (d) All improvements that are funded by the Improvements Allowance or Additional Allowance shall be the property of Landlord. Notwithstanding the foregoing, upon the expiration of the Lease Term, Tenant shall be required to remove and restore all Leasehold Work, equipment and/or fixtures that this Lease expressly requires Tenant to remove pursuant to other provisions of this Lease, and all Leasehold Work, equipment and/or fixtures of which Landlord gave notice to Tenant at the time of approval of the plans and specifications therefor that such improvements would have to be removed upon the expiration of the Lease Term. All damages and injury to the Premises or the Building caused by any such removal shall be repaired by Tenant, at Tenant’s sole expense.
     7. Cost of Base Building Work and Site Work. Landlord shall bear all costs of designing and constructing the Base Building Work. Landlord shall bear all costs of designing the Site Work (the plans developed by Landlord with respect thereto being referred to herein as “Site Work Plans”) and of constructing the Site Work in substantial conformity with the Site Work Plans. Landlord shall bear all costs incurred in connection with proffers and development conditions imposed by the applicable private and governmental bodies and authorities, including but not limited to those arising from the approval of the Base Building Plans, the Site Work Plans or the site plan for the development of the Building.
     8. Leasehold Contractor; Leasehold Work.
          (a) Tenant shall construct or cause to be constructed the Leasehold Work. Following approval of the Leasehold Plans, Tenant shall have the right to solicit bids for performance of the Leasehold Work from contractors on the list attached hereto as Schedule VII. Prior to the issuance of the bid solicitation, Landlord and Tenant shall review the list of approved contractors appearing on such Schedule VII to determine their respective then-current qualifications (including, but not limited to, their ability to meet schedule and project requirements), and shall make such deletions and/or substitutions to such list as the parties may agree upon, each party agreeing not to unreasonably withhold its consent to a deletion or substitution recommended by the other party. Landlord shall have the right to approve the Leasehold Contractor and major subcontractors employed by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) Landlord shall require Tenant to employ Landlord’s
Reston South of Market
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Base Building subcontractors for all fire-life safety work, roofing, exterior, glass and glazing, and HIVAC control work to be performed as a part of the Leasehold Work.
          (b) The cost of the design and construction of the Leasehold Work, including, but not limited to, (i) the total price of the contract charged by the Leasehold Contractor, (ii) the design costs, (iii) the total price of any other contract that Tenant shall enter into, (iv) all “soft” costs, (v) the Landlord’s supervision fee set forth in Paragraph 12 below, (vi) third party inspection costs, if any, (vii) the costs of any utilities or services furnished or consumed by Leasehold Contractor or its subcontractors in the course of performing the work in the Premises, which cost is hereby conclusively agreed to equal five cents ($.05) per rentable square foot per month for each floor on which the Leasehold Contractor performs work during the course of such month (provided however in the alternative Tenant may sub-meter any utilities at its sole cost), and (viii) any other project costs such as permits, permit expediters, Fairfax County’s “peer review”, etc., as such amounts in clauses (i), (ii), (iii), (iv), (v), (vi), and (vii) may be increased on account of change orders (collectively, “Leasehold Cost”), shall be borne by Tenant, subject to application of the Improvements Allowance and the Additional Improvements Allowance set forth in Paragraph 6 above. If any portion of the Premises constitute less than a frill floor of the Building, Tenant shall bear fifty percent (50%) of the cost to construct all demising walls required to separate the Premises from the rest of the Building.
          (c) Any portion of the Leasehold Cost that is in excess of the Improvements Allowance and the Additional Improvements Allowance shall be borne by Tenant and is referred to herein as “Tenant’s Expenses.”
          (d) In the event that the Leasehold Cost is equal to or less than the Improvements Allowance and the Additional Improvements Allowance (as hereinafter defined), then Landlord shall be responsible for paying the Leasehold Cost from the Improvements Allowance and the Additional Improvements Allowance, net of previous disbursements therefrom. Any such Leasehold Cost payments made by Landlord shall be subject to Tenant’s prior approval (which shall not be unreasonably withheld, conditioned or delayed).
          (e) In the event that the Leasehold Cost is greater than the Improvements Allowance and the Additional Improvements Allowance, then the Improvements Allowance and the Additional Improvements Allowance (or such portion thereof as has not previously been disbursed) shall be disbursed in pro rata payments, based on the percentage of the Leasehold Work that has been completed (but not in excess of the sums actually being disbursed to the Leasehold Contractor). If the cost to construct the Leasehold Work, as adjusted by any increase or decrease in Leasehold Costs resulting from change orders, will exceed the unapplied (and unreserved) portion of the Improvements Allowance and the Additional Improvements Allowance (the “Unused Allowance”), then Landlord’s pro rata share of the requisition shall be determined by multiplying said requisition by a fraction, the numerator of which is the amount of the Unused Allowance as of the date of such requisition, and the denominator of which is the total cost to complete the Leasehold Work as
Reston South of Market
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adjusted-by any increase or decrease in Leasehold Costs resulting from change orders as of such date.
          (f) In the event that the actual Leasehold Cost is greater than the Improvement Allowance and the Additional Improvements Allowance, or Tenant has not chosen to use the Additional Improvements Allowance, as the ease may be, then Tenant shall pay to Landlord as additional rent the excess of the actual Leasehold Cost over the Improvements Allowance and the Additional Improvements Allowance, as and when such payments are due (i.e., Tenant shall pay its pro rata share of each requisition as described in Paragraph 8(e) hereof).
          (g) All amounts payable by Tenant pursuant to this Exhibit B shall be considered additional rent and subject to the provisions of Article XIX of the Lease.
          (h) Any work which Tenant shall be required to undertake outside the Premises shall be coordinated in advance with Landlord. Under no circumstances shall Tenant install any equipment, conduits, pipes, fans or any other work outside the Premises without first obtaining Landlord’s consent for the size, location, orientation, routing or other specifications therefore. Any work so installed without Landlord’s consent shall be removed, replaced, repaired or reinstalled, at Landlord’s option and at Tenant’s sole cost and expense.
          (i) The Leasehold Contractor shall be a qualified, licensed contractor selected by Tenant and reasonably approved by Landlord. Tenant’s Leasehold Contractor and subcontractors shall at all times comply with the Contractors’ Rules and Regulations attached as Schedule IV.
          (j) Tenant shall be responsible for obtaining all governmental permits, licenses or approvals necessary to construct and install the Leasehold Work in the Premises. Tenant agrees to comply with all terms and conditions of all such governmental permits, licenses and approvals. Copies of all permits and final inspection certificates shall be provided to Landlord as Tenant receives them from the issuing governmental authority. At no cost to Landlord, Landlord shall cooperate in good faith in assisting Tenant in obtaining all such permits, licenses and approvals.
          (k) All work done and materials furnished in connection with the construction and installation of the Leasehold Work in the Premises shall be of good quality, shall be performed in a good and workmanlike manner, free from faults and defects and in accordance with the Leasehold Plans, as approved by Landlord, and shall be in compliance with all applicable laws and regulations. Landlord shall have the right to cause Tenant to correct, replace or remove any improvements installed in the Premises by the Leasehold Contractor or its subcontractors that do not comply with the preceding sentence, Tenant agrees to proceed, and to cause the Leasehold Contractor to proceed diligently to complete the Leasehold Work in the Premises as soon as practicable. Tenant shall comply with the requirements for Alterations as set forth in Article IX of this Lease in connection with completing the Leasehold Work.
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          (l) The Base Building Architect or other representative designated by Landlord shall have the right to inspect Tenant’s work in the Premises prior to any disbursement of the Improvement Allowance or Additional Improvements Allowance or at any other time reasonably requested by Landlord.
          (m) Tenant shall be solely responsible to correct and repair any work or materials installed in the Premises by Tenant or the Leasehold Contractor that prove defective as a result of faulty workmanship or materials. Further, Tenant agrees that Landlord shall have no liability to Tenant whatsoever on account of any work performed or materials provided by Tenant or the Leasehold Contractor. Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, liens, claims, liabilities or damages based on or arising, directly or indirectly, by reason of any work performed or materials provided by Tenant or the Leasehold Contractor.
          (n) Tenant and the Leasehold Contractor shall conduct their work in a manner which shall minimize disruption and inconvenience to other tenants in the Building. Public areas shall be kept clean at all times; debris shall be removed at the end of each work day; reasonable steps shall be taken to minimize dust and noise; and work shall be conducted only during normal working hours unless Landlord otherwise agrees in advance. Tenant shall promptly repair, at its sole expense, any damage done to the Building, to other premises in the Building, to any electrical, mechanical, HVAC, sprinkler, life safety and other operating systems within the Building or to the garage or other common areas appurtenant to the Building which are caused by or arise out of the work to be performed by Tenant and the Leasehold Contractor.
          (o) If any lien (or a petition to establish such lien) is filed in connection with the Leasehold Work, such lien (or petition) shall be discharged by Tenant within fifteen (15) business days after Tenant becomes aware of the existence of such lien or petition, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord, Landlord’s approval of the Leasehold Plans, the Design Drawings, or the Construction Documents, such approval shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith, If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as additional rent payable with the next monthly installment of annual Base Rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed the “owner” of such improvements (and not the agent of Landlord) for purposes of the application of the Commonwealth of Virginia lien laws.
     9. Change Orders. If, after approval of the Leasehold Plans by Landlord and Tenant, Tenant requests any change or addition to the work and materials to be provided pursuant to the Leasehold Plans, then such change order shall require Landlord’s approval, which approval shall not
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be unreasonably withheld, conditioned or delayed. In the event a change order requested by Tenant with respect to the Leasehold Plans causes the Leasehold Cost to exceed the amount of the Improvements Allowance and the Additional Improvements Allowance, as the case maybe, then all additional expenses attributable to any such change or addition, including the fee to Landlord described in Paragraph 12 below shall be subject to the provisions of Paragraph 8(e).
     10. Substantial Completion of Base Building Work.
          (a) Except as provided in Paragraph 10(b) below, the Base Building Work shall be deemed to be substantially complete when the Base Building Architect determines that the Base Building Work (except for punchlist items) has been completed in substantial conformity with the Base Building Plans and Landlord has received any applicable governmental authority approvals. The anticipated date of Minimum Base Building Completion (as defined in Section 2,2) is February 1, 2008.
          (b) Notwithstanding the foregoing, if Landlord shall actually be delayed in completing the Base Building Work as a result of: (i) Tenant’s failure to comply with any deadline specified in this Exhibit B, (ii) Tenant’s failure to pay when due any portion of the Tenant’s Expenses or any other sums payable by Tenant pursuant to this Exhibit B, (iii) any delay in obtaining a permit with respect to the Landlord’s Work caused by the act or omission of Tenant beyond the normal permit plan comments and responses (so long as Tenant timely responds to any such comments), (iv) Tenant’s request for changes to the Base Building Plans pursuant to paragraph 4(a) hereof; or (v) the performance (or failure thereof) of any work by any person or firm employed or retained by Tenant (including, without limitation, the Leasehold Architect and the Leasehold Engineers), then for purposes of determining the Lease Commencement Date, the work and materials to be provided by Landlord pursuant to this Lease shall be deemed to have been substantially completed on the date that they would have been substantially completed if such delay or delays (each of which is referred to herein as a “Tenant Delay”) had not occurred. Landlord shall give Tenant timely written notice of any claim of Tenant Delay.
          (c) Notwithstanding the foregoing, if Tenant shall be actually materially delayed in completing the Leasehold Improvements, except for normal and typical minor delays as part of the construction process, as a result of: (i) Landlord’s failure to comply with any deadline specified in this Exhibit B (ii) Landlord’s failure to pay within fifteen (15) days of the date when due any portion of the Allowance or Additional Allowance, for which the Tenant has timely and properly submitted its request therefor pursuant to the provisions of this Exhibit B or (iii) the failure by the Base Building Contractor, the Base Building Architect, the Base Building Engineers, or any employee, agent or contractor of the Landlord to perform the Base Building Work in substantial conformance in all material respects with the Base Building Plans, and with respect to all of the foregoing events, only to the extent such failure actually delays completion of the Leasehold Work in any material respect, then for purposes of determining the Lease Commencement Date, the Leasehold Improvements shall be delayed on a day for day basis accordingly (which is referred to
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herein as a “Landlord Delay”). Tenant shall give Landlord timely written notice of and claim of Landlord Delay. Tenant shall use good faith reasonable efforts to counter the effect of any Landlord Delay; however, Tenant shall not be obligated to expend any additional amounts in such efforts (e.g., by employing overtime labor or by funding any portion of the allowances in the case of a Landlord Delay pursuant to clause (ii) above) unless Landlord agrees in advance to bear any incremental cost associated with such efforts (whether or not they are ultimately successful).
     11. Supervision Fee. Tenant shall pay Landlord a fee of one percent (1%) of the total construction costs for the Leasehold Work (not including cabling, security, AV, FF&E, signage, permit design fees, and other soft costs) on account of its internal review, inspection and monitoring of the Leasehold Work, as well as Landlord’s reasonable out of pocket third party costs.
     12. Close-Out Requirements. Upon completion of the Leasehold Work, Tenant and the Leasehold Contractor shall comply with and provide Landlord with the documents and materials set forth in the close-out requirements as set forth on Schedule VI attached hereto and made a part hereof.
Schedules to Exhibit B:

Schedule I	Base Building Shell Condition
Schedule II	List of Building Plans and Specifications
Schedule III	Intentionally Omitted
Schedule IV	Contractors’ Rules and Regulations
Schedule V	Intentionally Omitted
Schedule VI	Close-Out Requirements
Schedule VII	List of Approved Contractors
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SCHEDULE I
BASE BUILDING SHELL CONDITION
[Attached]

Schedule I
Building Shell Definition
The following requirements and specifications:
1.	Define the Building Shell Condition of the proposed building, which (except as otherwise noted) shall be provided by the Lessor at its sole cost and expense. The Tenant Improvement Allowances as defined in the RFP shall not be used, allocated, charged against or drawn on for any items contained in the Building Shell Condition, unless specified otherwise in this Exhibit.

2.	Delineate the minimum building performance criteria and design and construction standards required for the building elements and the Tenant’s space.

3.	All construction shall be new and shall at a minimum be performed and constructed in accordance with the applicable building codes, regulations and laws as recognized by Fairfax County, VA.

4.	The terms “provide”, “furnish” or “install”, or any similar meaning terms used in lieu of or in addition to such descriptive words, unless expressly noted to be to the contrary, shall mean the complete furnishing and installation of an item or items to constitute a complete assembly, unless specifically noted as otherwise in this Exhibit.

5.	All materials, finishes and construction shall be equivalent in quality and application consistent with new 1st class office buildings in the Northern Virginia area.
STRUCTURE
1. Floor Height, Slabs & Reinforcement:
•	Slab-to-slab height adequate to allow, on average, nine foot (9) clear finished ceiling height AFF on all office, above grade floors. Not all light, sprinkler, and/or duct configurations will be possible in all locations.

•	Typical floor concrete status shall be designated and installed to achieve an overall floor flatness (FF) value of 25 and an overall floor levelhead (FL) value of 17 in accordance with ASTM E1165-96 (with minimum local values of (FR 17 and FL 12).

•	Office area loading capacity minimum: 80 psi live + 20 psi dead = 100 psi total.
EXTERIOR WALL
1. Wall assembly:
•	Thermal insulation with R value as required by codes of consistent quality with Landlord’s other developments in Reston Town Center.

•	Waterproofing as shown on the construction documents.

•	Interior side of exterior wall assembly (including sills, column enclosures) shall be drywalled, taped, spackled and readied for painting up to the 9 foot finished ceiling line.

2. Glass & Glazing:
•	“Low E” 1” thick dual pane insulated glass and thermally improved m___system.

•	Minimum five (5) foot wide by six (6) foot high vision glass typical or as per the Base Building design.

•	Window sills shall be complete, and all height shall not be greater than 3___ inches AFF.

•	Window blinds: adequate 1” horizontal mini-blinds on all exterior vision glass.
ROOF & WATERPROOFING
1. Roof:
•	, hot fluid applied rubberized membrane or equal.

•	Insulated to achieve U factor commensurate with Landlord’s other buildings in Reston Town Center.

•	Minimum 15 year manufacturer’s warranty.

•	Pitch pockets and other weathertight flashing for all roof penetrations.

•	Rain leaders as required with debris guards.
2. Waterproofing:
•	Drainage board on below grade foundation walls at the garage levels or occupied below grade spaces (office storage) and around elevator pits.
PARKING / PARKING GARAGE
1.	Interior of below grade portions of garage structure to be painted, including walls & columns, except where rigid insulation covers wall area. All code required painting, striping, markings and signage (handicap, entrance, exit, location, directional, instructions) to be included.

2.	Garage ventilation and sprinkler/standpipe system as required by code.

3.	Garage lighting as required by code.
VERTICAL TRANSPORTATION
1. Elevators:
•	One elevator cab shall be constructed to serve as a passenger/service elevator with rear entries.

•	Machine room-less, traction, 3,500 lb. capacity.

•	Interior finishes for cabs shall be comparable to other buildings in the Reston Town Center Urban Core.

•	Solid state control system. Elevator call push buttons and directional .

•	Individual floor programmable lock-off/controlled access capability with all controls, wiring, connections and devices included.

INTERIOR FINISH/ELEMENTS
Lessor shall design and provide the construction of the Building’s main lobby at the ground floor, and all core & shall restrooms as shown on the construction documents.
1.	Base building restrooms, Base Building utility rooms, and code-required egress stairwells are Landlord’s cost and are as shown on the Base Building plans.
The following elements are common to each of the areas, unless otherwise noted:
•	GWB partitions per code.

•	Stain wood doors for all core doors exposed to public view.

•	Emergency exit lighting and signage per code for the Base Building areas only.

•	Emergency white circuits tied into lights per code.

•	Fire detection and alarm devices installed per code.

•	Sprinklered per code.

•	Fire extinguishers and cabinets per code (if required).

•	Fire hose bib & valve cabinets as required by code.
2. Restrooms:
•	Ceramic or porcelain tile floors.

•	Ceramic or porcelain tile on all “wet” walls.

•	GWB ceilings.

•	Wall hung toilet fixtures with hands-free automatic flush sensors and valves.

•	lavatories, stone countertops.

•	Electric water heater(s) as required to provide hot water to restrooms.

•	All toilet accessories to include but not be limited to, mirrors, dispensers, receptacles and handicap accessibility support mechanisms.

•	Ceiling mounted toilet partitions, metal with baked enamel finish or epoxy resin or equal.

•	Supply air ductwork and diffuser provided in addition to exhaust system.

•	Floor drain in each toilet room

•	Restrooms doors shall have locksets.
3. Mechanical / Telephone / Electrical Rooms:
•	Concrete floor.

•	No ceiling.

•	Painted drywall walls (properly ).

•	Exhaust for telephone/electrical rooms per code.

•	Floor drains with and overflow curbs in mechanical rooms only.
4. Janitor Closets:
•	Sealed concrete flooring.

•	Utility sink/basin.

•	Fluorescent lighting.

5. Stairwells:
•	CMU or rated drywall assembly ( ).

•	Sealed concrete.

•	Concrete stair .

•	Painted handrails and railings.

•	Painted walls.

•	Fluorescent lighting with emergency white lighting and emergency exit lighting.
SPECIALTIES AND EQUIPMENT
1. Access System:
•	Controlled entry system (Card Key, Kastle, or equal) at Base Building points of egress only. “All points of Tenant’s suite controlled” at Tenant’s sole cost and expense.

•	Landlord shall provide at the stairwell doors. Access devices, if desired, shall be “Tenant Improvement Cost.”

•	Elevator shall have individual floor lock-off capability – fully installed and operational.

•	Central station monitoring per code.
2.	Code required signage and placards for all “core” rooms including but not limited to, restrooms, utility rooms, stairwells.

3.	Directory signage in the main building lobby.

4.	All public utility connections and fees charged by governmental, quasi-governmental and public utility companies for the Base Building only.

5.	Loading Dock Equipment
•	Automatic electric overhead doors.

•	Loading bumpers.

•	Heaters and infrared heating as shown on the Base Building plans for enclosed areas.

•	Exterior, frost free water hose valve connection and utility hose for miscellaneous use.
6.	Window washing anchors/devices on roof, as required.
PLUMBING
1. Landlord will provide 4 wetstacks on the floor.
2. All domestic water supply piping for base building requirements. Additionally, all cold water domestic wet stacks to have location valves.
FIRE PROTECTION
1. Design:

•	In accordance with NFPA and local authority, including fire standpipe supply and drains, fire pump, and all appropriate sprinkler flow and tamper alarm devices interconnected to the building fire alarm system.
2.	Sprinkler Heads:
•	Common/Core areas: sprinklered per code.

•	Tenant areas: sprinklered per code for unoccupied space. Tenant sprinkler design and installation at Tenant’s cost (devices to be UL listed and FM approved for the intended hazard class).
H.V.A.C
1. System Performance:
•	Outdoor conditions: per ASHRAE guidelines 90 and 62 (1% outdoor criteria).

•	Indoor Conditions:

• Winter: 75 degrees DB

• Summer: 73 degrees db, 50% relative humidity

•	Internal heat gain based:

• 1 person per 143/SF.

• Lighting load at 1.5 watts/SF.

• Equipment load of 2.5 watts/SF.

•	Provide sound , soundlining, reduced air velocity as required for base building HVAC equipment only to accommodate NC40 design criteria.

•	Outside air: 20 cm/person for office areas. Each floor has 25% additional outside air capacity to accommodate Tenant special areas. Tenant shall be entitled to its pro rate share of this additional capacity.

•	Separate cooling loop pipe connection tape on each floor (condenser water or chilled water as the building design dictates) for Tenant’s supplemental air conditioning system requirements. Separate loop shall be capable of providing 24 hours x 7 days per week x 265 days per year operation including all necessary Base Building taps, isolation valves, , and drains.
2. Ductwork:
•	All ductwork in accordance with AMACNA, latest edition. No greater than six to one aspect ratio for any duct.

•	All supply ductwork up to and including VAV terminals.

•	Minimum 3” static construction for ductwork from air handling equipment to VAV terminals. All ducts per SMACNA for all base building air handling equipment.

•	Return and exhaust ductwork — per SMACNA. Tenant entitled to its pro rata share of additional toilet exhaust capacity at the core.

•	Soundlining/duct insulation for twenty (20) feet beyond supply fans.

•	Vibration isolation or as required for all roof mounted equipment.

3. Insulation:
•	1-1/2” blanket insulation for all supply ductwork up to VAV terminals for floors immediate below a roof.
4. VAV terminals:
•	Fan powered series type.

•	Reheat on perimeter, cooling only interior.

•	Minimum one (1) per 1200 rentable square feet.
5.	Direct Digital Automatic Temperature Control (DDC) / Building Energy Management System, including:
•	Thermostats/sensors with control wiring for each VAV terminal included (not installed) under the Base Building scope of work. Thermostats/sensors installed under Tenant improvement work at Tenant’s cost.

•	DDC control and status of all Base Building equipment.

•	All BAS/EMS tie-in shall be installed with Base Building core and shell. Tenant modifications shall be Tenant cost.

•	Certified air & water balance for base building provided systems and equipment.
ELECTRICAL
1. Distribution:
•	Typical floor electrical closets:

•	Five and one half (5.5) watts per square foot available in electrical close for tenant lighting (1.5 watts/psf) and power (4 watts/sf).

•	One (1) electrical closet per floor.

•	___/277v lighting and mechanical panelboards.

•	120/208v low voltage lighting and receptacle panelboards.

•	A 150% neutral in floor transformer w/ 150% neutral for computer loads;

•	Emergency power panelboards, circuits, and connections for lights, access, and fire alarm system; Life safety emergency system provided for code required Base Building equipment and tie-in Tenant’s fire alarm and emergency egress lighting only.

•	Mechanical system loads, including VAVs, and lighting separated from receptacle loads.
2.	Emergency white circuits/lighting and emergency exit lights as required for Core and Shell. Egress lighting circuits shall be terminated in junction boxes for Tenant’s use on Life Safety power system.

3.	Main lobby and core area lighting, exterior lighting provided per the construction documents. Code required egress lighting for unoccupied space only provided in Tenant areas. All Tenant lightning at Tenant’s sole cost and expense.

4.	Fire Alarm System.

•	A complete system as required by code for type of building construction. Complete addressable detection and alarm system shall include, but not limited to, fire alarm control panel, the fire semiconductor panel, fire alarm terminal cabinets & , power boost signal amplification modules, voltage transformers and interconnections to all key devices or equipment, including but not limited to, such items as elevator recall, sprinkler flow and tamper switches, emergency generator, the pump, spoke evacuation system and monitoring devices and service for core shall as necessary and required by code.

•	Capacity is provided for Tenant use @ 1 (one) 15 CD strobe per 400 SF and 1 (one) speaker @ dB per 600 SF. All fire alarm equipment in Tenant areas to be provided under the Tenant improvement scope of work at Tenant’s sole cost and expense.
Tie-ins of all Tenant fire detection and notification/annunciation devices to the base building fire alarm/control system provided under the Tenant Improvement scope of work at Tenant’s sole cost and expense.
5.	Communications/Data:
•	Backboards as required to be provided under the Tenant Improvement scope of work at Tenant’s cost.

SCHEDULE II
LIST OF BUILDING PLANS AND SPECIFICATIONS
[Attached]

RTC 14	SmithGroup
Drawing List	Updated on 09-20-05

Street Number	Sheet Title
0-1	DRAWING LIST
0-2	GENERAL INFORMATION
1-1x	ARCHITECTURAL SITE PLAN PHASE 1
1-1	ARCHITECTURAL SITE PLAN PHASE 2
2-0.A	COLUMN LOCATION PLAN BUILDING A
2-0.B	COLUMN LOCATION PLAN BUILDING A
2-0.C	COLUMN LOCATION PLAN BUILDING A
2-B2A	GARAGE FLOOR PLAN LEVEL B2 BUILDING A
2-B1.A	GARAGE FLOOR PLAN LEVEL B1 BUILDING A
2-1.A	GROUND FLOOR PLAN BUILDING A
2-2.A	SECOND FLOOR PLAN BUILDING A
2-3.A	TYPICAL FLOOR PLAN BUILDING A
2-4.A	EIGHTH FLOOR PLAN BUILDING A
2-5.A	NINTH FLOOR PLAN BUILDING A
2-6.A	TENTH FLOOR PLAN BUILDING A
2-7.A	PENTHOUSE FLOOR PLAN BUILDING A
2-8A	ROOF PLAN BUILDING A
2-B2B	GARAGE FLOOR PLAN LEVEL B2 BUILDING B
2-B1.B	GARAGE FLOOR PLAN LEVEL B1 BUILDING B
2-1.B	GROUND FLOOR PLAN BUILDING B
2-2.B	SECOND FLOOR PLAN BUILDING B
2-3.B	TYPICAL FLOOR PLAN BUILDING B
2-4.B	SIXTH FLOOR PLAN BUILDING B
2-5.8	PENTHOUSE FLOOR PLAN BUILDING B
2-6.8	ROOF PLAN BUILDING B
2-B2.CX	GARAGE FLOOR PLAN LEVEL B2 BUILDING C PHASE 1
2-B2-C	GARAGE FLOOR PLAN LEVEL B2 BUILDING C PHASE 2
2-B1.CX	GARAGE FLOOR PLAN LEVEL B1 BUILDING C PHASE 1
2-B1.C	GARAGE FLOOR PLAN LEVEL B1 BUILDING C PHASE 2
2-1.CX	GROUND FLOOR PLAN BUILDING C PHASE 1
2-1.C	GROUND FLOOR PLAN BUILDING C PHASE 2
2-2.C	SECOND FLOOR PLAN BUILDING C
2-3.C	TYPICAL FLOOR PLAN BUILDING C
2-4.C	EIGHTH FLOOR PLAN BUILDING C
2-5.C	NINTH FLOOR PLAN BUILDING C
2-6.C	TENTH FLOOR PLAN BUILDING C
2-7.C	PENTHOUSE FLOOR PLAN BUILDING C
2-8.C	ROOF PLAN BUILDING C
3-1.A	TENTH FLOOR ROOF OVERHANG RCP BUILDING A
3-1.B	SIXTH FLOOR ROOF OVERHANG RCP BUILDING B
3-1.C	TENTH FLOOR ROOF OVERHANG RCP BUILDING C
4-1.1A	NORTH ELEVATION BUILDING A
4-1.2A	WEST ELEVATION BUILDING A
4-1.3A	SOUTH ELEVATION BUILDING A
4-1.4A	EAST ELEVATION AND GARAGE ENTRY RAMP SECT BLDG. A

Street Number	Sheet Title
4-1.1B	NORTH ELEVATION BUILDING B
4-1.28	WEST ELEVATION AND LOADING RAMP SECTION BLDG B
4-1.3B	SOUTH ELEVATION BUILDING B
4-1.4B	EAST ELEVATION BUILDING B
4-1.1C	NORTH ELEVATION BUILDING C
4-1.2C	WEST ELEVATION BUILDING C
4-1.3C	SOUTH ELEVATION BUILDING C
4-1.4C	EAST ELEVATION BUILDING C
4-1.5	ROOF GARDEN ELEVATIONS, SECTIONS, AND DETAILS
4-2.1A	BUILDING A N-S BUILDING SECTION
4-2.2A	BUILDING A E-W BUILDING SECTION
4-2.1B	BUILDING B N-S BUILDING SECTION
4-2.2B	BUILDING B E-W BUILDING SECTION
4-2.1C	BUILDING C N-S BUILDING SECTION
4-2.2C	BUILDING C E-W BUILDING SECTION
4-2.3	BUILDING SECTIONS
4-2.4	BUILDING SECTIONS
4-2.5	BUILDING SECTIONS
4-2.6	BUILDING SECTIONS
4-2.7	BUILDING SECTIONS
4-2.8A	PENTHOUSE SECTIONS
4-2.8B	PENTHOUSE SECTIONS
4-2.8C	PENTHOUSE SECTIONS
4-3.1	WALL SECTIONS AND ELEV. DETAILS ROOF GARDEN
4-3.2	WALL SECTIONS AND ELEV. DETAILS ROOF GARDEN
4-3.3	WALL SECTIONS AND ELEV. DETAILS ROOF GARDEN
4-4.2	WALL SECTIONS AND ELEV. DETAILS
4-4.3	WAIL SECTIONS AND ELEV. DETAILS BUILDING A
4-4.4	WALL SECTIONS AND ELEV. DETAILS
4-5.1	WALL SECTIONS AND ELEV. DETAILS BUILDING B
4-5.2	WALL SECTIONS AND ELEV. DETAILS BUILDING B
4-5.3	WALL SECTIONS AND ELEV. DETAILS BUILDING B
4-6.1	WALL SECTIONS AND ELEV. DETAILS BUILDING C
4-6.2	WALL SECTIONS AND ELEV. DETAILS BUILDING C
4-6.3	WALL SECTIONS AND ELEV. DETAILS BUILDING C
4-7.1	PLAN DETAILS BUILDING A GROUND FLOOR
4-7.2	PLAN DETAILS BUILDING A SECOND FLOOR
4-7.3	PLAN DETAILS BUILDING A TYPICAL FLOOR
4-7.4	PLAN DETAILS BUILDING A EIGHTH AND NINTH FLOORS
4-7.5	PLAN DETAILS BUILDING A TENTH FLOOR
4-8.1	PLAN DETAILS BUILDING B GROUND FLOOR
4-8.2	PLAN DETAILS BUILDING B SECOND FLOOR
4-8.3	PLAN DETAILS BUILDING B TYPICAL FLOOR
4-6.4	PLAN DETAILS BUILDING B SIXTH FLOOR
4-9.1	PLAN DETAILS BUILDING C GROUND FLOOR
4-9.2	PLAN DETAILS BUILDING C SECOND FLOOR
4-9.3	PLAN DETAILS BUILDING C TYPICAL FLOOR
4-9.4	PLAN DETAILS BUILDING C EIGHT AND NINTH FLOORS
4-9.5	PLAN DETAILS BUILDING C TENTH FLOOR
5-1.1	EXTERIOR DETAILS

Street Number	Sheet Title
5-1.2	EXTERIOR DETAILS
5-1.3	EXTERIOR DETAILS
5-1.4	EXTERIOR DETAILS
5-1.5	EXTERIOR DETAILS
5-2.1	EXTERIOR DETAILS BUILDING B
5-2.2	EXTERIOR DETAILS BUILDING B
5-2.3	EXTERIOR DETAILS BUILDING B
5-3.1A	EXTERIOR DETAILS BUILDING A
5-3.1B	EXTERIOR DETAILS BUILDING B
5-3.1C	EXTERIOR DETAILS BUILDING C
5-4.1	WINDOW SCHEDULE
5-5.1	EXTERIOR DETAILS
5-5.2	EXTERIOR DETAILS
5-6.1	ROOF AND PENTHOUSE DETAILS
5-8.1	LOUVER SCHEDULE
5-8.2	LOUVER DETAILS
6-1.1A	STAIR PLANS BUILDING A
6-1.1B	STAIR PLANS BUILDING B
6-1.1C	STAIR PLANS BUILDING C
6-1.2A	STAIR SECTIONS BUILDING A
6-1.2B	STAIR SECTIONS BUILDING B
6-1.2C	STAIR SECTIONS BUILDING C
6-1.3	STAIR DETAILS
6-2.1A	ELEVATOR PLANS BUILDING A
6.2.1B	ELEVATOR PLANS BUILDING B
6-2.2A	ELEVATOR SECTIONS BUILDING A
6.2.2B	ELEVATOR SECTIONS BUILDING 8
6-2.4A	ELEVATOR SECTIONS BUILDING A
6-2.4B	ELEVATOR SECTIONS BUILDING B
6.2.4C	ELEVATOR SECTIONS BUILDING C
6-3.1	ELEVATOR CAB PLANS AND ELEVATIONS
6-4.1	ELEVATOR DETAILS
6-5.1A	ENTRANCE ELEVATIONS, PLANS, AND DETAILS BUILDING A
6-5.2A	ENTRANCE ELEVATIONS, PLANS, AND DETAILS BUILDING A
6-5.3A	ENTRANCE DETAILS BUILDING A
6-5.1B	ENTRANCE ELEVATIONS, PLANS, AND DETAILS BUILDING B
6-5.2B	ENTRANCE DETAILS BUILDING B
6-5.1C	ENTRANCE ELEVATIONS, PLANS, AND DETAILS BUILDING C
6-5.2C	ENTRANCE ELEVATIONS, PLANS, AND DETAILS BUILDING C
6-5.3C	ENTRANCE DETAILS BUILDING C
6-6.1	ENTRANCE COMMON DETAILS ALL BUILDINGS
6-6.2	ENTRANCE COMMON DETAILS ALL BUILDINGS
7-1.1A	TYPICAL CORE PLAN AND RCP BUILDING A
7-1.1B	TYPICAL CORE PLAN AND RCP BUILDING B
7-1.1C	TYPICAL CORE PLAN AND RCP BUILDING C
7-2.1.A	LOBBY PLAN BUILDING A
7-2.2A	LOBBY RCP AND PAVING BUILDING A
7-2.3A	LOBBY PLAN, RCP AND PAVING BUILDING A
7-2.1B	LOBBY PLAN BUILDING B
7-2.2B	LOBBY RCP AND PAVING BUILDING B

Street Number	Sheet Title
7.2.1C	LOBBY PLAN BUILDING C
7-2.2C	LOBBY RCP AND PAVING BUILDING C
7-2.3C	LOBBY PLAN RCP AND PAVING BUILDING C
7-3.1	CORE AREA PLAN AND RCP LEVEL B1 BUILDING B
7-5.1	CORE PLAN LEVEL B1 BUILDING B
8-2.1A	LOBBY ELEVATIONS BUILDING A
8-2.2A	LOBBY ELEVATIONS BUILDING A
8.2.3A	LOBBY ELEVATIONS BUILDING A
8-2.1B	LOBBY ELEVATIONS BUILDING B
8.2.1C	LOBBY ELEVATIONS BUILDING C
8.2.2C	LOBBY ELEVATIONS BUILDING C
8-3.1	MISCELLANEOUS INTERIOR ELEVATIONS
8-3.2	INTERIOR ELEVATIONS
9-1.1	INTERIOR DETAILS
9-1.2	INTERIOR DETAILS
9-2.1	PARTITION SCHEDULE
9-3.1A	DOOR SCHEDULE BUILDING A
9-3.1B	DOOR SCHEDULE BUILDING B
9-3.1C	DOOR SCHEDULE BUILDING C
9-4.1	LOBBY DETAILS- GLASS WALL
9-4.2	LOBBY DETAILS- GLASS WALL
9-4.3	LOBBY DETAILS- GLASS WALL
9-4.4	LOBBY DETAILS- GLASS WALL
9-4.5	LOBBY DETAILS- WOOD WALL
9-4.6	LOBBY DETAILS- WOOD WALL
9-4.7	LOBBY DETAILS- WOOD WALL
9-4.8	LOBBY DETAILS- WOOD WALL
9-4.9	LOBBY DETAILS
9-5.1A	LOBBY DETAILS BUILDING A
9-5.2A	LOBBY DETAILS BUILDING A
9-5.3A	LOBBY DETAILS BUILDING A
9-5.1B	LOBBY DETAILS BUILDING B
9-5.2B	LOBBY DETAILS BUILDING B
9.5.1C	LOBBY DETAILS BUILDING C

SCHEDULE III
Intentionally Omitted

SCHEDULE IV
CONTRACTOR’S RULES AND REGULATIONS
[Attached]

Boston Properties
Sdouth of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
The following requirements have been developed to ensure that modifications or improvements to the building and/or building systems and equipment are completed to building standards while maintaining a level of safety consistent with industry standards. The review of tenant plans and/or specifications by Boston Properties and its insurers, consultants or other representatives, does not imply that any plans so reviewed comply with applicable laws, ordinances, codes, standards or regulations. Nor does Boston Properties’ review or approvals imply that any work is to be performed at Boston Properties’ expense.
Boston Properties has the explicit right to remove from the project any person who does not comply with these rules after one day’s notice.
I. GENERAL
A.	No work will be performed until Boston Properties has received two (2) sets of signed and sealed drawings and specifications and has given written approval.

B.	All modifications to the building or to the building systems and equipment must comply with state, federal and local codes and ordinances.

C.	Prior to the work commencing, a building permit must be obtained, a copy provided to Boston Properties and the original displayed on site.

D.	At the completion of the work, the contractor shall furnish to Boston Properties two (2) sets of blackline prints and one (I) CADD.DWG disk file showing the final as-built construction work performed. These as-built drawings shall include any and all changes resulting from change orders, requests for information, field conditions bulletins and other issuances by the Tenant Architect.

E.	The contractor must notify Boston Properties of all work scheduled and must provide Boston Properties with a list of all personnel working in the building.

F.	The contractor must furnish Boston Properties with a list of all subcontractors including emergency phone and/or page numbers prior to commencing the work.

G.	The contractor must provide an on-site project superintendent at all times that construction work is underway. This supervisor must be knowledgeable of the project’s scope of work and have adequate on-site reference materials including plans, specifications and MSDS information on all materials used in the performance of the work.

Boston Properties Rules for Contractors Working in Occupied Buildings	Revised January 30, 2007 Page 1 of 18

Boston Properties
Sdouth of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
H.	All workers must be dressed appropriately (appropriate dress will include hard hat, appropriate footwear, etc,) Shirts must be worn at all times. No shorts are permitted.

I.	All carts must be furnished with pneumatic tires and rubber bumpers, no carts are to be moved through the stairways.

J.	Smoking is not allowed h the building.

K.	The use of radios is prohibited.

L.	Prior to the start of work, all blinds must be raised and bagged all windowsills and other base building components must be adequately protected and the protection must be maintained. Workers must not stand on windowsills or other building components.

M.	Any work that requires access to another tenant’s space must first be coordinated through Boston Properties. Any additional costs of security or building engineering services required due to contractor’s work or during the performance of the contractor’s work shall be charged to the contractor.

N.	Dumping of construction debris Into building drains, mop sinks, trash dumpsters, etc. is strictly prohibited. If this does occur, the contractor shall be charged 200% of the cost of clearing any drain, including administrative time, where evidence of this is found.

O.	One set of base building restrooms within the construction area will be available for use by the contractor unless Boston Properties dedicates an alternate location. Contractor shall be responsible for any damage to the restrooms and for cleaning and stocking during construction.

P.	Use of the building stairwells for moving construction materials and construction personnel shall be limited to the stairwell designated by Boston Properties.

Q.	The contractor shall repair all existing public area finishes disturbed by the new tenant work or damaged by the contractor’s or subcontractor’s personnel.

R.	There is to be no verbal contact or comments between the building tenants, their employees, clients or guests and the contractor’s personnel.

Boston Properties Rules for Contractors Working in Occupied Buildings	Revised January 30, 2007 Page 2 of 18

Boston Properties
Sdouth of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
S.	No work will be performed from 8:00 am to 8:00 pm Monday through Friday and 9:00 am to 4:00 pm Saturday that will disturb or inconvenience any existing tenants in the building (e.g. core drilling, shooting track, noxious odors, etc.). Boston Properties must preapprove any work that entails noise, vibration or noxious odors.

T.	This is a post tensioned concrete structure, all slabs must be x-rayed and x-rays reviewed by Boston Properties’ structural engineer prior to core drilling or power driven penetrations greater than 1/2” in length. If obstructions are detected, consult with Boston Properties’ engineer or relocate the core drill as necessary. Ultrasound and GPR are acceptable substitutes for x-ray only upon approval by base building structural engineer. Any costs associated with Boston Properties’ engineer’s review of such penetrations shall be borne by the Tenant.
•	Concentration of punching shear stresses, reinforcement, and PT cables are heavier around the columns. Keep any coring as far as possible away from the columns. No coring is permitted in the beams or column drops. Location of all corings shall be approved and backed by tests as per above. Any coring shall clear PT cables by 3” minimum and rebars by 1” minimum.
U.	Any roof related work must be performed by Boston Properties’ designated roofing contractor.

V.	The contractor shall immediately report all accidents to Boston Properties in writing after first notifying Boston Properties by telephone.

W.	All lockset and/or key core work must be performed by Boston Properties’ designated locksmith.

X.	Design load on office, floor levels is 100 PSF including 20 PSF for partitions. Any uniform live load exceeding the design load shall be reviewed and approved by the base building structural engineer.

Y.	All hangers and inserts placed in the concrete to support loads of more than 1000 lbs. shall be reviewed and approved by the base building structural engineer.
II. INSURANCE
CONTRACTOR’S LIABILITY INSURANCE

Boston Properties Rules for Contractors Working in Occupied Buildings	Revised January 30, 2007 Page 3 of 18

Boston Properties
Sdouth of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
A.	The contractor shall purchase from and maintain until completion of the work, except as otherwise provided herein, with a company or companies lawfully authorized to do business in the jurisdiction in which the building is located such insurance as will protect contractor from claims set forth below which may arise out of or result from the work, whether such work is by contractor or by a subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
1.	Claims under workers’ compensations disability benefit and other similar employee benefit acts which are applicable to the work to be performed;

2.	Claims for damages because of bodily injury, occupational sickness or disease, or death of contractor’s employees;

3.	Claims for damages because of bodily injury, occupational sickness or disease, or death of any person other than contractor’s employees;

4.	Claims for damages insured by usual personal injury liability coverage;

5.	Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including explosion, collapse and damage to utilities and loss of use resulting therefrom;

6.	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

7.	Claims for bodily injury or property damage arising out of completed operations.
B.	The insurance shall, at a minimum, include the following insurance coverages:
1.	Workers’ compensation insurance, providing statutory benefits for all persons employed in connection with the work and employer’s liability insurance in an amount not less than $ 1,000,000 each accident/$1,000,000 each employee/$1,000,000 annual policy limit with coverage to be listed in the underlying schedule of any umbrella or excess policy. The coverage shall include occupational disease coverage with a limit of $1,000,000 per person subject to an aggregate limit of $1,000,000 per annum.

Boston Properties Rules for Contractors Working in Occupied Buildings	Revised January 30, 2007 Page 4 of 18

Boston Properties
Sdouth of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
2.	Commercial general liability insurance insuring against liability for bodily injury and death and for property damage in an amount not less than $2,000,000 per occurrence and $4,000,000 annual aggregate. This insurance shall include operations-premises liability, contractor’s protective liability on the operations of contractor and all Subcontractors; products and completed operations (to be kept in force for not less than five (5) years after completion of the work); broad form contractual liability (designating the indemnity provisions of the contract); a broad form comprehensive general liability endorsement providing blanket automatic contractual coverage including bodily injury to employees or others assumed by the insured under contract and liability assumed under the contract; an endorsement that foundation, excavation or demolition work and operations related thereto are covered and that the XCU Exclusions have been deleted; if applicable, elevators and escalators; and pollution coverage for losses arising out of a hostile fire. The commercial general liability insurance policy shall be written on an occurrence basis.

3.	Automobile liability insurance for all owned, non-owned, leased, rented and/or hired vehicles insuring against liability for bodily injury and death and for property damage in an amount not less than Five Million Dollars ($5,000,000) combined single limit.

4.	Excess/umbrella liability insurance of not less than $10,000,000 per location annual aggregate to be excess over the coverages described above.
C.	All policies of insurance to be provided by contractor hereunder shall be (1) issued by financially responsible companies licensed to issue such insurance in all applicable states and that have an A.M. Best rating of “A-” or better and a financial size category of VIII or larger and otherwise satisfactory to each of the additional insured parties designated herein; and (2) in form and substance satisfactory to Boston Properties and each party designated herein as an additional insured party.

D.	All policies of insurance to be provided by contractor hereunder shall also insure the interests of Boston Properties, any indemnitees and their respective constituent members and partners, each of whom shall be named as additional insureds under such policies. Such insurance shall provide that the additional insureds shall be covered for their costs of defense of any insured claim outside the limits of coverage provided.

Boston Properties Rules for Contractors Working in Occupied Buildings	Revised January 30, 2007 Page 5 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
E.	Prior to commencement of the work, contractor shall submit to Boston Properties certificates of insurance and policies in form and substance acceptable to Boston Properties evidencing existence of the insurance coverages required hereunder. Each certificate of insurance shall contain a provision that the coverages provided under the respective policies will not be canceled, materially changed or allowed to expire until at least 30 days’ prior written notice has been given to Boston Properties. If any of the insurance coverages are to remain in effect after final payment is made to contractor, additional certificate(s) of insurance evidencing continuation of such coverage shall be submitted to Boston Properties, together with the contractor’s final payment, and a further certificate of insurance shall be delivered, to Boston Properties, from lime to time, after final payment to evidence the existence of all coverages that are to continue in effect following final payment. Not less than fifteen (15) days prior to the expiration date of each policy furnished to Boston Properties in accordance herewith, contractor shall deliver to Boston Properties a certificate of insurance evidencing the renewal of the applicable policy. In addition to the certificates of insurance, copies of the insurance policies shall be delivered to Boston Properties within ten (10) days following the commencement of the work.

F.	The Indemnitees and such other patties designated by Boston Properties (each, an “Additional Insured Party”) shall each be named as an additional named insured or an additional insured with respect to the commercial general liability insurance, the automobile liability insurance and the excess/umbrella liability insurance required to be provided and maintained in accordance with the contract.

G.	The commercial general liability insurance, automobile liability insurance and excess/umbrella liability insurance policies shall be endorsed to (i) provide That the coverage provided thereunder shall be primary and non-contributory (and any liability insurance of each additional insured party shall be secondary and non contributory); and (ii) waive any right of subrogation against each Additional Insured Party.

H.	Contractor is responsible for requiring that each subcontractor and supplier maintain during its subcontract insurance of the type and in the amounts normally required by the contractor, given the subcontractor’s or supplier’s size and its scope of work, including but not limited to commercial general liability and worker’s compensation and for obtaining certificates of insurance evidencing the insurance and naming Boston Properties and the following additional insureds:
Boston Properties, Inc., a Delaware corporation Boston Properties Limited Partnership a Delaware limited partnership

Boston properties Rules for contractors Working in Occupied Buildings	Revised January 30, 2007 Page 6 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
BP Management, L.P., & Delaware limited partnership
I.	Intentionally omitted.

J.	If contractor fails, to purchase and maintain or require to be purchased and maintained, any insurance required hereunder, Boston Properties may, but shall not be obligated to, upon five (5) days’ written notice to contractor, purchase such insurance on behalf of contractor and shall be reimbursed by contractor upon demand for all amounts paid by Boston Properties’ in connection therewith. In no event shall any failure of Boston Properties to receive or demand evidence of such coverage prior to contractor commencing the work be construed as a waiver by Boston Properties of contractor’s obligations hereunder. Contractor hereby agrees to indemnify, defend and hold Boston Properties and each additional insured party harmless from any Loss, cost or expense that such parties may incur as a result of contractor failing to purchase and maintain the insurance required hereunder. Compliance by contractor with the insurance requirements contained hereunder shall not relieve contractor of liability under any indemnity or other provision set forth in the contract or limit contractor’s liability under the contract.
CLAIMS:
A.	Contractor shall promptly investigate and make a full written report to Boston Properties and to Boston Properties’ insurance carriers as to all alleged accidents and/or alleged claims for damage or destruction of the building and the estimated cost of repair and shall perform all necessary recordkeeping related to same. At the request of Boston Properties, contractor shall cooperate with Boston Properties and it$ insurance carrier(s) it procuring all reports required by the insurance carrier(s) and shall do nothing to jeopardize the rights of Boston Properties and any other party insured under said policies. Contractor and Boston Properties shall each notify the other (and, at Boston Properties’ request contractor shall notify Boston Properties’ insurance carriers) of any casualty or of any claim made against the other or both jointly and severally on account of personal injury or property damage, and shall cooperate filly with any insurance carrier in connection with any such claim, which cooperation shall include, without limitation, attendance at meetings and court proceedings and the like; provided, however that, by so cooperating, contractor shall not settle any losses, complete loss reports, adjust losses or endorse loss drafts without the prior written approval of Boston Properties.

Boston properties Rules for contractors Working in Occupied Buildings	Revised January 30, 2007 Page 7 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
B.	Contractor shall notify Boston Properties promptly upon the discovery of any defect with respect to the work, without relieving contractor of the responsibility for addressing such defect as apart of its services, as provided elsewhere in the Contract.

C.	Contractor shall provide such information to Boston Properties and Boston Properties’ insurance carriers and shall attend such meetings as shall be necessary from time to time to ensure that the insurance carried hereunder appropriately addresses Issues pertaining to and conditions at the building, including, without limitation, exposure information, loss control and protection of the building and current replacement cost figures.

D.	Boston Properties in good faith shall have the right to adjust and settle a loss with insurers unless the Boston Properties’ lender exercises its right to join Boston Properties in the adjustment and settlement of any particular loss in which case the adjustment and settlement shall be conducted jointly by Boston Properties and its lender.
III. LIFE SAFETY
A.	Contractor shall perform the work in full compliance with NEPA 241 which prescribes the minimum safeguards for construction, alteration and demolition operations necessary to provide reasonable safety to life and property from fire.

B.	Contractor shall furnish Boston Properties one set of sprinkler shop drawings and hydraulic calculations once they are completed by subcontractor and ready for submittal to the Fire Marshall, Once approved by the Fire Marshall, the contractor shall furnish Boston Properties one set of the approved sprinkler shop drawings.

C.	Contractor will not disconnect tamper with, delete obstruct, relocate, or expand any life safety equipment, except as indicated on drawings approved by Boston Properties. Contractor shall not interfere with or delay any other contractors! (or Boston Properties’) inspections which are scheduled prior to the contractor’s inspections or testing.

D.	The contractor must take necessary precautions to prevent accidental fire alarms. Contractor will be charged for all emergency response costs and penalty foes imposed by any authority having jurisdiction over the building for any accidental fire alarms caused by their activities. In the event of an increased likelihood, of an accidental fire alarm by the contractor’s activities, such as demolition, sprinkler work or hot work,

Boston properties Rules for contractors Working in Occupied Buildings	Revised January 30, 2007 Page 8 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
the contractor must take steps needed to prevent accidental alarms, including but not limited to, monitoring the fire alarm panel for accidental alarms.

E.	Any unit or device temporarily incapacitated will be red-tagged “Out of Service” and Boston Properties will be alerted prior to the temporary outage. See attached “Guidelines for Managing construction Project Fire Protection Impairment”, Attachment A.

F.	The base building fire alarm system shall monitor all tenant installed special fire extinguisher/alarm detection systems. The connections to the base building fire alarm system will be at the tenant’s expense.

G.	All Tenant installed fire alarm initiation and notification devices that connect with the base building fire alarm system shall match the base building system and be approved by Boston Properties.

H.	All connections to the building’s existing fire alarm system are to be made only by Boston Properties’ designated contractor.

I.	All fire alarm testing will be scheduled at least 72 hours in advance with Boston Properties and must occur after normal business hours if the building is occupied.

J.	Combustible and hazardous materials are not allowed to be stored in the building without prior written approval of Boston Properties. Material safety data sheets on all materials to be stored in the building must be kept on site and a Copy submitted to Boston Properties.

K.	Dust protection of smoke detectors must be installed and removed (if operational) each day. Dust protection is required during construction to avoid false fire alarms and damaging of detector system. Filter media must be installed over all return air paths to any equipment rooms prior to work. The media must be maintained during construction and removed at substantial completion.

L.	The buildings are to be fully protected by automatic sprinkler systems in accordance with Boston Properties’ standards and specifications.

M.	All sprinkler systems and equipment are to be designed and installed in accordance with the current standards of the National Fire Protection Association.

Boston properties Rules for contractors Working in Occupied Buildings	Revised January 30, 2007 Page 9 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
N.	All equipment, devices, materials, hangers, etc., used in the life safety system installation must be UL Listed and FM Approved.

O.	Connections to the base building sprinkler system/standpipe riser shall be provided with a control valve and water flow alarm device. Sprinkler system control valves shall be UL Listed and FM Approved, clockwise closing indicating valves with supervisory switches.

P.	The entire sprinkler system should be designed and installed in accordance with NFPA Pamphlet No. 13, 231 and 231C latest issues.

Note #1: if concealed type, sprinkler heads are to be utilized in office areas, the system is to be designed as an Ordinary Hazard Group 1 System.

Note #2: For light hazard designed systems, the hydraulically most remote design area shall not be allowed a 40% reduction. The minimum design area shall be 1500 square feet.

Q.	Enclosed, as Attachment “A”, is a copy of the “Guidelines, for Managing Construction Project Fire Protection Impairments”.

R.	All corrective work to tile fire alarm system due to the contractor’s work shall be charged to the contractor.

S.	All fire alarm wiring in public areas (outside of Tenant demising walls) shall be in rigid conduit.
IV. PARKING — LOADING DOCK
A.	Contractors, subcontractors and their personnel will not use the Loading dock area for parking without first obtaining permission from Boston Properties 48 hours in advance to assure dock availability. Unauthorized vehicles will be ticketed and towed.

B.	Use of the Loading dock for deliveries/trash removal must be scheduled through Boston Properties.

C.	Material that does not fit into the service elevator must be delivered through a window opening. The contractor will be required to properly remove and replace the

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Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
glass and to adequately protect the window framing with prior approval from Boston Properties.

D.	Boston Properties’ designated glazing subcontractor must perform removal and replacement of exterior glass.
V. UTILITIES
A.	Utilities (i.e. electric, gas, water, telephone/cable) must not be cut off or interrupted without 48 hour notice and written permission of Boston Properties and affected tenants.

B.	In unoccupied tenant space under construction or control by the contractor, the contractor shall turn off all lights, except emergency lighting, at the end of each workday. In the event the contractor fails to turn off the non-emergency lighting at the end of each work day, the contractor will be invoiced for the excess electric consumption at the rate of $0.01 per square foot, per day.
VI. SECURITY
A.	The contractor will be responsible for controlling any keys or access cards furnished by Boston Properties and will return them daily to Boston Properties.

B.	The contractor will be responsible for locking any secure area made available to the contractor whenever that area is unattended.

C.	Contractors may be required to wear identification badges, in which case the badges will be issued by Boston Properties to the contractor.
VII. ELEVATORS
A.	No passenger elevators will be used to move construction material or Construction personnel,

B.	If available for use by Tenant’s Contractor, the service elevator can be used to move construction personnel at any time during the day, provided the elevator doors are not held open. The service elevator can not be used to move construction materials Into the building during building operating hours unless approved in writing by Boston Properties. All other usage must be scheduled with Boston Properties with at least 48 hours notice. Prior to Base Building Substantial Completion, Contractor must

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 11 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
provide responsible person to operate the elevator at all times during the Contractor’s use of the elevator.

C.	Any-costs to repair damage to the elevators including dust or dirt in machine rooms or shaft or costs for service calls resulting from the contractor’s operations will be charged to the Tenant.

D.	Any work on the elevators, call buttons and signal lanterns must be by Boston Properties’ designated contractor.
VIII. CLEANING
A.	The contractor will remove all trash and debris daily or as often as necessary to maintain cleanliness in the building(s). The building trash compactors Or containers arc not to be used for construction debris.

B.	Walk-off mats or other protection must be provided at door entrances where work is being performed.

C.	Carpeting shall be protected by plastic runners or hardboard as necessary to maintain cleanliness and to protect carpets from damage.

D.	Tile, granite and wood floors shall be protected from damage as necessary.

E.	Contractor will furnish a vacuum(s) with a supply of clean bags and an operator to facilitate ongoing clean-up.

F.	Trash removal will be scheduled and coordinated with Boston Properties. Use of service elevator is restricted to service elevator requirement in Section VI.

G.	Contractors must remove all food cartons and related debris from the work area on a daily basis.

H.	Driveway and street cleaning by Contractor will be required when Contractor’s work has created mud or debris.

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 12 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
IX. MECHANICAL AND ELECTRICAL WORK
A.	Before any new electrical or mechanical equipment is installed in the building, the contractor must submit a copy of the manufacturer’s data sheets along with complete shop drawings and submittals to Boston Properties for approval.

B.	Any installation or modification to building HVAC or electrical systems must be first submitted to Boston Properties for review. This includes base building systems as well as supplemental units and/or exhaust systems.

C.	The mechanical and electrical plans must be prepared by a licensed engineer and must show size and location of all supply and return grilles. Boston Properties may require that Boston Properties’ MEP engineer review the MEP drawings. In that event the tenant will pay for the cost of this review. We will notify the tenant prior to engaging Boston Properties’ engineer.

D.	Contractors modifying ductwork, air grilles, VAV boxes, etc. must balance the air and water systems as necessary. All air balancing is to be done in the presence of Boston Properties. Two copies of all balance reports shall be submitted to Boston Properties for review and approval.

E.	Any domestic or condenser water connections made to the building’s piping system, must include a high quality isolation valve, (brass bodied gate or ball-type) and adequate system drain valves. If the system piping is of a different material a dielectric union must be installed, All valves and equipment must be easily accessible; access doors are required in drywall or other fixed construction.

F.	Exhaust fans discharging air directly into the ceiling plenum, if applicable and permitted under code and approved by Boston Properties, are for room-generated heat transfer applications only. Alt cooled condensers and fans used for toilet smoking, or chemical fine exhaust shall not be permitted to be discharged into the ceiling plenum.

G.	Where independent tenant-owned air conditioning units are installed, an electric submeter must be used or a flat rate electricity charge will be paid by the Tenant based on anticipated consumption as computed by Boston Properties.

H.	As required by code and Boston Properties regulations, all telecommunications data, access control, security, fire alarm, HVAC control, electrical lighting, electrical, power, cable and other systems’ wiring and piping which is not to be reused by tenant

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 13 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
and is not a part of other tenants’ or base building systems, including but not limited to: conduit BX/MC cable, “plenum cable” (low voltage electric, telephone, data wiring), plumbing and/or mechanical piping, shall be removed from the Risers (as defined in the Lease to include ceiling plenums, telephone, mechanical, utility and electrical closets and risers) and shall be removed back to the originating terminal block panel board, wet stack or source as determined by Boston Properties.

I.	The installation of tenant equipment (except emergency lighting, per code) on the base building emergency power supply systems is not permitted.

J.	Any existing mechanical or electrical systems and their controls that are to remain shall be properly commissioned. That is, at the beginning of the job the systems will be turned over to the contractor in working condition by Boston Properties. Before beginning any work, the contractor should inspect the mechanical or electrical systems and their controls to ensure their working condition. The contractor should advise Boston Properties of any noted deficiencies. At the end of the job, the contractor will be responsible for the proper operation of the mechanical and electrical systems. If the contractor fails to note any deficiencies at the outset of the job, the contractor will, nevertheless, be required to correct the problems before Boston Properties accepts the system.

K.	All circuit breaker panels must be clearly and accurately identified with typed labels.

L.	All base building mechanical equipment shall be properly protected with prefilters, dust covers etc. prior to start of work. Protection shall be removed and equipment wiped down at completion.

M.	Energy management and building control work is to be performed by Boston Properties’ designated contractor.

N.	Tenant installed equipment that supplements existing base building equipment such as VAV boxes, fire alarm devices control work; etc. shall be identical to the existing base building equipment to facilitate warranty and maintenance operations.

O.	All concealed equipment shall be: located with necessary accessibility for maintenance and repair.

P.	Contractor shall contact Boston Properties 48 hours in advance for Boston Properties wall and ceiling close-in inspectors.

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 14 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
Q.	All electrical wiring run in core rooms (i.e. electrical room, mechanical room or where exposed) shall be in rigid conduit, excluding tenant furniture and equipment feeds (tails).

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 15 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
ATTACHMENT A
GUIDELINES FOR MANAGING CONSTRUCTION PROJECT FIRE PROTECTION
IMPAIRMENTS
I IMPAIRMENTS
Impairments to the building sprinkler and fire alarm systems are typically required when renovations involve changes to these systems. The following impairment procedures must be adhered to whenever impairments to the sprinkler or fire alarm systems are required or encountered.
Contractors requiring an impairment shall follow these steps:
1.	Request a Red Impairment Tag from Boston Properties’ Impairment Coordinator and be prepared to fulfill the responsibilities assigned to the Contractor.

2.	Assist the Impairment Coordinator in completing the Pre-Impairment Checklist part of the Red Impairment Tag (Part A).

3.	The “hard copy” of the Red Impairment Tag is placed on the impaired equipment

4.	Upon completion of work and/or to release the impairment the contractor shall return the Red Impairment Tag “hard copy” to the Impairment Coordinator.

5.	The Contractor and Impairment Coordinator place both parts of the tag together and complete the system restoration checklist (Part B) including signing off that the restoration is complete.
Enclosed as Attachment A-1 is a copy of the Impairment Tag. Important points are as follows:
•	A Red Tag Permit is required for any impairment of the sprinkler / fire alarm systems.

•	Each permit will be valid for one shift.

•	Plan all work to minimize the duration of the system(s) impairment.

•	The actual impairment of the system(s) should not take place until all personnel, material and equipment are at the work location.

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 16 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
•	If possible, isolate only the work zone for impairment, System(s) must be restored at the end of the work shift.

•	Impairments to large areas or that would affect primary life safety system(s) should be scheduled for times when the building or area is unoccupied. Fire watch tours of the impaired area shall be established and if applicable, personnel should be provided at closed valves or fire pumps to quickly restore the system if a fire occurs.

•	Hot work or other hazardous-type operations shall not be conducted in an area where the fire protection or life safety system(s) are impaired.

•	If any hot work or hazardous operations are necessary as part of the impairment, fire watches must be established.
II. HOT WORK
A Hot Work Permit is required for any temporary operation producing open flame or sparks. This includes brazing, cutting, grindings soldering, pipe thawing, torch applied roofing and welding.
Contractors requiring a hot work permit shall follow these steps:
1.	Request a Yellow Hot Work Permit from Boston Properties’ Impairment Coordinator and be prepared to fulfill the responsibilities assigned to the Contractor.

2.	Assist the Impairment Coordinator in completing Part A of the Yellow Hot Work Permit.

3.	The “hard copy” of the Yellow Hot Work Permit is planed at the work location.

4.	Upon completion of the hot work, the contractor shall complete. Part B of the Yellow Hot Work Permit and return the “hard copy” to the Impairment Coordinator.

5.	The Contractor and Impairment Coordinator place both parts of the tag together and sign off/close the Yellow Hot Work Permit.
Enclosed as Attachment A-2 is a copy of the Hot Work Permit Important points are as follows:
•	If there is a practical, and safer way to do the job without hot work, we require that method be used.

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 17 of 18

Boston Properties
South of Market
RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDING
•	No hot work is permitted without authorization from Boston Properties’ representative serving as the firesafety supervisor / impairment coordinator, in the form of a signed hot work permit. This permit will be valid for a maximum of one eight-hour shift. After this time, another permit must be obtained from and signed by the firesafety supervisor / impairment coordinator, before any additional hot work can continue.

•	Specific fire fighting equipment and protection material will be required at the hot work site before work starts. Contractor shall provide all equipment and protection required to ensure fire safe operations or otherwise specified by Boston Properties.

•	No hot work is permitted without a designated fire watch present. The contractor is responsible to provide necessary personnel to conduct a fire watch (as defined in the hot work permit) or otherwise specified by the firesafety / impairment coordinator. If unsafe conditions are observed, the hot work operation will be stopped until the hazard is neutralized or eliminated. Additionally, the firesafety supervisor / impairment coordinator must be notified immediately of all unsafe or hazardous conditions.

•	The contractor will verify that all equipment associated with the hot work is in proper working order. An inspection of the equipment may be conducted by the firesafety supervisor / impairment coordinator before the hot work permit is issued. Any unsafe equipment must be removed from the property and replaced prior to starting hot work.

•	All contractor-owned equipment or materials stored in the facility overnight must be properly secured in an area designated by the firesafety supervisor / impairment coordinator.

•	A sprinkler impairment and hot work in the same zone at the same time will not be allowed.

Boston Properties Rules for Contractors Working in Occupied Builidings	Revised January 30, 2007 Page 18 of 18

Impairment Tag
[GRAPHIC OMITTED]

Hot Work Permit
[GRAPHIC OMITTED]

SCHEDULE V
Intentionally Omitted

SCHEDULE VI
CLOSE OUT REQUIREMENTS
     The following items are required from the general contractor prior to final payment being made:
1.	One complete set of all Operations and Maintenance Manuals bound in notebooks with an index, as specified in the project manuals.

2.	Two sets of the contractor’s record set drawings on mylar reproducible form and in CADD form including architectural, structural, plumbing, fire protection, elevator, mechanical, and electrical drawings. The as-built must include and modifications made to the specifications, schedules and details and all changes initiated by requests for information and field orders.

3.	Copies of all building permits and certificates of occupancy, or other occupancy permits.

4.	Final Releases of Liens from the general contractor and all major subcontractors.

5.	One copy of all warranties bound in notebooks with a corresponding warranty log.

6.	One complete set of all approved submittals and shop drawings and a copy of the final submittal log if provided by the contractor.

7.	A complete list of all persons, including names, addresses, phone numbers and contact persons that will be providing warranty service during the warranty periods.

8.	One copy of NEBB certified air and water balancing reports.

9.	When the general contractor considers the work to be ready for final acceptance, written certification from the general contractor shall be submitted stating the following:
(a)	Work has been completed in accordance with the contract documents and Tenant Plans;

(b)	All punch list items and other deficiencies identified by the Certificate of Substantial Completion have been corrected;

(c)	Work has been inspected for compliance with the contract documents and Tenant Plans;

(d)	All mechanical and electrical equipment and systems have been tested in the presence of the Landlord’s representative and are operational; and

(e)	Record set drawings have been reviewed and are accurate.

SCHEDULE VII
LIST OF APPROVED CONTRACTORS
•	Rand Construction

•	Dietze Construction

•	Hitt Contracting

•	Davis Construction
Reston South of Market
ComScore Lease (Work Agreement)

EXHIBIT C
RULES AND REGULATIONS
     This Exhibit C is attached to and made a part of that Deed of Lease dated as of the                      day of                     , 2007 (“Lease”), between SOUTH OF MARKET, LLC, a Delaware limited liability company (“Landlord”), and COMSCORE, INC., a Delaware corporation (“Tenant”). Unless the context otherwise requires, the terms used in this Exhibit C that are defined in the Lease shall have the same meanings as provided in the Lease.
     The following rules and regulations have been formulated for the safety and well being of all tenants of the Building and to insure compliance with municipal and other requirements. Strict adherence by all tenants in the Building to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease (subject to the notice and cure period set forth in Section 19.1(b) of the Lease).
     The Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations in any particular instance, provided that (i) no waiver shall be effective unless signed by Landlord, or its authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation of complying with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant’s failure to comply with any rule or regulation.
     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, loading docks and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant’s premises. If a tenant’s premises are situated on the ground floor of the Building, the tenant thereof shall, at such tenant’s own expense, keep the sidewalks and curb directly in front of its premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.
Reston South of Market
ComScore, Inc. Lease

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion.
     3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public or common area halls, corridors or vestibules without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion.
     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances shall be thrown therein.
     5. There shall be no marking, painting, drilling into or defacement of the Building or any part of the Premises that is visible from public areas of the Building except as may be approved by Landlord in accordance with Article IX of the Lease. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord, which approval shall not unreasonably be withheld, conditioned or delayed. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.
     6. No bicycles or vehicles and no animals, birds or pets of any kind shall be brought into or kept in or about the Building or any tenant’s premises, except that this rule shall not prohibit the parking of bicycles or vehicles in the garage in the Building. No cooking or heating of food (other than the use of coffee machines, microwave ovens, and chafing dishes) shall be done or permitted by any tenant on its premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.
     7. No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.
     8. No tenant shall unreasonably disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.
Reston South of Market
ComScore, Inc. Lease

     9. Except specifically set forth in Article VI of the Lease, no flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the premises.
     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant (except those previously approved by Landlord), nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord’s approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant’s key system shall be separate from the rest of the Building.
     11. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.
     12. No tenant shall pay any employees on its premises, except those actually working for such tenant at the tenant’s premises.
     13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 7:30 a.m., Monday through Friday, and at any hour on Saturdays, Sundays, and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.
     14. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.
     15. Each tenant, before closing and leaving its premises any time shall endeavor to see that all lights are turned off.
     16. Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord form time to time or at such time as is agreed upon in advance by Landlord and Tenant.
     17. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
Reston South of Market
ComScore, Inc. Lease

     18. There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.
     19. Mats, trash or other objects shall not be placed in the public corridors of the Building.
     20. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant’s expense.
     21. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant’s own expense.
     22. The Building is a non-smoking facility. Landlord shall have the right from time to time in its sole discretion to establish “smoke-free” perimeters surrounding the Building entrances and exits (including the Parking Garage) within which smoking shall not be permitted.
Reston South of Market
ComScore, Inc. Lease

EXHIBIT D
FORM OF DECLARATION
     This Exhibit D is attached and made a part of that certain Lease dated as of the ___day of ___, 2007 (“Lease”), between SOUTH OF MARKET, LLC, a Delaware limited liability company (“Landlord”), and COMSCORE, INC., a Delaware corporation (“Tenant”). The terms used in this Exhibit D that are defined in the Lease shall have the same meanings as provided in the Lease. The Declaration to be executed by Landlord and Tenant pursuant to the Lease shall provide as follows:
     “This Declaration made as of the ___day of ___, 200___is being provided pursuant to the terms and provisions of that certain Lease dated ___, 2007 (“Lease”), between SOUTH OF MARKET, LLC, a Delaware limited liability company (“Landlord”), and ComScore, Inc., a Delaware corporation (“Tenant”). The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the same meanings set forth below for all purposes in the Lease:
          1. The Lease Commencement Date is ___, 20___.
          2. The initial term of the Lease shall expire on ___,20___.
          3. The number of square feet of rentable area in the Premises is ___.
          4. The annual base rent with respect to the Premises for the first Lease Year is an amount equal to ___Dollars ($___).
          5. As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.
          6. Attached to this Declaration is evidence of payment of all insurance required pursuant to Article XIII of the Lease.
          7. The monthly installment payable by Tenant to Landlord to reimburse Landlord for the Additional Improvements Allowance as required pursuant to Section 3.5 is ___Dollars ($___).
[Signature Page Follows]
Reston South of Market
ComScore, Inc. Lease

D-1

LANDLORD

SOUTH OF MARKET, LLC a Delaware limited liability company

By:

Name:

Title:

TENANT:

COMSCORE, INC. a Delaware corporation

By:

Name:

Title:

Reston South of Market
ComScore, Inc. Lease

D-2

EXHIBIT E
JANITORIAL SPECIFICATIONS
1. DAILY
a.	Empty and wipe wastebaskets and replace liners as required. Sanitize as necessary. Replace trash can whenever soiled.

b.	Sweep entire floor area, including all lobbies, emergency exists, and stairways. Damp mop or otherwise clean any floor area soiled due to spillage or other cause.

c.	Maintain lobbies to high standards at all times. Glass doors to be cleaned and all metal polished as required.

d.	Vacuum all carpeted areas including stairwells.

e.	Buff shine all hard surface floors. Stone floors to be cleaned in accordance with the attached maintenance instructions.

f.	Elevators to be thoroughly cleaned and wiped including tracks. Only one elevator may be taken out of service at any one time.

g.	Police sidewalks, driveways, loading docks and grounds around building.

h.	Spot wash to remove smudges and marks from walls, doors, glass, and partitions as required.

i.	Clean and polish all drinking fountains.

j.	Carpet spotting throughout building to be done as necessary. Property Manager must preapprove any carpet spotting materials and no other carpet spotting materials will be allowed in the building.

k.	Dust all desk tops, table tops and incidental furniture.

l.	Damp wipe all telephones including dials and crevices.

m.	Clean and disinfect all toilet rooms and fixtures, and clean mirrors.

n.	Refill paper towel, toilet paper and soap dispensing units. Empty and clean paper towel and sanitary napkin disposal receptacles.
Reston South of Market
ComScore, Inc. Lease

o.	During inclement weather, remove all dirt, mud and water from floors of lobbies.

Put out mats when required.

p.	Sanitize showers in fitness center and locker rooms.
2. WEEKLY
a.	Wipe clean all interior and exterior aluminum, stainless steel and other metals.

b.	Completely dust office with cloth, including tops of files, ledges, window sills, baseboards, chair rails, door louvers and trim.

c.	Damp wipe all desk tops, table tops and incidental furniture.
3. MONTHLY
a.	Damp mop and buff all hard surface floors including telephone and electrical closets.

b.	Strip, wax and polish floor areas receiving considerable traffic, such as aisles, coffee rooms, cafeterias, and reception areas.

c.	Machine scrub toilet room floors and completely disinfect all room surfaces. Clean floor drains.

d.	Dust all pictures, frames, charts, registered, molding, ledges, grills, exteriors of lighting fixtures, etc.

e.	Wash all stairwell landings and treads.

f.	Wash all interior glass walls and glass partitions.
4. QUARTERLY
a.	Wash all wastebaskets.

b.	Strip and refinish all hard surfaces floors not covered monthly.

c.	Wipe down all walls.

d.	Dust venetian blinds and window frames.
Reston South of Market
ComScore, Inc. Lease

e.	Thoroughly clean all elevator light fixtures and ledges.

f.	Vacuum and dust all books in place.

g.	Vacuum all upholstered furniture including each cushion.

h.	Vacuum and clean all air conditioning grills and wash as necessary.
5. SEMIANNUALLY
a.	Wipe down all exposed piping in stairwells and common areas.
6. ANNUALLY
a.	Wash interior and lenses and all light fixtures.

b.	Clean all vertical surfaces not provided for above.

c.	Damp wash all venetian blinds.
     The foregoing janitorial specifications are subject to adjustment from time to time if in Landlord’s good faith judgment, modifications thereto would improve the delivery of such services to the Building.
Reston South of Market
ComScore, Inc. Lease

EXHIBIT F
ACCEPTABLE FORM OF LETTER OF CREDIT
Irrevocable Letter of Credit No.:
                                        , 20
[                                                            ]
c/o Boston Properties
901 New York Avenue, N.W.
Suite 400
Washington, D.C. 20001
Attn: Regional General Counsel
Account Party:
Beneficiary: [                                        ], its transferees and assigns
Amount: $                                         U.S. Dollars
Expiration Date:                                        ,
Ladies and Gentlemen:
     We hereby issue this irrevocable, unconditional letter of credit number                     (“Credit”) in your favor, payable in immediately available funds in one or more draws of any sum or sums not exceeding in the aggregate                                                              dollars ($                                         ), by your draft(s) at sight presented at                                                             , substantially in the form of the draft attached hereto as Attachment I and incorporated herein by this reference.
     This Credit shall be automatically renewed from year to year commencing on the first anniversary of the date hereof unless we shall give thirty (30) days’ prior written notice to Beneficiary, by certified mail, return receipt requested, at the address set forth above or at such other address as provided in writing by Beneficiary, of our intent not to renew this Credit at the expiration of such thirty (30) day period. During such thirty (30) day period, this Letter of Credit shall remain in fill force and effect and Beneficiary may draw up to the full amount hereof in accordance with the terms hereof
     We will accept any and all such representatives as authorized and any and all statements delivered hereunder as conclusive, binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, correctness, or validity thereof, and notwithstanding the claim in any person to the contrary.
Reston South of Market
ComScore, Inc. Lease

     Drafts presented under this Credit shall specify the number of this Credit as set forth above and shall be presented on or before the Expiration Date hereof (as it may have been extended from time to time).
     This Credit is assignable. and transferable and may be transferred one or more times, without charge to Beneficiary, upon our receipt of your written notice that an agreement has been executed to transfer or assign this Credit.
     We hereby engage with you that drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to us.
     This Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, or by any document, instrument, or agreement in which this Credit is referred to, or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.
     Except as otherwise expressly stated herein, this Credit is subject to the International Standby Practices ISP9S (International Chamber of Commerce Publication No. 590) and, to the extent not inconsistent therewith, the laws of the Commonwealth of Virginia, including without limitation, the Uniform Commercial Code in effect therein.

[BANK]
By:

Authorized Officer
Reston South of Market
ComScore, Inc. Lease

ATTACHMENT 1
FORM OF DRAFT
DRAFT

$

(Place, Date]
       At Sight

Pay to the Order of

[Name of Beneficiary]

[Dollar Amount of Drawl

Drawn under		Letter of Credit No.

[Issuing Bank]
     For value received and charge same to account of:

[Applicant/Account Party]
     The undersigned Beneficiary hereby certifies that it is entitled to draw the amount drawn hereunder pursuant to the terms of that certain Lease dated                     , between the referenced Account Party, as tenant, and the undersigned Beneficiary, as landlord.

[Beneficiary]
Reston South of Market
ComScore, Inc. Lease

EXHIBIT G
BUILDING’S LEGAL HOLIDAYS
New Year’s Day
President’s Day
Martin Luther King Day
Memorial Day
Independence Day
Labor Day
Columbus Day
Veteran’s Day
Thanksgiving Day
Christmas Day
Reston South of Market
ComScore, Inc. Lease
G-1

EXHIBIT H
POTENTIAL EXTERIOR SIGN LOCATIONS
Reston South of Market
ComScore, Inc. Lease
H-1

Exhibit H – Page 1 of 2
[GRAPHIC OMITTED]
Reston South of Market
ComScore, Inc. Lease
H-2

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), made and entered into as of this 23rd day of January, 2008 by and among COMSCORE, INC., a Delaware corporation, having an office at 11465 Sunset Hills Road, Suite 200, Reston, Virginia 20190 (“Tenant”), SOUTH OF MARKET LLC, a Delaware limited liability company, having an office at c/o Boston Properties Limited Partnership, 111 Huntington Avenue, Boston, Massachusetts 02199-7610 (the “Landlord”) and THE BANK OF NEW YORK, a New York corporation, having an office at One Wall Street, New York, New York 10286, as Administrative Agent for the benefit of the Lenders (each a “Lender” and collectively the “Lenders”) under that certain Construction Loan Agreement hereinafter defined (“Administrative Agent”).
W I T N E S S E T H
     WHEREAS, by Lease dated December 21, 2007 (hereinafter collectively referred to as the “Lease”), Landlord leased and rented to Tenant certain premises located at 11950 Democracy Drive, South of Market, Reston, Virginia (the “Property”), which Property is more particularly described in Exhibit A attached hereto and made a part hereof and
     WHEREAS, the Property is or is to be encumbered by a deed of trust or deeds of trust or other similar security agreement (collectively, the “Security Deed”) in favor of or to be assigned to Administrative Agent for the benefit of the Lenders pursuant to the terms of a Construction Loan Agreement dated as of November 21, 2006 by and among Landlord, Administrative Agent and the Lenders party thereto (the “Construction Loan Agreement”); and
     WHEREAS, Administrative Agent and the Lenders do not wish to make the loan or loans secured by the Security Deed or to consent to Tenant’s Lease, unless Tenant subordinates the Lease and Tenant’s rights thereunder to the lien and provisions of the Security Deed; and
     WHEREAS, pursuant to and under the terms set forth in the Security Deed, Landlord has assigned to Administrative Agent for the benefit of the Lenders all of its right, title and interest in the Lease and the rents payable thereunder to Administrative Agent for the benefit of the Lenders as security for the performance of Landlord’s obligations secured by the Security Deed; and
     WHEREAS, Tenant and Administrative Agent desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of this Subordination, Non-Disturbance and Attornment Agreement;
Reston South of Market
SNDA Form — ComScore Lease

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Tenant and Administrative Agent agree as follows:
     1. Subject to the terms of this Agreement, the Lease and the rights of Tenant thereunder are and at all times hereafter shall be subject and subordinate to the lien of the Security Deed and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby, and to any renewal, substitution, extension, modification, consolidation, spreader or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto, with the same force and effect as if the Security Deed had been executed, delivered and recorded prior to the execution and delivery of the Lease. In the event that Administrative Agent, the Lenders or any other person acquires title to the Property pursuant to the exercise of any remedy provided for in the Security Deed or by reason of the acceptance of a deed in lieu of foreclosure (the Administrative Agent, the Lenders and any other such person and their participants, successors and assigns being referred to herein as the “Purchaser”), provided that such Purchaser recognizes and takes subject to the terms of this Agreement, Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and subject to the proviso in Paragraph 2 of this Agreement, the Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Security Deed will govern with respect to the disposition of proceeds of insurance policies and condemnation awards.
     2. So long as the Lease is in full force and effect, the term of the Lease has commenced, the Tenant (or its affiliates, successors, assigns or sublessees) is in possession of the premises demised under the Lease, and Tenant is not in default under any provision of the Lease or this Agreement, and no event has occurred which has continued to exist for a period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant thereunder:
          (a) The right of possession of Tenant (or its affiliates, successors, assigns or sublessees) to the leased premises shall not be terminated or disturbed by any steps or proceedings taken by Administrative Agent or the Lenders in the exercise of any of its rights under the Security Deed;
          (b) The Lease shall not be terminated or affected by said exercise of any remedy provided for under the Security Deed, and Administrative Agent hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Security Deed or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.
     3. In no event shall Administrative Agent, the Lenders or any other Purchaser be:
Reston South of Market
SNDA Form — ComScore Lease

          (a) liable for any accrued obligation of, or any act or omission of, the Landlord or any prior landlord;
          (b) liable for the return of any security deposit which was delivered to Landlord, but which was not subsequently delivered to Administrative Agent, the Lenders or any other Purchaser;
          (c) subject to any offsets, defenses or counterclaims which the Tenant might have against Landlord or any prior landlord;
          (d) bound by any payment of rent or additional rent which Tenant might have paid to Landlord or any prior landlord for more than the current month; or
          (e) bound by any action listed in Paragraph 7(a) through (f) below made without Administrative Agent’s or such other Purchaser’s prior written consent.
     4. Prior to obtaining title to the Property by way of foreclosure, deed in lieu thereof, or otherwise, neither Administrative Agent nor the Lenders shall be obligated to undertake or complete any construction, renovation, addition or capital improvements to the Property or the premises demised under the Lease, nor to pay or reimburse the cost of any construction or other special landlord work (either presently underway or hereafter to be undertaken), nor to make any repairs to the Property or to the premises demised under the Lease as a result of any fire or other casualty or by reason of condemnation, and whether or not the same is set forth in the Lease or any other agreement, nor, so long as the Security Deed remains outstanding and unpaid, shall the proceeds of any insurance or condemnation awards be applied other than as provided for in the Security Deed and the Construction Loan Agreement.
     5. Tenant agrees to give prompt written notice to Administrative Agent of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless Administrative Agent has received said notice and has failed within thirty (30) days of the date of receipt thereof to cure Landlord’s default, or if the default cannot be cured within thirty (30) days, has failed to commence and to diligently pursue the cure of Landlord’s default which gave rise to such right of cancellation or abatement, provided that such cure is completed within ninety (90) days. Tenant further agrees to give such notices to any successor of Administrative Agent, provided that such successor shall have given written notice to Tenant of its acquisition of Administrative Agent’s interest in the Security Deed and designated the address to which such notices are to be sent.
     6. Tenant acknowledges that Landlord will execute and deliver to Administrative Agent for the benefit of the Lenders Assignments of Leases and Rents conveying the rentals under the Lease as additional security for the loan secured by the Security Deed, and Tenant hereby expressly consents to such Assignments.
Reston South of Market
SNDA Form — ComScore Lease

     7. Tenant agrees that it will not, without the prior written consent of Administrative Agent, do any of the following, and any such purported action without such consent shall be void as against Administrative Agent and the Lenders:
          (a) modify or amend in any material respect or terminate the Lease; or
          (b) enter into any extensions or renewals of the Lease which are not expressly contemplated by the terms of the Lease in such a way as to reduce the rent, accelerate rent payments, shorten the term of the lease, or change any renewal option; or
          (c) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof; or
          (d) tender or accept a surrender of the Lease; or
          (e) assign the Lease or sublet the premises demised under the Lease or any part thereof except pursuant to the provisions of the Lease; or
          (f) subordinate or permit subordination of the Lease to any lien other than the Security Deed.
     8. Landlord hereby irrevocably authorizes and directs Tenant to pay to Administrative Agent, or to such person or firm designated by Administrative Agent, all rent and other monies due and to become due to Landlord under the Lease after notice from Administrative Agent to Tenant that there has occurred and is continuing an Event of Default under the Security Deed. Tenant shall be entitled to rely upon any such notice received from Administrative Agent, and shall have no duty to inquire concerning the truth or efficacy of any such notice or to honor any contrary notice or demand received from Landlord. Tenant shall, after such notice from Administrative Agent, pay to Administrative Agent, or to such person or firm designated by Administrative Agent, all rent and other monies due and to become due to Landlord under the Lease. Such receipt of rent by Administrative Agent or any other party shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof; provided, however, that Landlord hereby agrees that any rent or other sums due from Tenant to Landlord under the Lease but which are paid to Administrative Agent or to any other party pursuant to this provision shall be recognized by Landlord as Tenant’s satisfaction of its obligation to pay such rent or other sums pursuant to the Lease. No person or entity who exercises a right, arising under the Security Deed or any assignment of the Lease, to receive the rents, additional rents or other sums payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease unless and until such person or entity acquires title to the Property.
     9. Tenant agrees that if Administrative Agent or the Lenders acquire title to the Property as a result of foreclosure of the Security Deed, the acceptance of a deed in lieu of such foreclosure,
Reston South of Market
SNDA Form — ComScore Lease

or obtaining control of the Property pursuant to the remedies contained in the Security Deed, the laws of the Commonwealth of Virginia or otherwise, Tenant shall have no recourse to any assets of Administrative Agent or any Lender other than the interest of such party in the Property.
     10. Tenant agrees to certify in writing to Administrative Agent, upon request, whether or not Tenant has any actual knowledge of any default on the part of Landlord exists under the Lease and the nature of any such default.
     11. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Administrative Agent such other instruments as Administrative Agent shall reasonably request in order to effectuate the provisions of this Agreement.
     12. From and after payment in full of the loan secured by the Security Deed and the recordation of a release or satisfaction thereof, without the transfer of the Property to Administrative Agent or the Lenders as a Purchaser, this Agreement shall become void and of no further force or effect.
     13. The term “Administrative Agent” as used herein shall include the successors and assigns of Administrative Agent and any person, party or entity which shall become the owner of the Property by reason of foreclosure of the Security Deed or the acceptance of a deed in lieu of a foreclosure of the Security Deed or otherwise. The term “Lenders” as used herein shall mean and include the present Lenders under the Construction Loan Agreement and any such Lender’s successors and assigns. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Deed.
     14. The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective participants, successors, and assigns, and, without limiting such, the agreements of Administrative Agent shall specifically be binding upon any Purchaser of the Property at foreclosure or at a sale under power.
     15. This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors.
     16. This Agreement may be signed in counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.
     17. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.
Reston South of Market
SNDA Form — ComScore Lease

     18. All notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by certified or registered mail, postage prepaid, return receipt requested, or nationwide commercial courier service, and addressed to the party as provided below or at such other place as such party may from time to time designate in a notice to the other parties. Any notice shall be effective three (3) business days after the letter transmitting such notice is certified or registered and deposited in the United States Mail, or, if delivery is by nationwide commercial courier service, one (1) business day after the letter transmitting such notice is delivered to such commercial courier service. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Administrative Agent shall be addressed as follows:

The Bank of New York, as Administrative Agent
One Wall Street — 21st Floor
New York, New York 10286
Attention:	Rick Laudisi
Managing Director
Real Estate Department
with a copy to:
Emmet, Marvin & Martin, LLP
120 Broadway
New York, New York 10271
Attention: Patrick A. McCartney, Esq.
     If given to Tenant shall be addressed as follows:
11465 Sunset Hills Road, Suite 200
Reston, Virginia 20190
Attention: General Counsel
with a copy to:
Hunton & Williams, LLP
951 East Byrd Street
Richmond, Virginia 23219
Attention: Michael E. Sievers, Esq.
     If given to Landlord shall be addressed as follows:
South of Market LLC
Reston South of Market
SNDA Form — ComScore Lease

c/o Boston Properties Limited Partnership
111 Huntington Avenue
Boston, Massachusetts 02199-7610
Attention: General Counsel
     19. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Virginia (without regard to conflict of law provisions thereof).
(balance of page left intentionally blank)
Reston South of Market
SNDA Form — ComScore Lease

     IN WITNESS WHEREOF, Tenant, Landlord and Administrative Agent have caused this Agreement to be executed as of the day and year first above written.

TENANT:
COMSCORE, INC. a Delaware corporation
By:
Name:
Title:

COMMONWEALTH/STATE OF	)

	)	ss.

CITY/COUNTY OF	)

     The foregoing instrument was acknowledged before me on this ___ day of                     , by                     , the                      of                     , a                      , on behalf of said                     .

NOTARY PUBLIC
     My Commission Expires:
     [SEAL]
Reston South of Market
SNDA Form — ComScore Lease

ADMINISTRATIVE AGENT:
THE BANK OF NEW YORK, as Administrative Agent
By:
Name:
Title:

COMMONWEALTH/STATE OF	)

	)	ss.

CITY/COUNTY OF	)

     The foregoing instrument was acknowledged before me on this                      day of                     , 20, by                     , the                      of                     , a                      , on behalf of said                     .

NOTARY PUBLIC
     My Commission Expires:
     [SEAL]
Reston South of Market
SNDA Form — ComScore Lease

LANDLORD:
SOUTH OF MARKET LLC, a Delaware limited liability company
By:	Boston Properties Limited Partnership, a Delaware limited partnership, its Sole Member and Manager

By: Boston Properties, Inc., a Delaware corporation, its Sole General Partner

By:
Name:
Title:

COMMONWEALTH/STATE OF	)

	)	ss.
CITY/COUNTY OF	)

     The foregoing instrument was acknowledged before me on this                      day of                     , 20___, by                    , the                      of                     , on behalf of said

NOTARY PUBLIC
     My Commission Expires:
     [SEAL]
Reston South of Market
SNDA Form — ComScore Lease

Exhibit A
Legal Description
PARCEL ONE
     All that certain piece or parcel of land, together with the improvements thereon appurtenances thereunto belonging, lying, situate and being in Fairfax County, Virginia, being described as follows:
     Block 14, Section 91A, Reston, as per Deed of Resubdivision recorded in Deed Book 11636 at page 1936, and shown on the plat attached thereto, being more particularly described as follows:
     Beginning at a point being on the southern line of Market Street, private street, 37 feet wide, said point being the end of an arc coming from the east side of Explorer Street, private street, having a radius of 34.50 feet and a length of 54.19 feet; thence departing said point and running with the southern line of said Market Street, private street
     Due east, 395.00 feet to a point;
     54.19 feet along the arc of a curve to the right, having a radius of 34.50 feet and a chord bearing and distance south 45°00’00” east 48.79 feet to a point being on the western line of Library Street, private street; thence running with said Library Street
     Due south, 212.00 feet to a point; thence
     30.63 feet along the arc of a curve to the right, having a radius of 19.50 feet and a chord bearing and distance of south 45°00’00” west 27.58 feet to a point on the northern line of Democracy Drive, private street; thence running with the northern line of said Democracy Drive
     Due west, 410.00 feet to a point; thence
     54.19 feet along the arc of a curve to the right, having a radius of 34.50 feet and a chord bearing and distance of north 45°00’00” west 48.79 feet to a point being on the eastern line of said Explorer Street; thence running with said Explorer Street
     Due north, 197.00 feet to a point; thence
     54.19 feet along the arc of a curve to the right, having a radius of 34.50 feet and a chord bearing and distance of north 45°00’00” east 48.79 feet to the point of beginning.
     Containing 122,576 square feet or 2.8 1396 acres, more or less.
     Tax Map Number 017-3-10-0014
Reston South of Market
SNDA Form — ComScore Lease

     TOGETHER WITH the non-exclusive easements benefiting the above-described property as contained in the Declaration of Covenants, Conditions and Restrictions dated August 5, 2003 and recorded in Deed Book 14907 at page 0603.
     TOGETHER WITH the easements benefiting the above-described property as contained in Deed of Easement and Agreement dated August 5, 2003, and recorded in Deed Book 14907 at page 610.
     TOGETHER WITH the easements benefiting the above-described property as set forth in Declaration of Easements by and between South of Market LLC and South of Market Garage LLC dated as of October 27, 2006, recorded November 22, 2006 in Deed Book 18931 at Page 0105.
     TOGETHER WITH the easements in favor of the above-described property as set forth in Declaration of Easements by and between South of Market LLC, South of Market Garage LLC, and Two Freedom Square, L.L.C., dated as of October 27, 2006, recorded November 22, 2006 in Deed Book 18931 at Page 0143 (herein “the Block 18A Easement”).
PARCEL TWO
     All that certain piece or parcel of land, together with the improvements thereon appurtenances thereunto belonging, lying, situate and being in Fairfax County, Virginia, being described as follows:
     Block 15, Section 91A, Reston, as per Deed of Resubdivision recorded in Deed Book 11636 at page 1936, and shown on the plat attached thereto, being more particularly described as follows:
     Beginning at a point being on the southern line of Democracy Drive, private street, said point being at the end of an arc coming from the east side of Explorer Street, private street, having a radius of 34.50 feet and a length of 54.19 feet; thence with said Democracy Drive
     Due east, 401.00 feet to a point; thence
     30.63 feet along the arc of a curve to the right, having a radius of 19.50 feet and a chord bearing and distance of south 45°00’00” east, 27.58 feet to a point being on the western line of Library Street, private street; thence running with said Library Street
     Due south, 174.76 feet to a point; thence
     26.51 feet along the arc of a curve to the right, having a radius of 34.50 feet and a chord bearing and distance of south 22°00’42” west, 25.86 feet to a point being on the northern line of Bluemont Way, Route 7199, width varies, as recorded in Deed Book 7683 at page 504; thence running with said Bluemont Way
Reston South of Market
SNDA Form — ComScore Lease

     182.06 feet along the arc of a curve to the right, having a radius of 2,003.21 feet and a chord bearing and distance of south 87°23’47” west, 182.00 feet to a point; thence
     Due west, 251.68 feet to a point; thence
     29.45 feet along the arc of a curve to the right, having a radius of 34.50 feet and a chord bearing and distance of north 24°27’03” west, 28.56 feet to a point being on the eastern line of Explorer Street; thence running with said Explorer Street
     Due north, 166.00 feet to a point; thence
     54.19 feet along the arc of a curve to the right, having a radius of 34.50 feet and a chord bearing and distance of north 45°00’00” east, 48.79 feet to the point of beginning
     Containing 101,973 square feet or 2.34098 acres, more or less.
     Tax Map Number 017-3-10-0015
Reston South of Market
SNDA Form — ComScore Lease